Exhibit 10.1

EXECUTION VERSION

FIFTH AMENDED AND RESTATED

CREDIT AGREEMENT

DATED AS OF DECEMBER 13, 2013,

AMONG

USA COMPRESSION PARTNERS, LP,

USAC LEASING 2, LLC;

AND

USAC OPCO 2, LLC

COLLECTIVELY, AS GUARANTOR,

USA COMPRESSION PARTNERS, LLC

AND

USAC LEASING, LLC,

COLLECTIVELY, AS BORROWER,

THE LENDERS PARTY HERETO FROM TIME TO TIME,

AND

JPMORGAN CHASE BANK, N.A.,

AS AGENT AND LC ISSUER,

J.P. MORGAN SECURITIES LLC,

AS LEAD ARRANGER AND SOLE BOOK RUNNER,

WELLS FARGO BANK, N.A.,

AS DOCUMENTATION AGENT,

AND

REGIONS BANK,

AS SYNDICATION AGENT

i

5.2.	Authorization and Validity	54
5.3.	No Conflict; Government Consent	55
5.4.	Security Interest in Collateral	55
5.5.	Financial Statements	55
5.6.	Material Adverse Change	55
5.7.	Taxes	56
5.8.	Litigation and Contingent Obligations	56
5.9.	Capitalization and Subsidiaries	56
5.10.	ERISA	56
5.11.	Accuracy of Information	56
5.12.	Names; Prior Transactions	56
5.13.	Regulation U	57
5.14.	Material Agreements	57
5.15.	Compliance With Laws	57
5.16.	Ownership of Properties	57
5.17.	[Reserved]	57
5.18.	Environmental Matters	57
5.19.	Investment Company Act	57
5.20.	[Reserved]	58
5.21.	Bank Accounts	58
5.22.	Indebtedness	58
5.23.	Affiliate Transactions	58
5.24.	Real Property; Leases	58
5.25.	Intellectual Property Rights	58
5.26.	Insurance	58
5.27.	Solvency	58
5.28.	[Reserved]	59
5.29.	Post-Retirement Benefits	59
5.30.	Common Enterprise	59
5.31.	Reportable Transaction	59
5.32.	Labor Disputes	59
5.33.	Sanctions Laws and Regulations	60

ARTICLE VI COVENANTS		60

6.1.	Financial and Collateral Reporting	60
6.2.	Use of Proceeds	63
6.3.	Notices	63
6.4.	Conduct of Business	64
6.5.	Taxes	65
6.6.	Payment of Indebtedness and Other Liabilities	65
6.7.	Insurance	65
6.8.	Compliance with Laws	67
6.9.	Maintenance of Properties and Intellectual Property Rights	67
6.10.	Inspection	67
6.11.	Appraisals	68
6.12.	Communications with Accountants	68
6.13.	Collateral Access Agreements and Real Estate Purchases	68
6.14.	Deposit Account Control Agreements	69
6.15.	Additional Collateral; Further Assurances	69

6.16.	Dividends	70
6.17.	Indebtedness	71
6.18.	Line of Business	73
6.19.	Merger	73
6.20.	Sale of Assets	73
6.21.	Investments and Acquisitions	74
6.22.	Liens	75
6.23.	Change of Name or Location; Change of Fiscal Year	76
6.24.	Affiliate Transactions	76
6.25.	Amendments to Agreements	77
6.26.	Prepayment of Indebtedness; Subordinated Indebtedness	77
6.27.	Financial Contracts	77
6.28.	Purchase of Compressors	77
6.29.	Financial Covenants	78
6.30.	Depository Banks	78
6.31.	[Reserved]	78
6.32.	Sale of Accounts	78
6.33.	Master Service Agreement and Related Contracts	79
6.34.	Delivery of Service Agreements and Related Contracts to Agent	79
6.35.	Sanctions Laws and Regulations	79

ARTICLE VII DEFAULTS		79

ARTICLE VIII REMEDIES; WAIVERS AND AMENDMENTS		82

8.1.	Remedies	82
8.2.	Waivers by Loan Parties	83
8.3.	Amendments	84
8.4.	Preservation of Rights	85

ARTICLE IX GENERAL PROVISIONS		85

9.1.	Survival of Representations	85
9.2.	Governmental Regulation	85
9.3.	Headings	85
9.4.	Entire Agreement	85
9.5.	Several Obligations; Benefits of this Agreement	86
9.6.	Expenses; Indemnification	86
9.7.	Numbers of Documents	88
9.8.	Accounting	88
9.9.	Severability of Provisions	88
9.10.	Nonliability of Lenders	88
9.11.	Confidentiality	88
9.12.	Nonreliance	89
9.13.	Disclosure	89
9.14.	Patriot Act Notice	89

ARTICLE X THE AGENT		90

10.1.	Appointment; Nature of Relationship	90
10.2.	Powers	90
10.3.	General Immunity	90
10.4.	No Responsibility for Credit Extensions, Recitals, etc.	90

10.5.	Action on Instructions of the Lenders	91
10.6.	Employment of Agents and Counsel	91
10.7.	Reliance on Documents; Counsel	91
10.8.	Agent’s Reimbursement and Indemnification	91
10.9.	Notice of Default	92
10.10.	Rights as a Lender	92
10.11.	Lender Credit Decision	92
10.12.	Successor Agent	92
10.13.	Delegation to Affiliates	93
10.14.	Execution of Loan Documents	93
10.15.	Collateral Matters	93
10.16.	Co-Agents, Documentation Agent, Syndication Agent, etc.	95

ARTICLE XI SETOFF; RATABLE PAYMENTS		95

11.1.	Setoff	95
11.2.	Ratable Payments	95

ARTICLE XII BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS		95

12.1.	Successors and Assigns	95
12.2.	Participations	96
12.3.	Assignments	97
12.4.	Dissemination of Information	98
12.5.	Tax Treatment	98
12.6.	Assignment by LC Issuer	98
12.7.	Assignment by Swingline Lender	98

ARTICLE XIII NOTICES		99

13.1.	Notices; Effectiveness; Electronic Communication	99
13.2.	Change of Address, Etc.	100

ARTICLE XIV COUNTERPARTS ARTICLE XV GUARANTY		100

ARTICLE XV GUARANTY		100

15.1.	Guaranty	100
15.2.	Guaranty of Payment	100
15.3.	No Discharge or Diminishment of Guaranty	100
15.4.	Defenses Waived	101
15.5.	Rights of Subrogation	102
15.6.	Reinstatement; Stay of Acceleration	102
15.7.	Information	102
15.8.	Termination	102
15.9.	Taxes	102
15.10.	Severability	103
15.11.	Contribution	103
15.12.	Lending Installations	103
15.13.	Liability Cumulative	103
15.14.	Keepwell	104

ARTICLE XVI CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL		104

16.1.	CHOICE OF LAW	104
16.2.	CONSENT TO JURISDICTION	104
16.3.	WAIVER OF JURY TRIAL	104

ARTICLE XVII MISCELLANEOUS		104

17.1.	AMENDMENT AND RESTATEMENT	104
17.2.	RELEASE	105

ARTICLE XVIII		105

JOINT AND SEVERAL LIABILITY		105
18.1.	Cross-Guaranty	105
18.2.	Waivers By Borrower	106
18.3.	Benefit of Guaranty	107
18.4.	Waiver of Subrogation, Etc	107
18.5.	Election of Remedies	107
18.6.	Limitation	107
18.7.	Contribution With Respect To Guaranty Obligations	108
18.8.	Liability Cumulative	108
18.9.	Structure of Credit Facility	109

v

EXHIBITS

EXHIBIT A.	FORM OF EURODOLLAR BORROWING NOTICE
EXHIBIT B.	FORM OF CONVERSION/CONTINUATION NOTICE
EXHIBIT C.	REVOLVING NOTE
EXHIBIT D.	FORM OF OPINION
EXHIBIT E.	COMPLIANCE CERTIFICATE
EXHIBIT F.	JOINDER AGREEMENT
EXHIBIT G.	ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT H.	BORROWING BASE CERTIFICATE
EXHIBIT I.	FORM OF TOTAL COMMITMENT INCREASE CERTIFICATE
EXHIBIT J.	FORM OF ADDITIONAL LENDER CERTIFICATE

SCHEDULES

SCHEDULE A	COMMITMENT SCHEDULE
SCHEDULE B	PRICING SCHEDULE
SCHEDULE 1	DESCRIPTION OF SPECIFIED IPO TRANSACTIONS
SCHEDULE 4.1	CERTAIN COLLATERAL LOCATIONS
SCHEDULE 5.8	LITIGATION AND CONTINGENT OBLIGATIONS
SCHEDULE 5.9	CAPITALIZATION AND SUBSIDIARIES
SCHEDULE 5.12	NAMES; PRIOR TRANSACTIONS
SCHEDULE 5.14	MATERIAL AGREEMENTS
SCHEDULE 5.16	OWNERSHIP OF PROPERTIES
SCHEDULE 5.22	INDEBTEDNESS
SCHEDULE 5.23	AFFILIATE TRANSACTIONS
SCHEDULE 5.24	REAL PROPERTY; LEASES
SCHEDULE 5.25	INTELLECTUAL PROPERTY RIGHTS
SCHEDULE 5.26	INSURANCE
SCHEDULE 5.32	LABOR MATTERS
SCHEDULE 6.21	OTHER INVESTMENTS
SCHEDULE 6.22	LIENS
SCHEDULE 6.24	AFFILIATED TRANSACTIONS

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

This FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (as may be amended, restated, supplemented, or otherwise modified from time to time, this “Agreement”), dated as of December 13, 2013 (the “Closing Date”), is among USA COMPRESSION PARTNERS, LP, a Delaware limited partnership (“Holdings”), USAC OPCO 2, LLC, a Texas limited liability company (“USAC OpCo 2”) and USAC LEASING 2, LLC,  a Texas limited liability company (“USAC Leasing 2”), as Guarantors (as defined below), USA COMPRESSION PARTNERS, LLC, a Delaware limited liability company (“USA Compression Partners”) and USAC LEASING, LLC, a Delaware limited liability company (“USAC Leasing”), as Borrowers (as defined below), the Lenders (as defined below) party hereto from time to time, JPMORGAN CHASE BANK, N.A., a national banking association, as an LC Issuer and as Agent (as each term is defined below), WELLS FARGO BANK, N.A., as Documentation Agent (as defined below), and REGIONS BANK, as Syndication Agent (as defined below).

RECITALS

WHEREAS, Holdings, Borrower, Agent, Documentation Agent, Syndication Agent, and certain of the Lenders are parties to that certain Fourth Amended and Restated Credit Agreement, dated as of June 1, 2012, as amended by that certain First Amendment to Fourth Amended and Restated Credit Agreement, dated December 10, 2012 (the “Original Credit Agreement”);

WHEREAS, pursuant to (i) that certain Joinder Agreement, dated as of August 30, 2013, by and between USAC Leasing 2 and JPMorgan Chase Bank, N.A., USAC Leasing 2 joined the Original Credit Agreement and the other Loan Documents as a Loan Party and Guarantor and (ii) that certain Joinder Agreement, dated as of August 30, 2013, by and between USAC OpCo 2 and JPMorgan Chase Bank, N.A., USAC OpCo 2 joined the Original Credit Agreement and the other Loan Documents as a Loan Party and Guarantor;

WHEREAS, the Obligations (as defined in the Original Credit Agreement, hereinafter, the “Existing Obligations”) of Borrower and the other Loan Parties under the Original Credit Agreement and the Collateral Documents (as defined in the Original Credit Agreement, such Collateral Documents hereinafter the “Existing Collateral Documents”) are secured by certain collateral (hereinafter called the “Existing Collateral”) and are guaranteed or supported or otherwise benefited by the Existing Collateral Documents.

WHEREAS, the Borrower has now requested that the Lenders further amend, restate, modify, extend, renew and restructure the loans made pursuant to the Original Credit Agreement;

WHEREAS, the parties hereto intend that (a) the Existing Obligations which remain unpaid and outstanding as of the Closing Date (which shall include, without limitation, the Loans outstanding on the Closing Date under the Original Credit Agreement) shall continue to exist under this Agreement on the terms set forth herein, (b) the loans under the Original Credit Agreement, outstanding as of the Closing Date shall be Loans under and as defined in this Agreement on the terms set forth herein, (c) any letters of credit outstanding under the Original Credit Agreement, outstanding as of the Closing Date shall be Letters of Credit under this Agreement on the terms set forth herein, and (d) the Existing Collateral and the Existing Collateral Documents shall continue to secure, guarantee, support and otherwise benefit the Existing Obligations as well as the other Secured Obligations of Borrower and the other Loan Parties under this Agreement, in each case, on and subject to the terms and conditions of this Agreement; and

NOW THEREFORE, in consideration of these premises and the terms and conditions set forth in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do  hereby amend and completely restate the Original Credit Agreement, effective as of the Closing Date as defined below, and do hereby agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Account” shall have the meaning given to such term in the Security Agreement.

“Account Debtor” means any Person obligated on an Account.

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the Closing Date, by which any Loan Party (a) acquires any assets, going business or all or substantially all of the assets of any Person or division or line of business of a Person, whether through purchase of assets, merger or otherwise, or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Capital Stock of a Person which has ordinary voting power for the election of directors or other similar management personnel of a Person (other than Capital Stock having such power only by reason of the happening of a contingency) or a majority of the outstanding Capital Stock of a Person.

“Act” is defined in Section 9.14.

“Activation Event” means such time as (i) Availability is less than $20,000,000, or (ii) a Default shall have occurred.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period or for any ABR Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of one percent (1.0%)) equal to (a) the LIBO Rate for such Interest Period, multiplied by (b) the Statutory Reserve Rate.

“Advance” means a borrowing hereunder, (a) made by some or all of the Lenders on the same Borrowing Date, or (b) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period.  The term Advance shall include Swingline Loans, Non-Ratable Loans and Protective Advances unless otherwise expressly provided.

“Affected Lender” is defined in Section 3.7.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person.  A Person shall be deemed to control another Person if the controlling Person owns twenty percent (20.0%) or more of any class of the voting Capital Stock (other than common limited partnership units) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Capital Stock, by contract or otherwise.

“Agent” means JPMorgan Chase Bank, N.A., in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

“Aggregate Commitment” means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof, which Aggregate Commitment shall on Closing Date be in the amount of $850,000,000, which may be subsequently increased pursuant to the terms and conditions set forth herein, by an amount up to $100,000,000 as a result of the occurrence of a Commitment Adjustment Event.

“Aggregate Credit Exposure” means, at any time, the aggregate of the Credit Exposure of all the Lenders.

“Agreement” has the meaning provided for such term in the introductory paragraph hereto.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day, plus one-half of one percent (0.5%), and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day), plus one percent (1%) (without any rounding).  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.  If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 3.3 hereof, then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction concerning or relating to bribery or corruption, but only to the extent applicable to the Loan Parties and each Affiliate thereof from time to time.

“Applicable Fee Rate” means 0.375% per annum with respect to the Available Commitment.

“Applicable Margin” means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

“Appraised Value Report” means any report on the Borrower’s Compression Units prepared by the Approved Appraiser on a basis satisfactory to the Agent (which basis, in the absence of a Default or Unmatured Default that is continuing, shall for all purposes be the Net Orderly Liquidation Value thereof), whether delivered pursuant to Section 6.1(e) or Section 6.11.

“Approved Appraiser” means Great American Group or such other reputable firm of independent professional appraisers as may be selected from time to time by the Borrower and approved and engaged by the Agent or the Required Lenders, which approval shall not be unreasonably withheld.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means J.P. Morgan Securities Inc., and its successors, in its capacity as Lead Arranger and Sole Book Runner.

“Article” means an article of this Agreement unless another document is specifically referenced.

“Assignment Agreement” is defined in Section 12.3(a).

“Authorized Individual” means any Authorized Officer, the controller of the Borrower, or any other employee of Borrower designated in writing delivered to Agent and signed by at least two (2) Authorized Officers, acting singly.

“Authorized Officer” means the Chairman or the President and Chief Executive Officer, or Chief Financial Officer of the Borrower, or any other officer designated in writing delivered to the Agent and signed by the board of managers of the Managing General Partner of the Borrower, acting singly.

“Availability” means, at any time, an amount equal to the lesser of (a) the Commitment, and (b) the Borrowing Base, in each case, minus the Aggregate Credit Exposure.

“Availability Period” means the period from and including the Closing Date to but excluding the Facility Termination Date.

“Available Cash” has the meaning specified in the Partnership Agreement.

“Available Commitment” means, at any time, the Commitment then in effect, minus the Aggregate Credit Exposure at such time.

“Banking Services” means each and any of the following bank services provided to any Loan Party by JPMorgan Chase Bank, N.A. or any of its Affiliates or any Lender: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Obligations” of the Loan Parties means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Banking Services Reserves” means all Reserves which the Agent from time to time establishes in its Permitted Discretion for Banking Services then provided or outstanding.

“Bankruptcy Code” means Title 11 of the U.S. Code (11 U.S.C. § 101 et seq.) as amended, reformed, or otherwise modified from time to time, and any rule or regulation issued thereunder.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means individually and collectively, jointly and severally, USA Compression Partners, USAC Leasing, and their successors and assigns.

“Borrower Materials” is defined in Section 6.10(b).

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (b) a Swingline Loan, (c) a Protective Advance and (d) a Non-Ratable Loan.

“Borrowing Base” means, at any time, the sum of (a) up to eighty-five percent (85%) of Borrower’s Eligible Accounts at such time, plus (b) up to fifty percent (50%) of Borrower’s Eligible Inventory (excluding Eligible Compression Units, Eligible Finished Goods Inventory and Eligible Heavy Component Inventory), valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time, plus (c) up to the Compression Units Advance Rate Percentage of the book value of Borrower’s Eligible Compression Units, plus (d) up to eighty percent (80%) of Borrower’s Eligible Finished Goods Inventory and Eligible Heavy Component Inventory valued at cost (excluding tooling and set-up costs, sales taxes and other soft costs), determined on a first-in-first-out basis, at such time, minus (e) Reserves.  The Agent may, in its Permitted Discretion, upon the occurrence and during the continuance of an Unmatured Default or

Default, reduce the advance rates set forth above or reduce one or more of the other elements used in computing the Borrowing Base.

“Borrowing Base Certificate” means a certificate, signed by an Authorized Officer of the Borrower, in the form of Exhibit H or another form which is acceptable to the Agent in its sole discretion.

“Borrowing Date” means a date on which an Advance or a Loan is made hereunder.

“Borrowing Notice” is defined in Section 2.1.1(b).

“Budget” means an annual budget of the Borrower setting forth in reasonable detail, the projected plan and forecast (including projected consolidated balance sheet, income statement and funds flow statement) of the Borrower for each quarter of the following Fiscal Year.

“Business Day” means (a) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in New York City for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in U.S. dollars are carried on in the London interbank market and (b) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in New York City for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

“Capital Expenditures” means, for any period, all expenditures (whether paid in cash or accrued as a liability, including the portion of Capital Lease Obligations originally incurred during such period that are capitalized on the consolidated balance sheet of the Borrower) by the Borrower and its Subsidiaries during such period that, in conformity with GAAP, are included in “capital expenditures,” “additions to property, plant or equipment” or comparable items in the consolidated financial statements of the Borrower, but excluding (a) expenditures for the restoration, repair or replacement of any fixed or capital asset that was destroyed or damaged, in whole or in part, in an amount equal to any insurance proceeds received in connection with such damage or destruction, and (b) any expenditures made or incurred with proceeds of the Designated Contribution Amount.

“Capital Stock” means any and all corporate stock, units, shares, partnership interests, membership interests, equity interests, rights, securities, or other equivalent evidences of ownership (howsoever designated) issued by any Person.

“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Capitalized Lease Obligations” of a Person means the aggregate amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

“Cash Equivalent Investments” means (a) short-term obligations of, or fully guaranteed by, the U.S., (b) commercial paper rated A-1 or better by S&P or P-1 or better by Moody’s, (c) demand deposit accounts maintained in the ordinary course of business with any domestic office of any commercial bank organized under the laws of the U.S. or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000, and (d) certificates of deposit issued by and time deposits with any domestic office of any commercial bank organized under the laws of the U.S. or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000; provided that, in each case, the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

“Caterpillar Lease” means that certain Amended and Restated Master Lease Agreement, dated as of October 30, 2009, by and among Caterpillar Financial Services Corporation and the Loan Parties, as amended prior to the Closing Date.

“Change in Control” means (a) Riverstone Holdings and/or one or more of its Affiliates shall cease to own, free and clear of all Liens or other encumbrances (other than Permitted Liens which are inchoate liens arising by operation of law for which amounts are not yet due and owing), control, and manage directly or indirectly at least fifty and one-tenth of one percent (50.1%) of the outstanding voting Capital Stock of the Managing General Partner on a fully diluted basis; (b) a sale, transfer or other disposition of all or substantially all of the assets of any Borrower (other than a sale, transfer or other disposition to another Borrower permitted pursuant to Section 6.20(e) hereof); (c) Managing General Partner ceases to be the General Partner (as such term is defined in the Partnership Agreement) of Holdings with substantially the same rights and powers as set forth in the Partnership Agreement as of the Closing Date or (d) the failure of Holdings (or, subject to the proviso below, another Person controlled directly or indirectly by Riverstone Holdings, so long as the Borrower has given Agent ten (10) Business Days’ prior written notice of such substitution (a “Substitute Control Person”)) to own, control and manage, directly or indirectly, one hundred percent (100%) of the membership interests or other equity interests of each Loan Party existing on the Closing Date (other than Holdings); provided that, as applicable, clause (d) above shall not be violated and shall thereafter apply to such Substitute Control Person(s), so long as Holdings and/or such other Substitute Control Person has, immediately upon the occurrence of such substitution, has taken all necessary or appropriate steps requested by Agent to ensure that at all times Agent has the same credit support and security package (i.e. a pledge agreement, security agreement and guaranty) from Holdings and such Substitute Control Person.

“Change in Law” means the occurrence, after the date of the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” means the date each of the conditions set forth in Section 4.1 are satisfied.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any rule or regulation issued thereunder.

“Collateral” means any and all Property (other than real Property) covered by the Collateral Documents and any and all other Property (other than real Property) of any Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of itself and the Lenders, to secure the Secured Obligations.

“Collateral Access Agreement” means any landlord waiver or other agreement, in form and substance satisfactory to the Agent, between the Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any Loan Party for any real Property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, or otherwise modified from time to time.

“Collateral Assignment of Contracts” means the assignment of representations, warranties, covenants, indemnities and rights to the Agent, in respect of the Loan Parties’ rights under that certain Escrow Agreement executed in connection with the Riverstone Acquisition delivered on the Original Closing Date.

“Collateral Documents” means, collectively, the Security Agreement, the Pledge Agreement, and any other documents intended to create, perfect or evidence Liens upon the Collateral as security for payment of the Secured Obligations.

“Collateral Shortfall Amount” is defined in Section 2.1.2(l).

“Commitment” means, for each Lender, the obligation of such Lender to make Loans to, and participate in Facility LCs issued upon the application of, the Borrower in an aggregate amount not exceeding the amount set forth in the Commitment Schedule attached hereto or as set forth in any Assignment Agreement that has become effective pursuant to Section 12.3(c), as such amount may be increased, subject to the terms and conditions set forth herein, as a result of a Commitment Adjustment Event or otherwise modified from time to time pursuant to the terms hereof.

“Commitment Adjustment Event” is defined in Section 2.1.1(a)(ii).

“Commitment Schedule” means Schedule A attached hereto.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” is defined in Section 6.1(d).

“Compression Units” means Inventory of a Borrower consisting of completed Compressor Packages held by such Borrower, either (i) for rental to USA Compression Partner’s customers in the ordinary course of business, as evidenced by such Compressor Packages either then being or previously having been rented or leased by a customer or under an executory contract to rent or lease by a customer, or (ii) for use by USA Compression Partners in providing compression services to its customers in the ordinary course of business, as evidenced by such Compressor Packages either then being or previously having been used by USA Compression Partners in providing compression services under a service contract with a customer or designated by USA Compression Partners for use under an executory contract for services with a customer.  For avoidance of doubt, the term ‘Compression Units’ does not include any Inventory of a Borrower held by such Borrower for lease or rent to its Affiliate unless after giving effect to such lease or rent to such Affiliate such Inventory meets the requirement set forth in either subsection (i) or (ii) above.

“Compression Units Advance Rate Percentage” means, as of any date of determination, the lesser of (i) a fraction (stated as a percentage), the numerator of which is equal to eighty percent (80%) of the aggregate Net Orderly Liquidation Value of Borrower’s Compression Units (determined by reference to the Current Valuation Report), and the denominator of which is equal to the aggregate net book value of Borrower’s Compression Units as reflected in Borrower’s quarterly financial statements as of the Valuation Date of the Current Valuation Report, or (ii) one hundred percent (100%).  The Compression Units Advance Rate Percentage shall be calculated by Agent within five (5) Business Days after Agent has received both a Current Valuation Report and the Borrower’s quarterly financial statements as of the Valuation Date of such Current Valuation Report in accordance with this Agreement.  In the event that either such Current Valuation Report or such financial statements are not delivered when due, the Compression Units Advance Rate Percentage shall be determined by Agent in its Permitted Discretion.

“Compressor Packages” means natural gas compression equipment generally consisting of an engineered package of major serial numbered components including an engine, compressor, compressor cylinders, natural gas and engine jacket cooler, control devices and ancillary piping mounted on a metal skid.

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

“Conversion/Continuation Notice” is defined in Section 2.7.

“Copyrights” shall have the meaning given to such term in the Security Agreement.

“Credit Exposure” means, as to any Lender at any time, the sum of (a) the aggregate principal amount of its Revolving Loans outstanding at such time, plus (b) an amount equal to its Pro Rata Share of the LC Obligations at such time, plus (c) an amount equal to its Pro Rata Share of the aggregate principal amount of Swingline Loans, Non-Ratable Loans and Protective Advances outstanding at such time.

“Credit Extension” means the making of an Advance or the issuance of a Facility LC hereunder.

“Credit Extension Date” means the Borrowing Date for an Advance or the issuance date for a Facility LC.

“Current Valuation Report” means, as of any date, the most recent Appraised Value Report delivered to Agent in accordance with this Agreement.

“Customer List” means a list of the Borrower’s customers, specifying each customer’s name, mailing address and phone number.

“Default” means an event described in Article VII.

“Defaulting Lender” means any Lender, as determined by the Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans within three (3) Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Agent, the LC Issuer, the Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit unless such Lender notifies Agent and Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied, (c) failed, within three (3) Business Days after request by the Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund (and is financially able to meet such obligations) prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans (provided that, such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the Borrower), (d) otherwise failed to pay over to the Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute, or (e)(i) become or is insolvent or has a parent company that has become or is insolvent, or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Deposit Account Control Agreement” means an agreement, in form and substance satisfactory to the Agent, among any Loan Party, a banking institution holding such Loan Party’s funds, and the Agent with respect to collection and control of all deposits and balances held in a deposit account maintained by any Loan Party with such banking institution.

“Designated Contribution Amount” means the aggregate amount of net cash proceeds from capital contributions made by a holder of Capital Stock of Holdings or any parent company of Holdings, and contributed by Holdings to the Borrower as common equity or in form reasonably acceptable to Agent and substantially concurrently utilized (without duplication) for Capital Expenditures.

“Document” shall have the meaning given to such term in the Security Agreement.

“Domestic Subsidiary” means any Subsidiary which is organized under the laws of the U.S. or any state of the U.S.

“DRIP” means the Distribution Reinvestment Plan and/or such other dividend reinvestment plan of Holdings that permits participants to acquire Capital Stock or other equity-linked securities of Holdings using cash on hand or the proceeds of dividends paid by Holdings.

“EBITDA” means, for any period, Net Income plus, to the extent deducted from revenues in determining Net Income, (a) Interest Expense, (b) expense for taxes paid or accrued, (c) depreciation, (d) amortization, (e) extraordinary losses (as determined in accordance with GAAP) incurred other than in the ordinary course of business, (f) [Reserved], (g) fees, expenses, and charges relating to any Permitted Acquisition, (h) fees and expenses in connection with the S&R Acquisition and the transactions relating thereto in an aggregate amount not to exceed $1,600,000, (i) fees and expenses in connection with the Riverstone Acquisition and the transactions relating thereto, including the amendment and/or amendment and restatements of the existing indebtedness of the Borrower, (j) reasonable fees and expenses  under the Partnership Agreement in an aggregate amount not to exceed $2,000,000 in any Fiscal Year, (k) reasonable fees and expenses in connection with the Specified IPO Transactions, including termination payments related to interest rate swaps payable to the Agent, in an amount not to exceed $1,500,000, (l) non-cash goodwill and intangible asset impairment charges, (m) non-recurring cash charges in an aggregate amount not to exceed $5,000,000 in any Fiscal Year, (n) non-cash, share-based compensation in connection with the LTIP to certain executives and other key employees and in connection with the Class B Units of Riverstone Holdings, and (o) non-recurring, non-cash charges (provided that, any cash actually paid with respect to such non-cash charges shall be deducted from EBITDA when paid), minus, to the extent included in Net Income, extraordinary gains (as determined in accordance with GAAP) realized other than in the ordinary course of business, all calculated for Holdings and its Subsidiaries consolidated in accordance with GAAP.  EBITDA shall be calculated for each period on a pro forma basis to give effect to the Specified IPO Transactions, the termination of the Caterpillar Lease, and any Permitted Acquisition consummated at any time on or after the first day of the period thereof as if each such Specified IPO Transaction, termination or Permitted Acquisition had been effected on the first day of such period.  Such pro forma calculations shall be determined in good faith by an Authorized Officer of the Borrower.

“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the Securities and Exchange Commission.

“Eligible Accounts” means, at any time, the Accounts of the Borrower which the Agent determines in its Permitted Discretion are eligible as the basis for Credit Extensions hereunder.  Without limiting the Agent’s discretion provided herein, Eligible Accounts shall not include any Account:

(a)                                 which is not subject to a first priority perfected security interest in favor of the Agent;

(b)                                 which is subject to any Lien other than (i) a Lien in favor of the Agent and (ii) a Permitted Lien which does not have priority over the Lien in favor of the Agent;

(c)                                  with respect to which more than ninety (90) days have elapsed since the date of the original invoice therefor or which is more than sixty (60) days past the due date for payment;

(d)                                 which is owing by an Account Debtor for which more than fifty percent (50%) of the Accounts owing from such Account Debtor and its Affiliates are ineligible hereunder;

(e)                                  which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to the Borrower exceeds twenty-five percent (25%) of the aggregate Eligible Accounts;

(f)                                   with respect to which any covenant, representation, or warranty contained in this Agreement or in the Security Agreement has been breached or is not true in all material respects;

(g)                                  which (i) does not arise from the sale, lease or rental of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation satisfactory to the Agent which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon the Borrower’s completion of any further performance, or (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis, provided that, this subsection (g) shall not apply to any Accounts comprising, in the aggregate from time to time, not more than $5,000,000 of the Borrowing Base (or such other amount as determined by the Agent in its Permitted Discretion), which would otherwise constitute Eligible Accounts but for the fact that such Accounts were billed in advance in the ordinary course of business;

(h)                                 for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by the Borrower;

(i)                                     with respect to which any check or other instrument of payment has been returned uncollected for any reason;

(j)                                    which is owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) has had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws, (iv) has admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business;

(k)                                 which is owed by any Account Debtor which has sold all or a substantially all of its assets;

(l)                                     which is owed by an Account Debtor which (i) does not maintain its chief executive office in the U.S. or Canada (other than the Province of Newfoundland) or (ii) is not organized under applicable law of the U.S., any state of the U.S., Canada, or any province of Canada (other than the Province of Newfoundland) unless, in either case, such Account is backed either by a Letter of Credit acceptable to the Agent which is in the possession of the Agent or the payment of which is insured by an insurer organized under the laws of the U.S. and acceptable to Agent pursuant to an insurance policy acceptable to Agent that is assigned to Agent in a manner satisfactory to Agent;

(m)                             which is owed in any currency other than U.S. dollars;

(n)                                 which is owed by (i) any Governmental Authority of any country other than the U.S. unless such Account is backed by a Letter of Credit acceptable to the Agent which is in the possession of the Agent, or (ii) any Governmental Authority of the U.S., or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), and any other steps necessary to perfect the Lien of the Agent in such Account have been complied with to the Agent’s satisfaction;

(o)                                 which is owed by any Affiliate, employee, or director of any Loan Party;

(p)                                 which, for any Account Debtor, exceeds a credit limit determined by the Agent, to the extent of such excess;

(q)                                 which is owed by an Account Debtor or any Affiliate of such Account Debtor to which Borrower is indebted, but only to the extent of such indebtedness;

(r)                                    which is subject to any counterclaim, deduction, defense, setoff or dispute;

(s)                                   which is evidenced by any promissory note, chattel paper, or instrument (unless determined acceptable to Agent in its sole discretion);

(t)                                    which is owed by an Account Debtor located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit the Borrower to seek judicial enforcement in such jurisdiction of payment of such Account, unless the Borrower has filed such report or qualified to do business in such jurisdiction;

(u)                                 with respect to which the Borrower has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business; or

(v)                                 which the Agent determines may not be paid by reason of the Account Debtor’s inability to pay or which the Agent otherwise determines is unacceptable for any reason whatsoever.

In the event that an Account which was previously an Eligible Account ceases to be an Eligible Account hereunder, the Borrower shall notify the Agent thereof on and at the time of submission to the Agent of the next Borrowing Base Certificate.

“Eligible Compression Units” means, Eligible Inventory of Borrower consisting of Compression Units.

“Eligible Finished Goods Inventory” means, Eligible Inventory of Borrower consisting of Finished Goods Inventory.

“Eligible Heavy Component Inventory” means, Eligible Inventory of Borrower consisting of Heavy Component Inventory.

“Eligible Inventory” means, at any time, the Inventory of the Borrower which the Agent determines in its Permitted Discretion is eligible as the basis for Credit Extensions hereunder.  Without limiting the Agent’s discretion provided herein, Eligible Inventory shall not include any Inventory:

(a)                                 which is not subject to a first priority perfected Lien in favor of the Agent;

(b)                                 which is subject to any Lien other than (i) a Lien in favor of the Agent and (ii) a Permitted Lien which does not have priority over the Lien in favor of the Agent;

(c)                                  which is, in the Agent’s opinion, slow moving, obsolete, unmerchantable, defective, unfit for sale, lease, rental or its intended use, not salable at prices approximating at least the cost of such Inventory in the ordinary course of business or unacceptable due to age, type, category and/or quantity;

(d)                                 with respect to which any covenant, representation, or warranty contained in this Agreement or the Security Agreement has been breached or is not true in all material respects;

(e)                                  which does not conform to all standards imposed by any governmental authority;

(f)                                   which is not finished goods or which constitutes raw materials, spare or replacement parts (other than Eligible Heavy Component Inventory), subassemblies, packaging and shipping material, manufacturing supplies, display items, bill-and-hold goods, returned or repossessed goods, defective goods, goods held on consignment, or goods which are not of a type (i) held for sale, lease or rental or (ii) to be used to provide compression services, in each case, in the ordinary course of business;

(g)                                  which is not located in the U.S. or Canada or is in transit with a common carrier from vendors and suppliers;

(h)                                 which is located in any location leased by the Borrower unless (i) the lessor has delivered to the Agent a Collateral Access Agreement or (ii) a Reserve for rent, charges, and other amounts due or to become due with respect to such facility has been established by the Agent in its Permitted Discretion;

(i)                                     which is located in any third party warehouse or is in the possession of a bailee and is not evidenced by a Document, unless (i) such warehouseman or bailee has delivered to the Agent a Collateral Access Agreement and such other documentation as the Agent may require or (ii) an appropriate Reserve has been established by the Agent in its Permitted Discretion;

(j)                                    which is the subject of a consignment by the Borrower as consignor;

(k)                                 which is perishable;

(l)                                     which contains or bears any Intellectual Property Rights licensed to the Borrower unless the Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement;

(m)                             which is not reflected in a current perpetual report of property of the Borrower;

(n)                                 which is covered by a negotiable document of title, unless such document and evidence of acceptable insurance covering such Inventory have been delivered to Agent with all necessary endorsements, free and clear of all Liens, except those in favor of Agent;

(o)                                 which is not covered by casualty insurance reasonably acceptable to Agent; or

(p)                                 which the Agent otherwise determines is unacceptable for any reason whatsoever.

In the event that Inventory which was previously Eligible Inventory ceases to be Eligible Inventory hereunder, the Borrower shall notify the Agent thereof on and at the time of submission to the Agent of the next Borrowing Base Certificate.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (a) the protection of the environment, (b) the effect of the environment on human health, (c) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof or (e) occupational health and safety.

“Equipment” has the meaning specified in the Security Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with a Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the thirty (30) day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of any Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by any Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Borrower or any ERISA Affiliate of any notice, concerning the imposition upon any Borrower or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Eurodollar”, when used in reference to any Loan or Borrowing (except as otherwise provided in Section 2.12), refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Excluded Rate Management Obligation” means, with respect to any Guarantor, any Rate Management Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Rate Management Obligation (or any Guaranty thereof or such security interest in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an ECP at the time the Guaranty of such Guarantor or the grant of such security interest becomes or would become effective with respect to such Rate Management Obligation.  If a Rate Management Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Rate Management Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to the Agent, any Lender, the LC Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or any other jurisdiction as a result of such recipient engaging in a trade or business in such jurisdiction for tax purposes, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by a Borrower under Section 3.7), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 3.5(f), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.5(a), and (d) any United States withholding tax that is imposed as a result of such recipient’s failure to comply with the requirements of FATCA to establish an exemption from such withholding tax pursuant to FATCA.

“Exhibit” refers to an exhibit to this Agreement, unless another document is specifically referenced.

“Existing Collateral” shall have the meaning assigned to such term in the recitals hereto.

“Existing Collateral Documents” shall have the meaning assigned to such term in the recitals hereto.

“Existing Obligations” shall have the meaning assigned to such term in the recitals hereto.

“Facility” means the credit facility described in Section 2.1 hereof to be provided to the Borrower on the terms and conditions set forth in this Agreement.

“Facility LC” is defined in Section 2.1.2(a).

“Facility LC Application” is defined in Section 2.1.2(c).

“Facility LC Collateral Account” is defined in Section 2.1.2(j).

“Facility Termination Date” means December 13, 2018 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

“FATCA” means Section 1471 through 1474 of the Code as enacted as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations thereunder or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means that certain Fee Letter, dated as of the date hereof, by and among Borrower and Agent, as the same may be further amended, restated or otherwise modified from time to time.

“Financial Contract” of a Person means (a) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, or (b) any Rate Management Transaction.

“Finished Goods Inventory” means Inventory of Borrower consisting of completed Compressor Packages that are not Compression Units.

“Fiscal Month” means any of the monthly accounting periods of the Borrower.

“Fiscal Quarter” means any of the quarterly accounting periods of the Borrower, ending on March 31, June 30, September 30 and December 31 of each year.

“Fiscal Year” means any of the annual accounting periods of the Borrower ending on December 31 of each year.

“Fixtures” has the meaning specified in the Security Agreement.

“Floating Rate” means, for any day, a rate per annum equal to (a) the Alternate Base Rate for such day, plus (b) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.

“Floating Rate Advance” means an Advance which, except as otherwise provided in Section 2.12, bears interest at the Floating Rate.

“Floating Rate Loan” means a Loan which, except as otherwise provided in Section 2.12, bears interest at the Floating Rate.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Debt” shall mean, with respect to any Person, without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness, and specifically including Capitalized Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of any Borrower, the funded Obligations.  Funded Debt shall be calculated for each period on a pro forma basis to give effect to any debt incurred, assumed or permanently repaid or extinguished at any time during or subsequent to such period, but on or prior to the applicable date of determination in connection with the Specified IPO Transactions or any Permitted Acquisition.  Such pro forma calculations shall be determined in good faith by an Authorized Officer of the Borrower.

“Funding Account” is defined in Section 2.5.

“GAAP” means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.5.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guaranteed Obligations” is defined in Section 15.1.

“Guarantor” each Loan Party (other than the Borrower) and any other Person who becomes a Loan Party pursuant to a Joinder Agreement and their successors and assigns.

“Guaranty” means Article XV of this Agreement which may be executed by any Guarantor from time to time hereunder.

“Heavy Component Inventory” means, Inventory of Borrower consisting of engines, compressors, frames, cylinders, coolers, dehydration units, separators, generator sets, treating units, storage tanks and other field equipment or components used or usable in compression or other related midstream or station services, including such items which are finished components comprising work-in-process which when completed will constitute Finished Goods Inventory or a Compression Unit but excluding spare or replacement parts, Compression Units and Finished Goods Inventory.

“Highest Lawful Rate” shall mean, on any day, the maximum nonusurious rate of interest permitted for that day by applicable federal or Texas law stated as a rate per annum.  On each day, if any, that Chapter 303 of the Texas Finance Code, as amended (formerly TEX. REV. CIV. STAT. ANN. ART. 5069-1D.003) establishes the Highest Lawful Rate, such rate shall be the “indicated (weekly) rate ceiling” (as defined in Chapter 303 of the Texas Finance Code, as amended) for that day.”

“Holdings” has the meaning provided for such term in the introductory paragraph hereto.

“Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate”.

“Indebtedness” of a Person means such Person’s (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or other instruments, (e) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property or any other Off-Balance Sheet Obligations, (f) Capitalized Lease Obligations, (g) Contingent Obligations for which the underlying transaction constitutes Indebtedness under this definition, (h) the maximum available stated amount of all letters of credit or bankers’ acceptances created for the account of such Person and, without duplication, all reimbursement obligations with respect to letters of credit, (i) Rate Management Obligations, (j) obligations of such Person under any Sale and Leaseback Transaction, (k) obligations under any liquidated earn-out and (l) any other obligation for borrowed money or other financial accommodation which in accordance with GAAP would be shown as a liability on the consolidated balance sheet of such Person.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person holds a partnership interest) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Ineligible Institution” means a (a) natural person, (b) a Defaulting Lender, (c) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, such company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business or (d) a Loan Party or a Subsidiary or other Affiliate of a Loan Party.

“Intellectual Property Rights” means, with respect to any Person, all of such Person’s Patents, Copyrights, Trademarks, and Licenses, all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations and continuations-in-part of any of the foregoing, and all rights to sue for past, present, and future infringement of any of the foregoing.

“Interest Coverage Ratio” means, on any date, the ratio of (a) EBITDA for the period of three consecutive Fiscal Months ended on such date, multiplied by 4 to (b) Interest Expense for the period of three consecutive Fiscal Months ended on such date, multiplied by 4.

“Interest Expense” means, with reference to any period, the interest expense net of cash interest income of Holdings and its Subsidiaries (consolidated in accordance with GAAP) for such period, (including the cash equivalent of the interest expense associated with Capitalized Lease Obligations, but excluding (a) any upfront fees paid in connection with any debt facility or any bond issuance where the fees are paid from the proceeds of such debt, (b) Indebtedness or lease issuance costs which have to be amortized, (c) lease payments on any office equipment or real property, (d) any principal components paid on all lease payments, (e) gains, losses or other charges as a result of the early retirement of Indebtedness permitted hereunder and (f) any other non-cash interest expense).  Interest Expense shall be calculated for each period on a pro forma basis to give effect to any debt incurred, assumed or permanently repaid or extinguished during the relevant period in connection with the Specified IPO Transactions and any Permitted Acquisition consummated at any time on or after the first day of the period thereof as if each such incurrence, assumption, repayment or extinguishment had been effected on the first day of such period.  Such pro forma calculations shall be determined in good faith by an Authorized Officer of the Borrower.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided that, (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such

Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded upward to four decimal places) determined by the Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.  When determining the rate for a period which is less than the shortest period for which the LIBO Screen Rate is available, the LIBO Screen Rate for purposes of paragraph (a) above shall be deemed to be the overnight screen rate where “overnight screen rate” means the overnight rate determined by the Agent from such service as the Agent may select.

“Inventory” has the meaning specified in the Security Agreement.

“Investment” of a Person means any (a) loan, advance, extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person, (b) stocks, bonds, mutual funds, partnership interests, notes, debentures, securities or other Capital Stock owned by such Person, (c) any deposit accounts and certificate of deposit owned by such Person, and (d) structured notes, derivative financial instruments and other similar instruments or contracts owned by  such Person.

“Joinder Agreement” means a Joinder Agreement in substantially in the form of Exhibit F attached hereto.

“JPMorgan Chase Bank, N.A.” means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors.

“LC Fee” is defined in Section 2.10(b).

“LC Issuer” means JPMorgan Chase Bank, N.A. (or any subsidiary or Affiliate of JPMorgan Chase Bank, N.A. designated by JPMorgan Chase Bank, N.A.) in its capacity as an issuer of Facility LCs hereunder.

“LC Obligations” means, at any time, the sum, without duplication, of (a) the aggregate undrawn stated amount under all Facility LCs outstanding at such time, plus (b) the aggregate unpaid amount at such time of all Reimbursement Obligations.

“LC Payment Date” is defined in Section 2.1.2(d).

“Lenders” means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.  Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the LC Issuer.

“Lending Installation” means, with respect to a Lender, the LC Issuer, or the Agent, the office, branch, subsidiary or Affiliate of such Lender, LC Issuer or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender, the LC Issuer or the Agent pursuant to Section 2.23.

“Letter of Credit” of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

“Leverage Ratio” means, on any date, the ratio of (a) Funded Debt on such date to (b) EBITDA for the three consecutive Fiscal Months ended on such date, multiplied by 4.

“Licenses” shall have the meaning given to such term in the Security Agreement.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any applicable Interest Period, the London interbank offered rate administered by the British Bankers Association (or any other Person that takes over the administration of such rate for Dollars) for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Agent from time to time in its reasonable discretion (in each case, the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period; provided that, if the LIBO Screen Rate shall not be available at such time for a period equal in length to such Interest Period (an “Impacted Interest Period”), then the LIBO Rate shall be the Interpolated Rate at such time, subject to Section 3.3 in the event that the Agent shall conclude that it shall not be possible to determine such Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error).  Notwithstanding the above, to the extent that “LIBO Rate” or “Adjusted LIBO Rate” is used in connection with an ABR Borrowing, such rate shall be determined as modified by the definition of Alternate Base Rate.

“LIBO Screen Rate” has the meaning assigned to such term in the definition of “LIBO Rate”.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

“Loan Documents” means this Agreement, any Notes, the Facility LC Applications, the Collateral Documents, any Guaranty, the Collateral Assignment of Contracts, the Fee Letter and all other agreements, instruments, documents and certificates identified in Section 4.1 executed and delivered to, or in favor of, the Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to the Agent or any Lender in connection with the Agreement.  Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Parties” means, collectively, Holdings, USAC OpCo 2, USA Leasing 2, the Borrower, the Borrower’s Subsidiaries and any other Person who becomes a party to this Agreement pursuant to a Joinder Agreement and their successors and assigns.

“Loans” means, with respect to a Lender, such Lender’s loans made pursuant to Article II (or any conversion or continuation thereof), including Swingline Loans, Non-Ratable Loans and Protective Advances.

“LTIP” means the 2012 Long Term Incentive Plan of Holdings and/or such other equity incentive compensation plan(s) as have been or may be adopted by any Loan Party.

“Management Equity Proceeds” means the amount of any cash equity contributed to Borrower by Riverstone in accordance with the terms of this Agreement.

“Managing General Partner” means USA Compression GP, LLC, a Delaware limited liability company, or any other Person that is admitted to Holdings as general partner of Holdings, in its capacity as general partner of Holdings.

“Master Lease Agreement” means that certain Gas Compressor Equipment Master Lease Agreement between USA Compression Partners and USAC Leasing, dated as of October 10, 2008, as the same may be amended, modified or supplemented from time to time.

“Material Adverse Effect” means a material adverse effect on (a) the business, Property, condition (financial or otherwise) or results of operations of Holdings and its Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform its obligations under the Loan Documents to which it is a party, (c) the Collateral, or the Agent’s Liens (on behalf of itself and the Lenders) on the Collateral or the priority of such Liens, (d) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent, the LC Issuer or the Lenders thereunder or (e) the rights of, or benefits available to, the Lenders under this Agreement and the other Loan Documents.

“Material Indebtedness” means Indebtedness in an outstanding principal amount of $5,000,000 or more in the aggregate (or the equivalent thereof in any currency other than U.S. dollars).

“Material Indebtedness Agreement” means any agreement under which any Material Indebtedness was created or is governed or which provides for the incurrence of Indebtedness in an amount which would constitute Material Indebtedness (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).

“Modify” and “Modification” are defined in Section 2.1.2(a).

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” means, if in connection with (a) an asset disposition, cash proceeds net of (i) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by such Loan Party in connection therewith (in each case, paid to non-Affiliates), (ii) transfer taxes, (iii) amounts payable to holders of senior Liens on such asset (to the extent such Liens constitute Permitted Liens hereunder), if any, and (iv) an appropriate reserve for income taxes in accordance with GAAP established in connection therewith, (b) the issuance or incurrence of Indebtedness, cash proceeds net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith or, (c) an equity issuance, cash proceeds net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith.

“Net Income” means, for any period, the consolidated net income (or loss) for such period of Holdings and its Subsidiaries consolidated in accordance with GAAP; provided that, there shall be excluded, to the extent otherwise included in the determination of net income, (a) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Holdings or any of its Subsidiaries, (b) the income (or loss) of any Person (other than a Subsidiary) in which Holdings or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Holdings or Subsidiary in the form of dividends or similar distributions and (c) additions to undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary in respect of such additions is at the time of the determination of net income, and to the extent thereof, prohibited by the terms of any contractual obligation (other than under any Loan Document) or applicable law with respect to such Subsidiary.

“Net Orderly Liquidation Value” means the estimated amount expressed in U.S. dollars which the Compression Units that are the subject of the Approved Appraiser’s report would typically realize, net of the occupancy and liquidation costs through one sale process, which may consist of one or more privately negotiated sales, properly advertised and professionally managed, by a seller obligated to sell the subject equipment over a period of between six and nine months from the effective date of such Approved Appraiser’s report.  For the purposes of determining such Net Orderly Liquidation Value, the Approved Appraiser will include in the determination thereof the rental or lease income stream and/or the service fees related to such Compression Units for a six (6) month liquidation period.

“Non-Ratable Loan” and “Non-Ratable Loans” are defined in Section 2.1.4.

“Note” is defined in Section 2.22(d).

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Loan Parties to the Lenders or to any Lender, the Agent, the LC Issuer or any indemnified party arising under the Loan Documents.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any Sale and Leaseback Transaction which is not a Capitalized Lease, (c) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person, or (d) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from this clause (d) Operating Leases.

“Operating Lease” of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

“Operating Lease Obligations” means, as at any date of determination, the amount obtained by aggregating the present values, determined in the case of each particular Operating Lease by applying a discount rate (which discount rate shall equal the discount rate which would be applied under GAAP if such Operating Lease were a Capitalized Lease) from the date on which each fixed lease payment is due under such Operating Lease to such date of determination, of all fixed lease payments due under all Operating Leases of the Borrower and its Subsidiaries.

“Original Closing Date” means December 23, 2010.

“Original Credit Agreement” is defined in the recitals hereto.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

“Participants” is defined in Section 12.2(a).

“Partnership Agreement” means that certain First Amended and Restated Agreement of Limited Partnership of Holdings dated as of January 18, 2013, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof.

“Patents” shall have the meaning given to such term in the Security Agreement.

“Payment Date” means (a) with respect to interest payments due on any Floating Rate Loan (other than a Swingline Loan), the first day of each calendar month and the Facility Termination Date, (b) with respect to interest payments due on any Eurodollar Loan, (i) the last day of the applicable Interest Period and (ii) in the case of any Interest Period in excess of three months, the day which is three months after the first day of such Interest Period, and (iii) the Facility Termination Date, (c) with respect to any payment of LC Fees or Unused Commitment Fees, the first day of each calendar month and the Facility Termination Date, and (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Facility Termination Date.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” means any Acquisition in connection with which each of the following conditions is met:

(a)                                  the Borrower shall deliver to the Agent as soon as possible and in any event no later than seven (7) days prior to the consummation of each such Acquisition, the most recent draft (or, if available, executed copy) of the purchase agreement pursuant to which such Acquisition is to be consummated and an executed copy of the Purchase Agreement on the closing date of the Acquisition to the extent not previously delivered;

(b)                                 prior to or substantially concurrently with the effectiveness of such Acquisition, Borrower delivers to Agent releases, UCC financing statements and UCC terminations, duly executed by the parties thereto, and accompanied by UCC searches demonstrating that, upon the effectiveness of such Acquisition and the recording and filing of any necessary documentation, Agent will have, to the extent required under the Loan Documents, a first priority Lien (except for Permitted Liens) on all or substantially all of the assets to be acquired;

(c)                                  a Loan Party shall be acquiring or surviving entity;

(d)                                 no Default or Unmatured Default exists and is continuing, and the Acquisition will not cause a Default or Unmatured Default;

(e)                                  prior to and immediately after giving effect thereto: (i) the Loan Parties shall be in compliance, on a pro forma basis, with the financial covenants set forth in Section 6.29 and Borrower shall have delivered to Agent a Compliance Certificate from the chief financial officer or controller of the Borrower to such effect, together will all relevant financial information with respect to such acquired assets, including, without limitation, the aggregate consideration for such Acquisition and (ii) Availability, on a pro forma basis, shall be equal to or greater than $20,000,000 as of the most recently ended applicable period;

(f)                                    such acquired Person, division or line of business of a Person is, or is engaged in, any business or business activity conducted by the Loan Parties on the Closing Date and any business or business activity incidental, complementary or otherwise reasonably related thereto including any midstream business, or any business activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto;

(g)                                 such acquired assets, division or line of business located in and such acquired Person is organized under the laws of any jurisdiction of the United States or Canada;

(h)                                 such Acquisition is consummated, in all material respects, in accordance with all applicable law; and

(i)                                     to the extent applicable, the Loan Parties shall have complied with the provisions of Section 6.13, Section 6.14 and Section 6.15

Notwithstanding the foregoing, with respect to any assets acquired by any Borrower pursuant to a Permitted Acquisition that would satisfy the criteria for Eligible Accounts and/or Eligible Inventory, the Borrowers acknowledge that until such time as Agent has received an appraisal or a field examination of the books and records relating to any Person or assets acquired in such Permitted Acquisition as required by Agent, such assets cannot be included as Eligible Accounts or Eligible Inventory, as applicable.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Liens” is defined in Section 6.22.

“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any ERISA Affiliate may have any liability.

“Platform” is defined in Section 6.10(b).

“Pledge Agreement” means that certain Pledge Agreement among USA Compression Partners, Holdings and the Agent dated as of October 10, 2008, as amended by that certain First Amendment to the Pledge Agreement, among USA Compression Partners, Holdings and the Agent, dated as of June 1, 2012 and as the same may be further amended, restated or otherwise modified from time to time.

“Pricing Schedule” means Schedule B attached hereto identified as such.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate at its offices at 270 Park Avenue in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“Pro Rata Share” means, with respect to any Lender, (a) with respect to Revolving Loans, LC Obligations, Swingline Loans, Non-Ratable Loans or Protective Advances or with respect to all Credit Extensions in the aggregate prior to the Facility Termination Date, a portion equal to a fraction the numerator of which is such Lender’s Commitment and the denominator of which is the Aggregate Commitment of all Lenders; provided that, in the case of Section 2.24 when a Defaulting Lender shall exist, any such Defaulting Lender’s Commitment shall be disregarded in the calculation, and (b) with respect to Protective Advances or with respect to all Credit Extensions in the aggregate after the Facility Termination Date, a portion equal to a fraction the numerator of which is such Lender’s Credit Exposure and the denominator of which is the Aggregate Credit Exposure of all Lenders; provided that, in the case of Section 2.24 when a Defaulting Lender shall exist, any such Defaulting Lender’s Commitment shall be disregarded in the calculation.

“Protective Advances” is defined in Section 2.1.5.

“Public Lender” is defined in Section 6.10(b).

“Purchasers” is defined in Section 12.3(a).

“Qualified ECP Guarantor” means, in respect of any Rate Management Obligation owing to one or more Lenders or their respective Affiliates, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes or would become effective with respect to such Rate Management Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Ratification Agreement” means that certain Ratification Agreement, dated as of the date hereof, between the Loan Parties and the Agent, for the benefit of the Agent and the Lenders which confirms and ratifies the grant of liens and security interests in the Existing Collateral pursuant to the Existing Collateral Documents.

“Registration Statement” shall mean that certain Form S-1 Registration Statement File No. 333-174803 filed by Holdings with the Securities and Exchange Commission on June 9, 2011, as amended from time to time.

“Rate Management Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Rate Management Transactions, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions, including, without limitation, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.

“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered by any Loan Party which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Register” is defined in Section 12.3(d).

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Reimbursement Obligations” means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.1.2 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event, provided however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

“Reports” means reports prepared by JPMorgan Chase Bank, N.A. or another Person showing the results of appraisals, field examinations or audits pertaining to the Borrower’s assets from information furnished by or on behalf of the Borrower, after JPMorgan Chase Bank, N.A. has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by JPMorgan Chase Bank, N.A. and such appraisals (but not the field examinations or audits) shall be delivered to the Borrower

“Required Lenders” means Lenders in the aggregate having at least fifty and one-tenth of one percent (50.1%) of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least fifty and one-tenth of one percent (50.1%) of the Aggregate Credit Exposure.

“Reserve Requirement” means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

“Reserves” means any and all reserves which the Agent deems necessary, in its Permitted Discretion, to maintain (including, without limitation, reserves for accrued and unpaid interest on the Secured Obligations, Banking Services Reserves, reserves for rent at locations leased by any Loan Party and for consignee’s, warehousemen’s and bailee’s charges, reserves for dilution of Accounts, reserves for Inventory shrinkage, reserves for customs charges and shipping charges related to any Inventory in transit, reserves for Rate Management Transactions, reserves for contingent liabilities of any Loan Party, reserves for uninsured losses of any Loan Party and reserves for taxes, fees, assessments, and other governmental charges) with respect to the Collateral or any Loan Party.

“Revolving Loans” means the revolving loans extended by the Lenders to the Borrower pursuant to Section 2.1.1 hereof.

“Riverstone” means Riverstone Holdings LLC and/or one or more of its Affiliates.

“Riverstone Acquisition” means the purchase by Riverstone Holdings of all of the outstanding partnership interests in Holdings pursuant to the terms of the Riverstone Acquisition Agreement.

“Riverstone Acquisition Agreement” means that certain Unit Purchase Agreement dated November 29, 2010 among Holdings, all of the partners thereof, Darr Holdings, Inc., and Riverstone Holdings.

“Riverstone Holdings” means USA Compression Holdings, LLC, a Delaware limited liability company.

“S&P” means Standard and Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“S&R Acquisition” means the acquisition by Holdings of Inventory and other assets from S&R Compression, LLC which was consummated on August 30, 2013.

“Sale and Leaseback Transaction” means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Schedule” refers to a specific schedule to this Agreement, unless another document is specifically referenced.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Secured Obligations” means, collectively, (i) the Obligations; (ii) all Banking Services Obligations; and (iii) all Rate Management Obligations owing to one or more Lenders or their respective Affiliates, provided that, at or prior to the time that any Rate Management Transaction relating to such Rate Management Obligation is executed, the Lender party thereto (other than JPMorgan Chase Bank, N.A.) shall have delivered written notice to the Agent that such a Rate Management Transaction has been entered into and that it constitutes a Secured Obligation entitled to the benefits of the Collateral Documents and provided further, that the definition of “Secured Obligations” shall not create any guaranty by any Guarantor of (or grant of security interest by any Guarantor to support, as applicable) any Excluded Rate Management Obligations of such Guarantor for purposes of determining any obligations of any Guarantor.

“Security Agreement” means that certain Second Amended and Restated Security Agreement, dated July 20, 2004, between the Loan Parties and the Agent, for the benefit of the Agent and the Lenders, and any other pledge or security agreement entered into, after the Original Closing Date by any other Loan Party (as required by this Agreement or any other Loan Document), or any other Person, as the same may be amended, restated or otherwise modified from time to time.

“Settlement” is defined in Section 2.1.3(e).

“Settlement Date” is defined in Section 2.1.3(e).

“Single Employer Plan” means a Plan maintained by the Borrower or any ERISA Affiliate for employees of the Borrower or any ERISA Affiliate.

“Specified Acquisition” means any Permitted Acquisition for a purchase price of not less than $15,000,000.

“Specified Equity Contribution” is defined in Section 6.29.3.

“Specified IPO Transactions” means each of the transactions consummated in connection with the first underwritten public offering by Holdings of its Capital Stock that occurred on January 18, 2013, pursuant to the Registration Statement, including without limitation those transactions set forth on Schedule 1.

“Stated Rate” is defined in Section 2.25.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one (1), minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Indebtedness” of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Secured Obligations to the written satisfaction of the Agent.

“Subsidiary” of a Person means, any corporation, partnership, limited liability company, association, joint venture or similar business organization more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power of which shall at the time be owned or controlled by such Person.  Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of Holdings.

“Substantial Portion” means Property which represents more than ten percent (10%) of the consolidated assets of the Borrower and its Subsidiaries or property which is responsible for more than ten percent (10%) of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries, in each case, as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for that month which begins the twelve-month period, then the financial statements delivered hereunder for the quarter ending immediately prior to that month).

“Supporting Letter of Credit” is defined in Section 2.1.2(l).

“Swingline Exposure” means, at any time, the sum of the aggregate undrawn amount of all outstanding Swingline Loans at such time.  The Swingline Exposure of any Lender at any time shall be its Pro Rata Share of the total Swingline Exposure at such time.

“Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.1.3.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings (including backup withholdings) imposed by any Governmental Authority, and any and all liabilities with respect to the foregoing.

“Tax Distributions” means, for any calendar year or portion thereof of Holdings during which Holdings is a pass-through entity for United States federal income tax purposes (including, for the avoidance of doubt, a disregarded entity not treated as separate from its owner), payments and distributions that are distributed from Holdings or its Subsidiaries to Riverstone Holdings (or any successor) to enable the owners of Riverstone Holdings and/or their beneficial owners, as applicable, to make payments of U.S. federal, state, foreign and local income taxes (including estimates therefore) as a result of Holdings and its Subsidiaries’ operations during such calendar year or portion thereof based on an assumed tax rate that is the same for each member of Riverstone Holdings (and/or its beneficial owners, as applicable) and that is the greater of the highest stated marginal income tax rate that is applicable to individuals or U.S. corporations (based on the income and operations generated by Holdings and its Subsidiaries) and which takes into account the greater of the highest marginal income tax rate applicable to individuals or U.S. corporations for ordinary income or capital gain depending on the character of Holdings and its Subsidiaries’ income and gain and takes into account the deductibility of state and local income taxes when computing federal taxable income if such taxes continue to be deductible.

“Trademarks” shall have the meaning given to such term in the Security Agreement.

“Transferee” is defined in Section 12.4.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Texas or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“Unfunded Liabilities” means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

“Unused Commitment Fee” is defined in Section 2.10(a).

“U.S.” means the United States of America.

“USA Compression Partners” has the meaning provided for such term in the introductory paragraph hereto.

“USAC Leasing” has the meaning provided for such term in the introductory paragraph hereto.

“USAC Leasing 2” has the meaning provided for such term in the introductory paragraph hereto.

“USAC OpCo 2” has the meaning provided for such term in the introductory paragraph hereto.

“Valuation Date” means, with respect to any Appraised Value Report, the effective date of such Appraised Value Report.

“Wholly-Owned Subsidiary” of a Person means, any Subsidiary all of the outstanding Capital Stock of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

THE FACILITY

2.1.                              The Facility.  As of the Closing Date, the aggregate unpaid principal balance of all Advances made to the Borrower pursuant to the Original Credit Agreement was $415,846,842.90, and such amount is unconditionally owed by the Borrower to Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever.  Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to (a) make Loans to the Borrower as set forth below and (b) participate in Facility LCs issued upon the request of the Borrower, provided that, after giving effect to the making of each such Loan and the issuance of each such Facility LC, such Lender’s Credit Exposure shall not exceed its Commitment; provided further, that the Aggregate Credit Exposure shall not exceed the Aggregate Commitment. The LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.1.2. The Facility shall be composed of Revolving Loans, Swingline Loans, Non-Ratable Loans, Protective Advances, and Facility LCs as set forth below:

2.1.1.                     Revolving Loans.

(a)                                  Amount.  (i) From and including the Closing Date and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make revolving loans (the “Revolving Loans”) and participate in Facility LCs issued as set forth in Section 2.1.2 below, to the Borrower, in amounts not to exceed such Lender’s Pro Rata Share.  If any advance of a Revolving Loan or participation in a Facility LC would exceed Availability, the Lenders will refuse to make or may otherwise restrict the making of Revolving Loans or the issuance of Facility LCs as the Required Lenders determine until such excess has been eliminated, subject to the Agent’s authority, in its sole discretion, to make Protective Advances pursuant to the terms of Section 2.1.5.  The Revolving Loans may consist of Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.1.1(b) and 2.7.  Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans at any time prior to the Facility Termination Date.  The Commitments to extend credit under this Section 2.1.1(a) shall expire on the Facility Termination Date.

(ii)                                  Increase in Aggregate Commitment.  After the Closing Date, in the event that a Lender desires to increase its Commitment, or a bank or other entity that is not a Lender desires to become a Lender and provide an additional Commitment hereunder, and so long as no Default or Unmatured Default shall have occurred and be continuing and with the prior written consent of Agent, the Borrower shall have the right from time to time prior to the Facility Termination Date upon not less than thirty (30) days’ prior written notice to Agent to increase the Aggregate Commitment by an aggregate amount of up to $100,000,000 (subject to the terms and conditions set forth herein, “Commitment Adjustment Event”); provided, that in no event shall the Aggregate Commitment be increased to an amount greater than $950,000,000; provided, further, that:

(1)                                  if the Borrower and a Lender elect to increase such Lender’s Commitment, the Borrower and such Lender shall execute and deliver to the Agent a certificate substantially in the form of Exhibit I attached hereto (a “Commitment Increase Certificate”), and the Borrower shall deliver a new Note payable to the order of such Lender in the principal amount equal to its Commitment after giving effect to such increase, and otherwise duly completed;

(2)                                  if the Borrower elects to increase the Aggregate Commitment by causing a bank or financial institution that at such time is not a Lender to become a Lender (an “Additional Lender”), the Borrower and such Additional Lender shall execute and deliver to the Agent, a certificate substantially in the form of Exhibit J hereto) (an “Additional Lender Certificate”), together with an Administrative Questionnaire as referred to in Exhibit G, and the Borrower shall deliver a Note payable to the order of such Additional Lender in a principal amount equal to its Commitment, and otherwise duly completed; provided that, any such Additional Lender shall be approved by the Agent (such approval not to be unreasonably withheld, conditioned or delayed) prior to such bank or financial institution becoming an Additional Lender hereunder.

(3)                                  subject to acceptance and recording thereof pursuant to this subsection (ii) hereof, from and after the effective date specified in the Commitment Increase Certificate or the Additional Lender Certificate, as applicable (or if any Eurodollar Advance is outstanding, then on the last day of the Interest Period in respect of such Eurodollar Advance, unless the Borrower has paid compensation required with respect to such Eurodollar Advance):  (a) the amount of the Aggregate Commitment, and the Commitment, shall be increased by the amount set forth therein, and (b) in the case of an Additional Lender Certificate, any Additional Lender party thereto shall be a party to this Agreement and the other Loan Documents and have the rights and obligations of a Lender under this Agreement and the other Loan Documents.  In addition, the Lender party to the Commitment Increase Certificate or Additional Lender, as applicable, shall purchase a pro rata portion of the outstanding Loans (and participation interests in Letters of Credit) of each of the other lenders (and such Lenders hereby agree to sell and to take all such further action to effectuate such sale) such that each Lender (including any Additional Lender, if applicable) shall hold its respective percentage of the outstanding Loans (and participation interests) after giving effect to the increase in the Aggregate Commitment; and

(4)                                  upon its receipt of a duly completed Commitment Increase Certificate or an Additional Lender Certificate, as applicable, executed by the Borrower and the Lender or the Additional Lender party thereto, as applicable, and, with respect to an Additional Lender, the Administrative Questionnaire referred to in Exhibit G, the Agent shall accept such Commitment Increase Certificate or Additional Lender Certificate and record the information contained therein in the Register maintained by the Agent pursuant to Section 12.3(d).  No increase in the Aggregate Commitment shall be effective for purposes of this Agreement  unless it has been recorded in the Register as provided in this Section 12.3(d).

(b)                                 Borrowing Procedures.  The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto, from time to time. The Borrower shall give the Agent irrevocable notice (a “Borrowing Notice”) not later than 10:00 a.m. (Chicago time) one (1) Business Day prior to the Borrowing Date of each Floating Rate Advance (except that if the Borrowing Date is a Settlement Date, the Borrower may give such Borrowing Notice on such date) and three (3) Business Days before the Borrowing Date for each Eurodollar Advance, specifying (in the form of Exhibit A for Eurodollar Advances): (1) the Borrowing Date, which shall be a Business Day, of such

Advance, (2) the aggregate amount of such Advance, (3) the Type of Advance selected; provided that, if such Borrower fails to specify the Type of Advance requested, such request shall be deemed a request for a Floating Rate Advance; and (4) the duration of the Interest Period if the Type of Advance requested is a Eurodollar Advance; provided that, if such Borrower fails to select the duration of the Interest Period for the requested Eurodollar Advance, such Borrower shall be deemed to have requested that such Eurodollar Advance be made with an Interest Period of one month.

(c)                                  The Agent’s Election.  Promptly after receipt of a Borrowing Notice (or telephonic notice in lieu thereof) of a requested Floating Rate Advance, the Agent shall elect in its discretion to have the terms of Section 2.1.1(d) (pro rata advance by all Lenders) or Section 2.1.4 (advance by the Agent, in the form of a Non-Ratable Loan, on behalf of the Lenders) apply to such requested Advance.

(d)                                 Pro Rata Advance.  Unless the Agent elects to have the terms of Section 2.1.4 apply to a requested Floating Rate Advance or if a requested Advance is for a Eurodollar Advance, then promptly after receipt of a Borrowing Notice or telephonic notice in lieu thereof as permitted by Section 2.8, the Agent shall notify the Lenders by telecopy, telephone, or e-mail of the requested Advance.  Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Revolving Loan in funds immediately available in Chicago to the Agent and the Agent will make the funds so received from the Lenders available to the Borrower at the Borrower’s Funding Account as set forth in Section 2.5.

2.1.2.                     Facility LCs.

(a)                                  Issuance.  The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby and commercial Letters of Credit (each, a “Facility LC”) and to renew, extend, increase, decrease or otherwise modify each Facility LC (“Modify” and each such action a “Modification”), from time to time from and including the Closing Date and prior to the Facility Termination Date upon the request and for the account of the Borrower; provided that, the maximum face amount of the Facility LC to be issued or Modified, does not exceed the lesser of (i) an amount equal to $20,000,000 minus the sum of (1) the aggregate undrawn amount of all outstanding Facility LCs at such time plus, without duplication, (2) the aggregate unpaid Reimbursement Obligations with respect to all Facility LCs outstanding at such time and (ii) Availability.  No Facility LC shall have an expiry date later than the earlier of (x) the thirtieth (30th) Business Day prior to the Facility Termination Date, and (y) one (1) year after its issuance; provided that, any Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (x) above).

(b)                                 Participations.  Upon the issuance or Modification by the LC Issuer of a Facility LC in accordance with this Section 2.1.2, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

(c)                                  Notice.  Subject to Section 2.1.2(a), the Borrower shall give the LC Issuer notice prior to 10:00 a.m. (Chicago time) at least three (3) Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby.  Upon receipt of such notice, the LC Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender’s participation in such proposed Facility LC.  The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a “Facility LC Application”).  In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

(d)                                 Administration; Reimbursement by Lenders.  Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Agent and the Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the “LC Payment Date”).  The responsibility of the LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC.  The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Lender’s Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.1.2(e) below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the LC Issuer’s demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Chicago time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three (3) days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

(e)                                  Reimbursement by Borrower.  The Borrower shall be irrevocably and unconditionally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer (i) immediately upon any drawing under any Facility LC by Borrower automatically (and without any notice required to Agent) requesting a Revolving Loan so long as the conditions set forth in Section 4.3 are satisfied or (ii) within one (1) Business Day of any drawing under any Facility LC, in each case, without presentment, demand, protest or other formalities of any kind; provided that, neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not special, indirect, consequential or punitive) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC, or (ii) the LC Issuer’s failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC.  All such amounts paid by the LC Issuer and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate Advances for such day if such day falls on or before the applicable LC

Payment Date, and (y) the sum of two percent (2.0%), plus the rate applicable to Floating Rate Advances for such day if such day falls after such LC Payment Date.  The LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC Issuer in respect of such Facility LC pursuant to Section 2.1.2(d).  Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.1.1(b) and the satisfaction of the applicable conditions precedent set forth in Article IV), the Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

(f)                                    Obligations Absolute.  The Borrower’s obligations under this Section 2.1.2 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the LC Issuer, any Lender or any beneficiary of a Facility LC.  The Borrower further agrees with the LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and the Borrower’s Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee.  The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC.  The Borrower agrees that any action taken or omitted by the LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put the LC Issuer or any Lender under any liability to the Borrower.  Nothing in this Section 2.1.2(f) is intended to limit the right of the Borrower to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.1.2(e).

(g)                                 Actions of LC Issuer.  The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer.  The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.1.2, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

(h)                                 Indemnification.  The Borrower hereby agrees to indemnify and hold harmless each Lender, the LC Issuer and the Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, the LC Issuer or the Agent may incur (or which may be claimed against such Lender, the LC Issuer or the Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrower may have against any Defaulting Lender) or (ii) or on account of the LC Issuer issuing any Facility LC which specifies that the term “Beneficiary” included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; provided that, the Borrower shall not be required to indemnify any Lender, the LC Issuer or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC, or (y) the LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.1.2(h) is intended to limit the obligations of the Borrower under any other provision of this Agreement.

(i)                                     Lenders’ Indemnification.  Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify the LC Issuer, its Affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or willful misconduct or the LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.1.2 or any action taken or omitted by such indemnitees hereunder.

(j)                                    Facility LC Collateral Account.  The Borrower agrees that it will, upon the request of the Agent or the Required Lenders (which request shall be made with respect to a Facility LC constituting a standby letter of credit only during the continuance of a Default or an Unmatured Default) and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuer or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Agent (the “Facility LC Collateral Account”) at the Agent’s office at the address specified pursuant to Article XIII, in the name of the Borrower but under the sole dominion and control of the Agent, for the benefit of the Lenders and in which the Borrower shall have no interest other than as set forth in Section 8.1.  Nothing in this Section 2.1.2(j) shall either obligate the Agent to require the Borrower to deposit any funds in the Facility LC Collateral Account or limit the right of the Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 8.1.  The Borrower hereby grants to the Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuer, a security interest in all of the Borrower’s right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Secured Obligations.  The Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of JPMorgan Chase Bank, N.A. having a maturity not exceeding thirty (30) days.

(k)                                 Rights as a Lender.  In its capacity as a Lender, the LC Issuer shall have the same rights and obligations as any other Lender.

(l)                                     Termination of the Facility.  If, notwithstanding the provisions of this Section 2.1.2, any Facility LC is outstanding upon the earlier of (x) the termination of this Agreement, and (y) the Facility Termination Date, then upon such termination the Borrower shall deposit with the Agent, for the benefit of the Agent and the Lenders, with respect to all LC Obligations, as the Agent in its discretion shall specify, either (i) a standby letter of credit (a “Supporting Letter of Credit”), in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent, in a stated amount, equal to one-hundred five percent (105%) of the difference of (x) the amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the “Collateral Shortfall Amount”), under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent, the LC Issuer and the Lenders for payments to be made by the Agent, the LC Issuer and the Lenders under any such Facility LC and any fees and expenses associated with such  Facility LC, or (ii) cash, in immediately available funds, in an amount equal to one-hundred five percent (105%) of the Collateral Shortfall Amount to be held in the Facility LC Collateral Account.  Such Supporting Letter of Credit or deposit of cash shall be held by the Agent, for the benefit of the Agent and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Facility LC remaining outstanding.

2.1.3.                  Swingline Loans.

(a)                                 Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower, from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $20,000,000 or (ii) the sum of the total Credit Exposures exceeding the lesser of the total Commitments and Availability; provided that, the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan and provided further, however, that each Swingline Loan shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.  To request a Swingline Loan, the Borrower shall notify the Agent of such request by telephone (confirmed by facsimile), not later than noon, Chicago time, on the day of a proposed Swingline Loan.  Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan.  The Agent will promptly advise the Swingline Lender of any such notice received from the Borrower.  The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the Funding Account(s) (or, in the case of a Swingline Loan made to finance the reimbursement of amounts paid by the LC Issuer upon any drawing under any Facility LC as provided in Section 2.1.1(e), by remittance to the LC Issuer, and in the case of repayment of another Loan or fees or expenses as provided by Sections 2.1.4, 2.1.5, or 2.18(b), by remittance to the Agent to be distributed to the Lenders) by 2:00 p.m., Chicago time, on the requested date of such Swingline Loan. In addition, the Borrower hereby authorizes the Swingline Lender to, and the Swingline Lender shall, subject to the terms and conditions set forth herein (but without any further written notice required), not later than 1:00 p.m., Chicago time, on each Business Day, make available to the Borrower by means of a credit to the Funding Account(s), the proceeds of a Swingline Loan to the extent necessary to pay items to be drawn on any Collateral Deposit Account (as such term is defined in the Security Agreement) that day (as determined based on notice from the Agent).

(b)                                 The Swingline Lender may by written notice given to the Agent not later than 11:00 a.m., Chicago time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding.  Such notice shall specify the aggregate amount of Swingline Loans in which the Lenders will participate.  Promptly upon receipt of such notice, the Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Pro Rata Share of such Swingline Loan or Loans.  Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Agent, for the account of the Swingline Lender, such Lender’s Pro Rata Share of such Swingline Loan or Loans.  Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of an Unmatured Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.1.1(d) with respect to Loans made by such Lender (and Section 2.1.1(d) shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders.  The Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Agent and not to the Swingline Lender.  Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Agent; any such amounts received by the Agent shall be promptly remitted by the Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that, any such payment so remitted shall be repaid to the Swingline Lender or to the Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason.  The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

(c)                                  The Agent, the Swingline Lender and the Lenders agree that in order to facilitate the administration of this Agreement and the other Loan Documents, promptly after the Borrower requests a Floating Rate Advance, the Swingline Lender may elect to have the terms of this Section 2.1.3(c) apply to such Borrowing Notice by advancing, on behalf of the Lenders and in the amount requested, same day funds to the Borrower, on the applicable Borrowing Date to the Funding Account(s) (each such Loan made solely by the Swingline Lender pursuant to this Section 2.1.3(c) is referred to in this Agreement as a “Swingline Loan”), with settlement among them as to the Swingline Loans to take place on a periodic basis as set forth in Section 2.1.3(e).  Each Swingline Loan shall be subject to all the terms and conditions applicable to other Floating Rate Advances funded by the Lenders, except that all payments thereon shall be payable to the Swingline Lender solely for its own account. In addition, the Borrower hereby authorizes the Swingline Lender to, and the Swingline Lender shall, subject to the terms and conditions set forth herein (but without any further written notice required), not later than 1:00 p.m., Chicago time, on each Business Day, make available to the Borrower by means of a credit to the Funding Account(s), the proceeds of a Swingline Loan to the extent necessary to pay items to be drawn on any Collateral Deposit Account (as such term is defined in the Security Agreement) that day (as determined based on notice from the Agent). The aggregate amount of Swingline Loans outstanding at any time shall not exceed $20,000,000.  The Swingline Lender shall not make any Swingline Loan if the requested Swingline Loan exceeds Availability (before giving effect to such Swingline Loan).  All Swingline Loans shall be Floating Rate Advances.

(d)                                 Upon the making of a Swingline Loan (whether before or after the occurrence of an Unmatured Default and regardless of whether a Settlement has been requested with respect to such Swingline Loan), each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Swingline Lender without recourse or warranty, an undivided interest and participation in such Swingline Loan in proportion to its Pro Rata Share of the Commitment.  The Swingline Lender may, at any time, require the Lenders to fund their participations.  From and after the date, if any, on which any Lender is required to fund its participation in any Swingline Loan purchased hereunder, the Agent shall promptly distribute to such Lender, such Lender’s Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Loan.

(e)                                  The Agent, on behalf of the Swingline Lender, shall request settlement (a “Settlement”) with the Lenders on at least a weekly basis or on any date that the Agent elects, by notifying the Lenders of such requested Settlement by facsimile, telephone, or e-mail no later than 12:00 noon Chicago time on the date of such requested Settlement (the “Settlement Date”).  Each Lender (other than the Swingline Lender, in the case of the Swingline Loans) shall transfer the amount of such Lender’s Pro Rata Share of the outstanding principal amount of the applicable Loan with respect to which Settlement is requested to the Agent, to such account of the Agent as the Agent may designate, not later than 2:00 p.m., Chicago time, on such Settlement Date.  Settlements may occur during the existence of an Unmatured Default and whether or not the applicable conditions precedent set forth in Section 4.02 have then been satisfied.  Such amounts transferred to the Agent shall be applied against the amounts of the Swingline Lender’s Swingline Loans and, together with Swingline Lender’s Pro Rata Share of such Swingline Loan, shall constitute Revolving Loans of such Lenders, respectively.  If any such amount is not transferred to the Agent by any Lender on such Settlement Date, the Swingline Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon as specified in Section 2.24.

2.1.4.                  Non-Ratable Loans.  Subject to the restrictions set forth in Section 2.1.1(a), the Agent may elect to have the terms of this Section 2.1.4 apply to any requested Floating Rate Advance and JPMorgan Chase Bank, N.A. shall thereafter make an Advance, on behalf of the Lenders and in the amount requested, available to the Borrower on the applicable Borrowing Date by transferring same day funds to the Funding Account.  Each Advance made solely by the Agent pursuant to this Section 2.1.4 is referred to in this Agreement as a “Non-Ratable Loan,” and such Advances are referred to as the “Non-Ratable Loans.”  Each Non-Ratable Loan shall be subject to all the terms and conditions applicable to other Advances funded by the Lenders, except that all payments thereon shall be payable to JPMorgan Chase Bank, N.A. solely for its own account.  The Agent shall not make any Non-Ratable Loan if the requested Non-Ratable Loan exceeds Availability (before giving effect to such Non-Ratable Loan). Non-Ratable Loans may be made even if a Default or Unmatured Default exists, but may not be made if the other conditions precedent set forth in Section 4.3 have not been satisfied.  The Non-Ratable Loans shall be secured by the Liens granted to the Agent in and to the Collateral and shall constitute Obligations hereunder.  All Non-Ratable Loans shall be Floating Rate Advances and are subject to the settlement provisions set forth in Section 2.20.

2.1.5.                  Protective Advances.  Subject to the limitations set forth below, the Agent is authorized by the Borrower and the Lenders, from time to time in the Agent’s sole discretion (but shall have absolutely no obligation to) during the continuation of a Unmatured Default or Default, to make Advances to the Borrower, on behalf of all Lenders, in an aggregate amount outstanding at any time not to exceed ten percent (10%) of the Borrowing Base, which the Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by the Borrower pursuant to the terms of this Agreement, including costs, fees, and expenses as described in Section 9.6 (any of such Advances are herein referred to as “Protective Advances”); provided that, no Protective Advance shall cause the Aggregate Credit Exposure to exceed the Aggregate Commitment.  Protective Advances may be made even if the conditions precedent set forth in Section 4.3 have not been satisfied.  The Protective Advances shall be secured by the Liens in favor of the Agent in and to the Collateral and shall constitute Obligations hereunder.  All Protective Advances shall be Floating Rate Advances, shall bear interest at the default rate set forth in Section 2.12 and shall be payable on the earlier of demand or the Facility Termination Date.  The Required Lenders may at any time revoke the Agent’s authorization to make Protective Advances.  Any such revocation must be in writing and shall become effective prospectively upon the Agent’s receipt thereof.  At any time that there is sufficient Availability and the conditions precedent set forth in Section 4.3 have been satisfied, the Agent may request the Lenders to make a Revolving Loan to repay a Protective Advance.  At any other time the Agent may require the Lenders to fund their risk participations described in Section 2.2.  Agent shall notify the Lenders of the making of any Protective Advance within two (2) Business Days thereafter and will endeavor to give the Lenders notice in advance of making any Protective Advance when practical.

2.2.                            Ratable Loans; Risk Participation.  Except as otherwise provided below, each Advance made in connection with a Revolving Loan shall consist of Loans made by each Lender in an amount equal to such Lender’s Pro Rata Share.  Each Advance made in connection with a Swingline Loan shall consist of Loans made by the Lenders as provided in Section 2.1.3.  Upon the making of an Advance by the Agent in connection with a Non-Ratable Loan (whether before or after the occurrence of a Default or an Unmatured Default and regardless of whether the Agent has requested a Settlement with respect to such Non-Ratable

Loan), the Agent shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Agent, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan in proportion to its Pro Rata Share of the Commitment.  Upon the making of an Advance by the Agent in connection with a Protective Advance (whether before or after the occurrence of a Default or an Unmatured Default and regardless of whether the Agent has requested a Settlement with respect to such Protective Advance), the Agent shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Agent, without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its Pro Rata Share of the Aggregate Commitment.  From and after the date, if any, on which any Lender is required to fund its participation in any Swingline Loan, Non-Ratable Loan, or Protective Advance purchased hereunder, the Agent shall promptly distribute to such Lender, such Lender’s Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Loan.

2.3.                            Payment of the Obligations.  The Borrower shall repay the outstanding principal balance of the Loans, together with all other Obligations, including all accrued and unpaid interest thereon, on the Facility Termination Date; provided however, that the Borrower shall repay the unpaid principal amount of each Swingline Loan to the Swingline Lender (or Agent, as provided in Section 2.1.3(b)) on the earlier of the Facility Termination Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two (2) Business Days after such Swingline Loan is made; provided further, however, that on each date that a Revolving Loan is made, the Borrower shall repay all Swingline Loans then outstanding.

2.4.                            Minimum Amount of Each Advance.  Each Eurodollar Advance shall be in the minimum amount of $1,000,000 and in multiples of $100,000 if in excess thereof.  Floating Rate Advances may be in any amount.

2.5.                            Funding Account.  The Borrower shall have delivered to the Agent, on the Original Closing Date, a notice setting forth the deposit account of the Borrower (the “Funding Account”) to which the Agent is authorized by the Borrower to transfer the proceeds of any Advances requested pursuant to this Agreement.  The Borrower may designate a replacement Funding Account from time to time by written notice executed by an Authorized Officer delivered to the Agent.  Any designation by the Borrower of the Funding Account must be reasonably acceptable to the Agent.

2.6.                            Reliance Upon Authority; No Liability.  The Agent is entitled to rely conclusively on any Authorized Individual’s request for Advances hereunder, so long as the proceeds thereof are to be transferred to the Funding Account.  The Agent shall have no duty to verify the identity of any individual representing himself or herself as an Authorized Individual authorized by the Borrower to make such requests on its behalf.  The Agent shall not incur any liability to the Borrower as a result of acting upon any notice referred to in Section 2.1 which the Agent reasonably believes to have been given by an Authorized Individual.  The crediting of Advances to the Funding Account shall conclusively establish the obligation of the Borrower to repay such Advances as provided herein.

2.7.                            Conversion and Continuation of Outstanding Advances.  Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section 2.7 or are repaid in accordance with this Agreement.  Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with this Agreement, or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period.  Subject to the terms of Section 2.4, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance.  The Borrower shall give the Agent irrevocable notice in the form of Exhibit B (a “Conversion/Continuation Notice”) of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time) at least three (3) Business Days prior to the date of the requested conversion or continuation, specifying (i) the requested date, which shall be a Business Day, of such conversion or continuation, (ii) the aggregate amount and Type of the Advance which is to be converted or continued, and (iii) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.  This Section 2.7 shall not apply to Swingline Loans, which may not be converted or continued.

2.8.                            Telephonic Notices.  The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically.  The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Individual. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

2.9.                            Notification of Advances, Interest Rates and Repayments.  Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder.  Promptly after notice from the LC Issuer, the Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder or any Modification.  The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

2.10.                     Fees.

(a)                                 Unused Commitment Fee.  The Borrower agrees to pay to the Agent, for the account of each Lender in accordance with such Lender’s Pro Rata Share, an unused commitment fee at a per annum rate equal to the Applicable Fee Rate on the average daily Available Commitment, payable on each Payment Date hereafter and on the Facility Termination Date (the “Unused Commitment Fee”); provided, however, that the Unused Commitment Fee shall not accrue on a portion of the Available Commitment equal to five percent (5%) of the Aggregate Credit Exposure during any period that the Loan Parties are prohibited from making purchases of Compression Units or Heavy Component Inventory pursuant to Section 6.28.

(b)                                 LC Fees.  The Borrower shall pay to the Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, a letter of credit fee at a per annum rate equal to the Applicable Margin for Eurodollar Loans in effect from time to time on the average daily undrawn stated amount under each Facility LC, such fee to be payable in arrears on each Payment Date (the “LC Fee”).  The Borrower shall also pay to the LC Issuer for its own account documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the LC Issuer’s standard schedule for such charges as in effect from time to time.

(c)                                  Agent and Arranger Fees.  The Borrower agrees to pay to the Agent and the Arranger, such additional fees as are specified in the Fee Letter.  The closing fee payable pursuant to the Fee Letter shall be paid to Agent as set forth herein, for the account of each

Lender in accordance with such Lender’s Pro Rata Share.  All other fees payable pursuant to the Fee Letter shall be payable to the Agent or Arranger, as applicable, for their own account.

2.11.                     Interest Rates.  Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.7, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.7 hereof, at a rate per annum equal to the Floating Rate for such day.  Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate.  Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurodollar Advance based upon the Borrower’s selections under Sections 2.1.1 and 2.7 and otherwise in accordance with the terms hereof.  No Interest Period may end after the Facility Termination Date.  If at any time Loans are outstanding with respect to which the Borrower has not delivered a notice to the Agent specifying the basis for determining the interest rate applicable thereto, those Loans shall bear interest at the Floating Rate.

2.12.                     Eurodollar Advances Post Default; Default Rates.  Notwithstanding anything to the contrary contained hereunder, during the continuance of a Default or Unmatured Default the Agent or the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.3 requiring unanimous consent of the Lenders to reductions in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance.  During the continuance of a Default the Agent or the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.3 requiring unanimous consent of the Lenders to reductions in interest rates), declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period, plus two percent (2%) per annum, (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time, plus two percent (2%) per annum and (iii) the LC Fee shall be increased by two percent (2%) per annum, provided that, during the continuance of a Default under subsection (f) or (g) of Article VII, the interest rates set forth in clauses (i) and (ii) above and the increase in the LC Fee set forth in clause (iii) above shall be applicable to all Credit Extensions without any election or action on the part of the Agent or any Lender.

2.13.                     Interest Payment Dates; Interest and Fee Basis.  Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof and at maturity.  Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity.  Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period.  Interest on all Advances, unused commitment fees and LC Fees shall be calculated for actual days elapsed on the basis of a 360-day year.  Interest on all Floating Rate Advances shall be calculated for actual days elapsed on the basis of 365 or 366 day year, as appropriate.  Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment.  If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment. After giving effect to any Loan, Advance, continuation, or conversion of any Eurodollar Borrowing, there may not be more than six (6) different Interest Periods in effect at the same time hereunder.

2.14.                     Voluntary Prepayments.  The Borrower may from time to time prepay, without penalty or premium, all or any portion of the outstanding Floating Rate Advances.  The Borrower may also from time to time prepay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $500,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon five (5) Business Days’ prior notice to the Agent.

2.15.                     Mandatory Prepayments.

(a)                                 Borrowing Base Compliance.  The Borrower shall immediately repay the Revolving Loans, Swingline Loans, Reimbursement Obligations and/or Non-Ratable Loans if at any time the Aggregate Credit Exposure exceeds the lesser of (i) the Commitment and (B) the Borrowing Base, to the extent required to eliminate such excess.  If any such excess remains after repayment in full of all outstanding Revolving Loans, Swingline Loans, Reimbursement Obligations and Non-Ratable Loans, the Borrower shall provide cash collateral or a Supporting Letter of Credit for the LC Obligations in the manner set forth in Section 2.1.2(l) to the extent required to eliminate such excess.

(b)                                 Sale of Assets.  Any Net Cash Proceeds received by any Loan Party to be applied to the Obligations in accordance with Section 6.20 shall be applied first, to pay the principal of the Protective Advances, second, to pay the principal of the Non-Ratable Loans, third, to pay the principal of the Revolving Loans and Swingline Loans without a concomitant reduction in the Commitment, and fourth, to cash collateralize outstanding Facility LCs.

(c)                                  Insurance/Condemnation Proceeds.  Any insurance or condemnation proceeds to be applied to the Obligations in accordance with Section 6.7(c) shall be applied as follows: (i) insurance proceeds from casualties or losses to cash or Inventory included in the calculation of the Borrowing Base shall be applied, first, to the Protective Advances, second, to the Non-Ratable Loans, third, to the Revolving Loans and Swingline Loans, and fourth, to cash collateralize outstanding Facility LCs; and (ii) insurance or condemnation proceeds from casualties or losses to Equipment included in the calculation of the Borrowing Base shall be applied first, to pay the principal of the Protective Advances, second, to pay the principal of the Non-Ratable Loans, third, to pay the principal of the Revolving Loans and Swingline Loans, and fourth, to cash collateralize outstanding Facility LCs. The Commitment shall not be permanently reduced by the amount of any such prepayments.  If the precise amount of insurance or condemnation proceeds allocable to Inventory as compared to Equipment is not otherwise determined, the allocation and application of those proceeds shall be determined by the Agent, in its Permitted Discretion.

(d)                                 General.  Without in any way limiting the foregoing, promptly upon receipt by any Loan Party of proceeds of any sale of any Collateral that is included in the calculation of the Borrowing Base, the Borrower shall cause such Loan Party to deliver such proceeds to the Agent, or deposit such proceeds in a deposit account subject to a Deposit Account Control Agreement.  All of such proceeds shall be applied as set forth above or otherwise as provided in Section 2.19.  Nothing in this Section 2.15 shall be construed to constitute Agent’s or any Lender’s consent to any transaction that is not permitted by other provisions of this Agreement or the other Loan Documents.  Nothing in this Section 2.15 shall be construed to constitute a permanent reduction in the Aggregate Commitment or to prejudice the Borrower’s rights under Section 2.1.1(a)(i), subject to the terms of this Agreement, to borrower, repay and reborrow Revolving Loans at any time prior to the Facility Termination Date.

2.16.                     Borrower’s Reduction of Commitment.  Prior to the Facility Termination Date, Borrower may, upon five (5) Business Days’ prior written notice to Agent, permanently reduce (but not terminate) the Aggregate Commitment to a lesser amount, provided that, such reduction must be $5,000,000 or a higher integral multiple of $1,000,000 and the aggregate amount of such reductions may not exceed $15,000,000.

2.17.                     Termination of the Facility.

(a)                                 Without limiting Section 2.3 or Section 8.1, (a) the Aggregate Commitments shall expire on the Facility Termination Date and (b) the Aggregate Credit Exposure and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

(b)                                 The Borrower may terminate this Agreement upon at least ten (10) Business Days’ prior written notice thereof to the Agent and the Lenders, upon (i) the payment in full of all outstanding Loans, together with accrued and unpaid interest thereon, (ii) the cancellation and return of all outstanding Facility LCs (or alternatively, with respect to each such Facility LC, the furnishing to the Agent of a cash deposit or Supporting Letter of Credit as required by Section 2.1.2(l)), (iii) the payment in full of all reimbursable expenses and other Obligations together with accrued and unpaid interest thereon, and (iv) the payment in full of any amount due under Section 3.4.

2.18.                     Method of Payment.

(a)                                 All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent’s address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by 11 a.m. (Chicago time) with respect to all Swingline Loans and by noon (Chicago time) on the date when due and shall be applied ratably by the Agent among the Lenders except payments made on Swingline Loans, which shall be applied among the Lenders as provided in Section 2.1.3.  Any payment received by the Agent or Swingline Lender after such time shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.  Solely for purposes of determining the amount of Loans available for borrowing purposes, checks and cash or other immediately available funds from collections of items of payment and proceeds of any Collateral shall be applied in whole or in part against the Obligations, on the day of receipt, subject to actual collection.  Each payment delivered to the Agent or Swingline Lender for the account of any Lender shall be delivered promptly by the Agent or Swingline Lender to such Lender in the same type of funds that the Agent or Swingline Lender received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent or Swingline Lender from such Lender.

(b)                                 At the election of the Agent, all payments of principal, interest, reimbursement obligations in connection with Facility LCs, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 9.6), and other sums payable under the Loan Documents, may be paid from the proceeds of Advances made hereunder whether made following a request by the Borrower pursuant to Section 2.1 or a deemed request as provided in this Section 2.18 or may be deducted from the Funding Account or any other deposit account of the Borrower maintained with the Agent.  The Borrower hereby irrevocably authorizes (i) the Agent to make an Advance for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans (including Swingline Loans, Non-Ratable

Loans and Protective Advances) and that all such Advances shall be deemed to have been requested pursuant to Section 2.1, and (ii) the Agent to charge the Funding Account or any other deposit account of the Borrower maintained with JPMorgan Chase Bank, N.A. for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.

2.19.                     Apportionment, Application, and Reversal of Payments.  Except as otherwise required pursuant to Section 2.1.3 or 2.20, principal and interest payments shall be apportioned ratably among the Lenders as set forth in this Article II and payments of the fees shall, as applicable, be apportioned ratably among the Lenders, except for fees payable solely to the Agent or the LC Issuer and except as provided in Section 2.10(c).  All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Loans or not constituting payment of specific fees as specified by the Borrower, and all proceeds of any Collateral received by the Agent, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Agent from the Borrower (other than in connection with Banking Services or Rate Management Obligations), second, to pay any fees or expense reimbursements then due to the Lenders from the Borrower (other than in connection with Banking Services or Rate Management Obligations), third, to pay interest due in respect of the Protective Advances, fourth, to pay the principal of the Protective Advances, fifth, to pay interest due in respect of the Non-Ratable Loans, sixth, to pay interest due in respect of the Revolving Loans and Swingline Loans (other than Non-Ratable Loans and Protective Advances), seventh, to pay or prepay principal of the Non-Ratable Loans, eighth, to pay or prepay principal of the Revolving Loans and Swingline Loans (other than Non-Ratable Loans and Protective Advances) and unpaid reimbursement obligations in respect of Facility LCs, ninth, to pay an amount to the Agent equal to one hundred five percent (105%) of the aggregate undrawn face amount of all outstanding Facility LCs and the aggregate amount of any unpaid reimbursement obligations in respect of Facility LCs, to be held as cash collateral for such Obligations, tenth, to payment of any amounts owing with respect to Banking Services and Rate Management Obligations, and eleventh, to the payment of any other Secured Obligation due to the Agent or any Lender by the Borrower.  Notwithstanding the foregoing amounts received from any Loan Party shall not be applied to any Excluded Rate Management Obligation of such Loan Party.  Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless a Default is in existence, neither the Agent nor any Lender shall apply any payment which it receives to any Eurodollar Loan, except (a) on the expiration date of the Interest Period applicable to any such Eurodollar Loan, or (b) in the event, and only to the extent, that there are no outstanding Floating Rate Loans and, in any event, the Borrower shall pay the Eurodollar breakage losses in accordance with Section 3.4.  The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations, so long as due in the same order provided herein.

2.20.                     Settlement.  Except with respect to Swingline Loans, each Lender’s funded portion of the Loans is intended by the Lenders to be equal at all times to such Lender’s Pro Rata Share of the outstanding Loans.  Notwithstanding such agreement, the Agent, JPMorgan Chase Bank, N.A., and the Lenders agree (which agreement shall not be for the benefit of or enforceable by the Loan Parties) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Loans, including the Non-Ratable Loans shall take place on a periodic basis as follows, except as otherwise provided in Section 2.1.3.  The Agent shall request Settlement with the Lenders on at least a weekly basis, or on a more frequent basis at the Agent’s election, by notifying the Lenders of such requested Settlement by telecopy, telephone, or e-mail no later than 12:00 noon (Chicago, Illinois time) on the Settlement Date.  Each Lender (other than the Agent, in the case of the Non-Ratable Loans) shall transfer the amount of such Lender’s Pro Rata Share of the outstanding principal amount of the applicable Loan with respect to which Settlement is requested to the Agent, to such account of the Agent as the Agent may designate, not later than 2:00 p.m. (Chicago, Illinois time), on the Settlement Date applicable thereto.  Settlements may occur during the existence of a Default or an Unmatured Default and whether or not the applicable conditions precedent set forth in Section 4.3 have then been satisfied.  Such amounts transferred to the Agent shall be applied against the amounts of the applicable Loan and, together with JPMorgan Chase Bank, N.A.’s Pro Rata Share of such Non-Ratable Loan, shall constitute Revolving Loans of such Lenders, respectively.  If any such amount is not transferred to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon as specified in Section 2.24.

2.21.                     Indemnity for Returned Payments.  If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent or such Lender and the Borrower shall be liable to pay to the Agent and the Lenders, and the Borrower hereby indemnifies the Agent and the Lenders and holds the Agent and the Lenders harmless for the amount of such payment or proceeds surrendered except to the extent that they are determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Lenders.  The provisions of this Section 2.21 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent’s and the Lenders’ rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable.  The provisions of this Section 2.21 shall survive the termination of this Agreement.

2.22.                     Noteless Agreement; Evidence of Indebtedness.

(a)                                 Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b)                                 The Agent shall also maintain accounts in which it will record (i) the amount of each Loan extended hereunder, the Type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (iii) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (iv) the amount of any sum received by the Agent hereunder from the Borrower and each Lender’s share thereof.

(c)                                  The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

(d)                                 Any Lender may request that its Revolving Loans be evidenced by a promissory note in substantially the form of Exhibit C (as amended, modified or supplemented from time to time, a “Note”).  In such event, the Borrower shall prepare, execute and deliver to such Lender such Note payable to the order of such Lender.  Thereafter, the Revolving Loans evidenced by such Note and interest thereon shall at all times (prior to any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein, except to the extent that any such Lender subsequently returns any such Note for cancellation and requests that such Revolving Loans once again be evidenced as described in paragraphs (a) and (b) above.

2.23.                     Lending Installations.  Each Lender may book its Loans and its participation in any LC Obligations and the LC Issuer may book the Facility LCs at any Lending Installation selected by such Lender or the LC Issuer, as the case may be, and may change its Lending Installation from time to time.  All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or the LC Issuer, as the case may be, for the benefit of any such Lending Installation.  Each Lender and the LC Issuer may, by written notice to the Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

2.24.                     Non-Receipt of Funds by the Agent; Defaulting Lenders.

(a)                                 Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan, or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made.  The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption.  If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three (3) days and, thereafter, the interest rate applicable to the relevant Loan, or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

(b)                                 If a payment has not been made by a Lender, the Agent will notify the Borrower of such failure to fund and, upon demand by the Agent, the Borrower shall pay such amount to the Agent for the Agent’s account, together with interest thereon for each day elapsed since the Borrowing Date at a rate per annum equal to the interest rate applicable to the relevant Loan.

(c)                                  The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by the Borrower to the Agent for the Defaulting Lender’s benefit, and, in the absence of such transfer to the Defaulting Lender, the Agent shall transfer any such payments to each other non-Defaulting Lender ratably in accordance with their Pro Rata Share of the Commitments (but only to the extent that such Defaulting Lender’s Advance was funded by the other Lenders) or, if so directed by the Borrower and if no Unmatured Default or Default has occurred and is continuing (and to the extent such Defaulting Lender’s Advance was not funded by the other Lenders), retain the same to be re-advanced to the Borrower as if such Defaulting Lender had made Advances to the Borrower.  Subject to the foregoing, the Agent may hold and, in its Permitted Discretion, setoff such Defaulting Lender’s funding shortfall against that Defaulting Lender’s Pro Rata Share of all payments received from the Borrower or re-lend to the Borrower for the account of such Defaulting Lender the amount of all such payments received and retained by the Agent for the account of such Defaulting Lender.

(d)                                 Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i)                                     solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a “Lender” and such Defaulting Lender’s Commitment shall be deemed to be zero; provided that, any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender and any amendment which does any of the items described in Sections 8.3(b)(ii)(B) or (b)(vi) shall require the consent of such Defaulting Lender;

(ii)                                  such Defaulting Lender shall not be entitled to any portion of the Unused Commitment Fee;

(iii)                               the Unused Commitment Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Advance and shall be allocated among such non-Defaulting Lenders ratably based on their Pro Rata Share of the Commitments. This Section shall remain effective with respect to such Defaulting Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the non-Defaulting Lenders, the Agent, and the Borrower shall have waived such Defaulting Lender’s default in writing, or (z) the Defaulting Lender makes its Pro Rata Share of the applicable Advance and pays to Agent all amounts owing by the Defaulting Lender in respect thereof;

(iv)                              if any Swingline Exposure or LC Obligations exist at the time a Lender becomes a Defaulting Lender then:

(1)                                 all or any part of such Swingline Exposure and LC Obligations shall be reallocated among the non-Defaulting Lenders in accordance with their respective Pro Rata Shares but only to the extent (x) the sum of all non-Defaulting Lenders’ Credit Exposures with respect to the Revolving Loans, plus such Defaulting Lender’s Swingline Exposure and LC Obligations does not exceed the total of all non-Defaulting Lenders’ Commitments, and (y) the conditions set forth in Section 4.3 are satisfied at such time; and

(2)                                 if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one (1) Business Day following notice by the Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.1.2 for so long as such LC Exposure is outstanding;

(3)                                 if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Obligations pursuant to Section 2.24(d)(iv), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.10(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(4)                                 if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to Section 2.24(d)(iv), then the fees payable to the

Lenders pursuant to Section 2.10(a) and Section 2.10(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Pro Rata Shares; or

(5)                                 if any Defaulting Lender’s LC Obligations are neither cash collateralized nor reallocated pursuant to Section 2.24(d)(iv), then, without prejudice to any rights or remedies of the LC Issuer or any Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.10(b) with respect to such Defaulting Lender’s LC Obligations shall be payable to the LC Issuer until such LC Obligations are cash collateralized and/or reallocated;

(v)                                 the Swingline Lender shall not be required to fund any Swingline Loan and the LC Issuer shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be one-hundred percent (100%) covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.24(d)(iv), and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.24(d)(iv)(1) (and Defaulting Lenders shall not participate therein); and

(vi)                              in the event and on the date that each of the Agent, the Borrower, the LC Issuer and the Swingline Lender agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Obligations of the other Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Pro Rata Share.

(e)                                  The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by the Borrower of its duties and obligations hereunder.

2.25.                     Limitation of Interest.  The Borrower, the Agent and the Lenders intend to strictly comply with all applicable laws, including applicable usury laws.  Accordingly, the provisions of this Section 2.25 shall govern and control over every other provision of this Agreement or any other Loan Document which conflicts or is inconsistent with this Section 2.25, even if such provision declares that it controls.  As used in this Section 2.25, the term “interest” includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law, provided that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of the Obligations.  In no event shall the Borrower or any other Person be obligated to pay, or any Lender have any right or privilege to reserve, receive or retain, (a) any interest in excess of the maximum amount of nonusurious interest permitted under the laws of the State of Texas or the applicable laws (if any) of the U.S. or of any other applicable state, or (b) total interest in excess of the amount which such Lender could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of the Obligations at the Highest Lawful Rate.  On each day, if any, that the interest rate (the “Stated Rate”) called for under this Agreement or any other Loan Document exceeds the

Highest Lawful Rate, the rate at which interest shall accrue shall automatically be fixed by operation of this sentence at the Highest Lawful Rate for that day, and shall remain fixed at the Highest Lawful Rate for each day thereafter until the total amount of interest accrued equals the total amount of interest which would have accrued if there were no such ceiling rate as is imposed by this sentence.  Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate again exceeds the Highest Lawful Rate when the provisions of the immediately preceding sentence shall again automatically operate to limit the interest accrual rate.  The daily interest rates to be used in calculating interest at the Highest Lawful Rate shall be determined by dividing the applicable Highest Lawful Rate per annum by the number of days in the calendar year for which such calculation is being made.  None of the terms and provisions contained in this Agreement or in any other Loan Document which directly or indirectly relate to interest shall ever be construed without reference to this Section 2.25, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the Highest Lawful Rate.  If the term of any Obligation is shortened by reason of acceleration of maturity as a result of any Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason any Lender at any time, including but not limited to, the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the Highest Lawful Rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to such Lender, it shall be credited pro tanto against the outstanding principal balance of the Borrower’s obligations to such Lender, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.  Chapter 346 of the Texas Finance Code (which regulates certain revolving credit accounts (formerly TEX. REV. CIV. STAT. ANN. ART. 5069, Ch. 15)) shall not apply to this Agreement or to any Loan, nor shall this Agreement or any Loan be governed by or be subject to the provisions of such Chapter 346 in any manner whatsoever.

ARTICLE III

YIELD PROTECTION; TAXES

3.1.                            Yield Protection.  If, any Change in Law, or compliance by any Lender or applicable Lending Installation or the LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

(a)                                 subjects any Lender or any applicable Lending Installation or the LC Issuer to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender or the LC Issuer in respect of its Eurodollar Loans, Facility LCs or participations therein, or

(b)                                 imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or the LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

(c)                                  imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation or the LC Issuer of making, funding or maintaining its Eurodollar Loans, or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or the LC Issuer in connection with its Eurodollar Loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or the LC Issuer to make any payment calculated by reference to the amount of Eurodollar Loans, Facility LCs or participations therein held or interest or LC Fees received by it, by an amount deemed material by such Lender or the LC Issuer as the case may be,

and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or the LC Issuer, as the case may be, of making or maintaining its Eurodollar Loans or Commitment or of issuing or participating in Facility LCs or to reduce the return received by such Lender or applicable Lending Installation or the LC Issuer, as the case may be, in connection with such Eurodollar Loans, Commitment, Facility LCs or participations therein, then, within fifteen (15) days of demand by such Lender or the LC Issuer, as the case may be, the Borrower shall pay such Lender or the LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the LC Issuer, as the case may be, for such increased cost or reduction in amount received.

3.2.                            Changes in Capital Adequacy Regulations.  If a Lender or the LC Issuer determines the amount of capital required or expected to be maintained by such Lender or the LC Issuer, any Lending Installation of such Lender or the LC Issuer, or any corporation controlling such Lender or the LC Issuer is increased as a result of a Change, then, within fifteen (15) days of demand by such Lender or the LC Issuer, the Borrower shall pay such Lender or the LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or the LC Issuer determines is attributable to this Agreement, its Credit Exposure or its Commitment to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender’s or the LC Issuer’s policies as to capital adequacy).  “Change” means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines (as defined below) or (ii) any Change in Law which affects the amount of capital required or expected to be maintained by any Lender or the LC Issuer or any Lending Installation or any corporation controlling any Lender or the LC Issuer.  “Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the U.S. on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the U.S. implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled “International Convergence of Capital Measurements and Capital Standards,” including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

3.3.                            Availability of Types of Advances.  If (a) any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, (b) the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, or (c) the Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining (including, without limitation, by means of an Interpolated Rate) the Adjusted LIBO Rate or the LIBO Rate for such Interest Period, as applicable, then the Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

3.4.                            Funding Indemnification.  If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance except to the extent that any such loss or cost is determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Lenders.

3.5.                            Taxes.

(a)                                 The Borrowers shall be jointly and severally liable for paying to the Agent any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that, if the Borrower shall be required by applicable law to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Agent, Lender or LC Issuer (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)                                 In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)                                  The Borrowers shall jointly and severally indemnify the Agent, each Lender and the LC Issuer, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Agent, such Lender or the LC Issuer, as the case may be, on or with respect to any payment by the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the LC Issuer, or by the Agent on its own behalf or on behalf of a Lender or the LC Issuer, shall be conclusive absent manifest error.

(d)                                 Each Lender and the LC Issuer shall indemnify the Borrower and the Agent, within ten (10) days after written demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and reasonable expenses (including the fees, charges and disbursements of any counsel for the Borrower or the Agent) incurred by or asserted against the Borrower or the Agent by any Governmental Authority as a result of the failure by such Lender or the LC Issuer, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered to the Borrower or the Agent pursuant to Section 3.5(f).  Each Lender and the LC Issuer hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender or the LC Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Agent under this Section 3.5(d).  The obligations of the Lenders under this Section 3.5(d) shall survive the payment of the Obligations and termination of this Agreement.

(e)                                  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(f)                                   Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.  In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Without limiting the generality of the foregoing, if any payment made hereunder or under any other Loan Document would be subject to United States federal withholding tax imposed pursuant to FATCA if the recipient of such payment fails to comply with applicable reporting and other requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such recipient shall use commercially reasonable efforts to deliver to the Borrower and the Agent, at the time or times prescribed by applicable law or as reasonably requested by the Borrower or the Agent, (A) two accurate, complete and signed certifications prescribed by applicable law and (B) any other documentation reasonably requested by the Borrower or the Agent sufficient for the Borrower and the Agent to comply with their obligations under FATCA.

(g)                                  If the Agent or a Lender determines that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.5, it shall pay over an amount equal to such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.5 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that, the Borrower, upon the request of the Agent or such Lender, agree to repay the amount paid over to the Borrower (plus, any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent or such Lender in the event the Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

3.6.                            Lender Statements; Survival of Indemnity.  To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender.  Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5.  Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error.  Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Adjusted LIBO Rate applicable to such Loan, whether in fact that is the case or not.  Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement.  The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

3.7.                            Replacement of Lender.  If the Borrower is required pursuant to Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender’s obligation to make or continue, or to convert Floating Rate Advances into, Eurodollar Advances shall be suspended pursuant to Section 3.3 or if any Lender is a Defaulting Lender (any such Lender, an “Affected Lender”), the Borrower, at its sole expense and effort, upon notice to such Lender and the Agent, may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement (in accordance with and subject to the restrictions contained in Article XII), provided that, no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement; and provided further, that concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower, the Agent and LC Issuer shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an Assignment Agreement (and a Defaulting Lender shall be deemed to have executed and delivered such an Assignment Agreement if it fails to do so) and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (ii) the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender.

ARTICLE IV

CONDITIONS PRECEDENT

4.1.                            Closing Date.  The Borrower shall satisfy each of the following conditions prior to the Closing Date, and with respect to any condition requiring delivery of any agreement, certificate, document, or instrument to the Lenders, the Borrower hereby agrees that any such agreement, certificate, document, or instrument delivered to Agent may be distributed by Agent to the Lenders in satisfaction of such requirement.

(a)                                 The Agent shall have received counterparts (executed on behalf of each Loan Party, the Agent and the Lenders party thereto) of each of (i) this Agreement, (ii) the Ratification Agreement and (iii) a solvency certificate, in each case, in form and substance acceptable to Agent.

(b)                                 The Agent shall have received a customary incumbency certificate from each of Holdings, Managing General Partner and Borrower certifying as to (i) resolutions duly adopted by the Managing General Partner, its members or any other equivalent body authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to be executed on the Closing Date as so amended or ratified, (ii) copies of its articles or certificate of limited partnership, formation or incorporation, as applicable, together with all amendments thereto, (iii) copies of its bylaws, limited liability company agreement, or partnership agreement, as applicable, (iv) incumbency and specimen signature of each officer executing any Loan Document, and (v) a certificate of good standing (or equivalent certification from the appropriate governmental officer in its jurisdiction of incorporation or organization.

(c)                                  The Agent shall have received an officer’s certificate, signed by an Authorized Officer of the Borrower, dated the Closing Date stating that no Default has occurred and is continuing under the Original Credit Agreement and the representations and warranties contained in Article V are true and correct in all material respects as of the Closing Date (except for such representations and warranties that have a materiality qualification, which shall be true and correct in all respects).

(d)                                 The Agent shall have received an executed legal opinion of counsel to the Loan Parties’ counsel, addressed to the Agent, the LC Issuer and the Lenders in form and substance customary and appropriate for transactions of this type.

(e)                                  The Borrower shall have delivered any Notes requested by a Lender pursuant to Section 2.22 payable to the order of each such requesting Lender.

(f)                                   All legal (including tax implications) and regulatory matters, including, but not limited to compliance with applicable requirements of Regulations U, T and X of the Board of Governors of the Federal Reserve System, shall be satisfactory to the Agent and the Lenders.

(g)                                  The Borrower shall have paid all of the fees and expenses due and payable to the Agent, the Arranger, the LC Issuer and the Lenders pursuant to Section 2.10, and Section 9.6(a).

(h)                                 No Material Adverse Effect shall have occurred since December 31, 2012.

4.2.                            [Reserved]

4.3.                            Each Credit Extension.  Except as otherwise expressly provided herein, the Lenders shall not be required to make any Credit Extension if on the applicable Credit Extension Date:

(a)                                 There exists any Default or Unmatured Default or any Default or Unmatured Default shall result from any such Credit Extension and the Agent or the Required Lenders shall have determined not to make any Credit Extension as a result of such Default or Unmatured Default.

(b)                                 Any representation or warranty contained in Article V is untrue or incorrect in any material respect as of such Credit Extension Date except to the extent (i) any such representation or warranty is stated to relate solely to an earlier date or (ii) any such representation or warranty is subject to a materiality qualifier, in which case, it is untrue or incorrect in any respect.

(c)                                  After giving effect to such Credit Extension, Availability would be less than zero.

Each Borrowing Notice or request for issuance of Facility LC with respect to each such Credit Extension shall constitute a representation and warranty by the Borrower that the conditions contained in Section 4.1 have been satisfied and that none of the conditions set forth in Section 4.3 exist as of the applicable Credit Extension Date.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Each Loan Party jointly and severally represents and warrants to Lenders as follows:

5.1.                            Existence and Standing.  Each Loan Party is a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

5.2.                            Authorization and Validity.  Each Loan Party has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder.  The execution and delivery by each Loan Party of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper proceedings, and the Loan Documents to which such Loan Party is a party constitute legal, valid and binding obligations of such Loan Party enforceable against such Loan Party in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

5.3.                            No Conflict; Government Consent.  Neither the execution and delivery by any Loan Party of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Loan Party or (ii) any Loan Party’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any material indenture, instrument or agreement to which any Loan Party is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of such Loan Party pursuant to the terms of any such indenture, instrument or agreement.  No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by a Loan Party, is required to be obtained by any Loan Party in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Loan Parties of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

5.4.                            Security Interest in Collateral.  The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the benefit of the Agent and the Lenders, and upon the recording of financing statements covering the Collateral in the state of organization of the applicable Loan Party, such Liens constitute perfected and continuing Liens on the Collateral, securing the Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except in the case of (a) Permitted Liens, to the extent any such Permitted Liens would have priority over the Liens in favor of the Agent pursuant to any applicable law and (b) Liens perfected only by possession (including possession of any certificate of title) to the extent the Agent has not obtained or does not maintain possession of such Collateral.

5.5.                            Financial Statements.

(a)                                 The audited consolidated financial statements of the Borrower and its Subsidiaries for the period ending on December 31, 2012 heretofore delivered to the Lenders were prepared in accordance with GAAP (as in effect on the date such statements were prepared) and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

(b)                                 The most recent Budget delivered to the Agent and the Lenders pursuant to Section 6.1(c), represent the Borrower’s good faith estimate of anticipated financial performance of the Borrower for the period set forth therein based upon assumptions believed by Borrower to be reasonable at the time of such delivery, but shall not constitute or be deemed to constitute a representation or warranty that such anticipated performance will in fact be achieved.  Whether or not any such results are in fact achieved will depend upon future events, some of which are not within the control of the Borrower.  Accordingly (but without limiting the first sentence of this Section 5.5(b)), actual results may vary from the projected results.

5.6.                            Material Adverse Change.  Since December 31, 2012, there has been no change in the business, Collateral Property, condition (financial or otherwise) or results of operations of the Loan Parties or other event which could reasonably be expected to have a Material Adverse Effect.

5.7.                            Taxes.  The Loan Parties have filed all U.S. federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by any Loan Party, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP and as to which no Lien exists.  No tax liens have been filed and, to Borrower’s knowledge, no claims are being asserted with respect to any such taxes.  The charges, accruals and reserves on the books of the Loan Parties in respect of any taxes or other governmental charges are adequate.

5.8.                            Litigation and Contingent Obligations.  Except as set forth on Schedule 5.8, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting any Loan Party which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions.  Other than any liability incident to any litigation, arbitration or proceeding which (a) could not reasonably be expected to have a Material Adverse Effect, or (b) is set forth on Schedule 5.8, no Loan Party has any material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.5.

5.9.                            Capitalization and Subsidiaries. Schedule 5.9 sets forth (a) a correct and complete list of the name and relationship to Holdings of each and all of Holdings’ Subsidiaries, (b) the location of the chief executive office of Holdings and each of its Subsidiaries and each other location where any of them have maintained their chief executive office in the past five (5) years, (c) a true and complete listing of each class of each of Holdings and the Borrower’s authorized Capital Stock, of which all of such issued shares are validly issued, outstanding, fully paid and non-assessable, and owned beneficially and of record by the Persons identified on Schedule 5.9, and (d) the type of entity of Holdings and each of its Subsidiaries.  With respect to each Loan Party, Schedule 5.9 also sets forth the employer or taxpayer identification number of each Loan Party and the organizational identification number issued by each Loan Party’s jurisdiction of organization or a statement that no such number has been issued, in each case, as of the Closing Date.  All of the issued and outstanding Capital Stock owned by any Loan Party has been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and is fully paid and non-assessable.  Schedule 5.9 may be amended and supplemented from time to time by delivery of an amended and restated schedule to the Agent by the Loan Parties.

5.10.                     ERISA.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.  Except as would not reasonably be expected to result in a Material Adverse Effect, the present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans.

5.11.                     Accuracy of Information.  No information, exhibit or report furnished by any Loan Party to the Agent or to any Lender in connection with the Loan Documents on the Closing Date or during the term of the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

5.12.                     Names; Prior Transactions.  Except as set forth on Schedule 5.12, the Loan Parties have not, during the past five (5) years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or been a party to any acquisition of all or substantially all of the assets of or of a division or line of business of a Person, whether through purchase of assets, merger or otherwise;

provided, however, that Schedule 5.12 may be amended and supplemented from time to time by delivery of an amended and restated schedule to the Agent by the Loan Parties.

5.13.                     Regulation U.  No Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”).  No Loan Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Loans or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulations T, U or X of the Federal Reserve Board.  No Loan Party will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

5.14.                     Material Agreements.  Except for those previously disclosed in periodic reports filed with the Securities and Exchange Commission, Schedule 5.14 hereto sets forth as of the Closing Date all material agreements and contracts to which any Loan Party is a party or is bound as of the date hereof and that Holdings is required to disclose in its periodic reports under Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended and in effect from time to time (including, without limitation on Form 8-K, 10-K or 10-Q) with the Securities and Exchange Commission.  No Loan Party is subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect.  No Loan Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material agreement (other than a Material Indebtedness Agreement) to which it is a party that has resulted in any of its top five (5) customers terminating substantially all of their contracts with such Loan Party.  No default, event of default or other similar event exists under any Material Indebtedness Agreement that permits the lender(s) thereunder to accelerate such Indebtedness.

5.15.                     Compliance With Laws.  The Loan Parties have complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property.

5.16.                     Ownership of Properties.  Except as set forth on Schedule 5.16, on the date of this Agreement, the Loan Parties will have good title, free of all Liens other than those permitted by Section 6.22, to all of the Collateral of Borrower and all of the Property and assets reflected in the Loan Parties’ most recent consolidated financial statements provided to the Agent as owned by the Loan Parties.

5.17.                     [Reserved]

5.18.                     Environmental Matters.  In the ordinary course of its business, the officers of each Loan Party consider the effect of Environmental Laws on the business of such Loan Party, in the course of which they identify and evaluate potential risks and liabilities accruing to such Loan Party due to Environmental Laws.  On the basis of this consideration, the Loan Parties have concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect.  No Loan Party has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment.

5.19.                     Investment Company Act.  No Loan Party is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

5.20.                     [Reserved].

5.21.                     Bank Accounts.  As of the Closing Date, Exhibit B to the Security Agreement contains a complete and accurate list of all bank accounts maintained by each Loan Party with any bank or other financial institution.

5.22.                     Indebtedness.  As of the Closing Date, after giving effect all Credit Extensions under the Original Credit Agreement to remain outstanding under this Agreement after the Closing Date and all additional Credit Extensions to be made on the Closing Date, the Loan Parties have no Indebtedness, except for (a) the Obligations, (b) any Indebtedness described on Schedule 5.22, and (c) Indebtedness permitted pursuant to Section 6.17.

5.23.                     Affiliate Transactions.  Except as set forth on Schedule 5.23, in any periodic report previously filed with the Securities and Exchange Commission or otherwise permitted hereunder, as of the Closing Date, there are no existing or proposed agreements, arrangements, understandings, or transactions between any Loan Party and any of the officers, members, managers, directors, stockholders, parents, other interest holders, employees, or Affiliates (other than Subsidiaries) of any Loan Party or any members of their respective immediate families, and none of the foregoing Persons are directly or indirectly indebted to or have any direct or indirect ownership, partnership, or voting interest in any Affiliate of any Loan Party or any Person with which any Loan Party has a business relationship or which competes with any Loan Party, in each case, that Holdings is required to disclose in its periodic reports under Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended and in effect from time to time (including, without limitation on Form 8-K, 10-K or 10-Q) with the Securities and Exchange Commission.

5.24.                     Real Property; Leases.  As of the Closing Date, Schedule 5.24 sets forth a correct and complete list of all real Property owned by each Loan Party, all leases and subleases of real Property by each Loan Party as lessee or sublessee, and all leases and subleases of real Property by each Loan Party as lessor or sublessor.  Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists.  Each Loan Party has good and indefeasible title in fee simple to the real Property identified on Schedule 5.24 as owned by such Loan Party, or valid leasehold interests in all real Property designated therein as “leased” by such Loan Party.

5.25.                     Intellectual Property Rights.  As of the Closing Date: (a) Schedule 5.25 sets forth a correct and complete list of all Intellectual Property Rights of each Loan Party; (b) none of the Intellectual Property Rights listed in Schedule 5.25 is subject to any licensing agreement or similar arrangement except as set forth in Schedule 5.25 (excluding licensing arrangements with respect to commercially available off-the-shelf software, which shall not be required to be disclosed on such Schedule); (c) the Intellectual Property Rights described in Schedule 5.25 constitute all of the property of such type necessary to the current and anticipated future conduct of the Loan Parties’ business; (d) to the best of each Loan Party’s knowledge, no slogan or other advertising device, product, process, method, substance, part, or other material now employed, or now contemplated to be employed, by any Loan Party infringes in any material respect upon any rights held by any other Person; and (e) no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard, or code is pending or, to the knowledge of any Loan Party, proposed.

5.26.                     Insurance.  Schedule 5.26 lists all insurance policies of any nature maintained, as of the Closing Date, by each Loan Party, as well as a summary of the terms of each such policy.

5.27.                     Solvency.

(a)                                 Immediately after the transactions to occur on the Closing Date and the Closing Date and immediately after giving effect all Credit Extensions under the Original Credit Agreement to remain outstanding under this Agreement after the Closing Date and all additional Credit Extensions to be made on the Closing Date, (i) the fair value of the assets of each Loan Party, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of each Loan Party; (ii) the present fair saleable value of the Property of each Loan Party will be greater than the amount that will be required to pay the probable liability of each Loan Party on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) each Loan Party will not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

(b)                                 Neither Holdings nor the Borrower intends to (nor does Borrower intend to permit any of its Subsidiaries to) and neither Holdings nor the Borrower believes that it or any of their Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by Holdings, the Borrower, or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of Holdings’ or the Borrower’s Indebtedness or the Indebtedness of any such Subsidiary.

5.28.                     [Reserved].

5.29.                     Post-Retirement Benefits.  The present value of the expected cost of post-retirement medical and insurance benefits payable by each Loan Party to its employees and former employees, as estimated by such Loan Party in accordance with procedures and assumptions deemed reasonable by the Required Lenders, does not exceed $1,000,000.

5.30.                     Common Enterprise.  The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party.  Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of each of the other Loan Parties and (ii) the credit extended by the Lenders to the Borrower hereunder, both in their separate capacities and as members of the group of companies.  Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, will be of direct and indirect benefit to such Loan Party, and is in its best interest.

5.31.                     Reportable Transaction.  The Borrower does not intend to treat the Advances and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4).  In the event the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Agent thereof.

5.32.                     Labor Disputes.  Except as set forth on Schedule 5.32, as of the Closing Date (a) there is no collective bargaining agreement or other labor contract covering employees of the Borrower or any of its Subsidiaries, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) to Borrower’s knowledge, no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of the Borrower or any of its Subsidiaries or for any similar purpose, and (d) there is no pending or (to the best of the Borrower’s knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting the Borrower or its Subsidiaries or their employees.

5.33.                     Sanctions Laws and Regulations.  Each Loan Party and its Affiliates have implemented and maintain in effect policies and procedures designed to ensure compliance by such Loan Party and/or Affiliate and their respective directors, officers, employees and agents with Anti-Corruption Laws and Sanctions, to the extent applicable to such Persons, and each Loan Party and its Affiliates and their respective officers and employees and to the knowledge of such Loan Party and/or its Affiliates and its directors and agents, are in compliance with Anti-Corruption Laws and Sanctions, in all material respects, to the extent applicable to such Persons.  None of (a) the Loan Parties or any of their respective Affiliates or, to the knowledge of any Loan Party and/or its Affiliates, any of their respective directors, officers or employees, or (b) to the knowledge of any Loan Party and/or its Affiliates, any agent of the Loan Party and/or their respective Affiliates that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.   No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or Sanctions, in each case, that are applicable to any Loan Party or its Affiliates.

ARTICLE VI

COVENANTS

Each Loan Party executing this Agreement jointly and severally agrees as to all Loan Parties that from and after the date hereof and until the Facility Termination Date:

6.1.                            Financial and Collateral Reporting.  Each Loan Party will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP, and will furnish to the Lenders:

(a)                                 as soon as available, and in any event within one hundred twenty (120) days after the close of each Fiscal Year of Holdings and its Subsidiaries, an unqualified audit report certified by independent certified public accountants acceptable to the Required Lenders, prepared in accordance with GAAP on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants), including balance sheets as of the end of such Fiscal Year, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof, unless (i) obtaining such a certificate is not reasonably economically feasible in the good faith judgment of the Borrower and (ii) Agent has consented in its sole discretion to the Loan Parties not delivering such certificate;

(b)                                 as soon as available, and in any event within forty-five (45) days after the close of the first three (3) Fiscal Quarters of each Fiscal Year of Holdings and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such Fiscal Quarter and consolidated profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of the applicable Fiscal Year to the end of such Fiscal Quarter, all prepared in accordance with GAAP (except for exclusion of footnotes and subject to normal year-end audit adjustments) and certified by its chief financial officer or controller;

(c)                                  as soon as available, but in any event not more than sixty (60) days prior to the end of each Fiscal Year of the Borrower, but not less than thirty (30) days prior to the end of such Fiscal Year, a copy of the Budget in form reasonably satisfactory to the Agent;

(d)                                 together with each of the financial statements required under Sections 6.1(a) and (b), a compliance certificate in substantially the form of Exhibit E (a “Compliance Certificate”) signed by the chief financial officer or controller of Borrower showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

(e)                                  as soon as available, an Appraised Value Report, which report shall update the prior Appraised Value Report with data collected and verified no more than thirty (30) days prior to September 30 of such year and having an effective date of September 30 of such year.

(f)                                   as soon as available but in any event within (i) twenty (20) days of the end of each calendar month if Availability for each day is equal to or greater than $20,000,000 or (ii) three (3) days of the end of each calendar week if Availability for any day is less than $20,000,000, and at such other times as may be requested by the Agent, as of the period then ended, a Borrowing Base Certificate and supporting information in connection therewith;

(g)                                  as soon as available but in any event within twenty (20) days of the end of each calendar month and at such other times as may be requested by the Agent, as of the period then ended:

(i)                                     a detailed aging of the Borrower’s Accounts (A) including all invoices aged by invoice date, and (B) reconciled to the Borrowing Base Certificate delivered as of such date prepared in a manner reasonably acceptable to the Agent, together with a summary specifying the name, address, and balance due for each Account Debtor;

(ii)                                  a schedule detailing the Borrower’s Inventory, in form satisfactory to the Agent, (A) by location (showing Inventory in transit, any Inventory located with a third party under any consignment, bailee arrangement, or warehouse agreement), by class (raw material, work-in-process and finished goods), by product type, and by volume on hand, which Inventory shall be valued at the lower of cost (determined on a first-in, first-out basis) or market and adjusted for Reserves as the Agent has previously indicated to the Borrower are deemed by the Agent to be appropriate, (B) including a report of any variances or other results of Inventory counts performed by the Borrower since the last Inventory schedule (including information regarding sales or other reductions, additions, returns, credits issued by Borrower and complaints and claims made against the Borrower), and (C) reconciled to the Borrowing Base Certificate delivered as of such date;

(iii)                               a worksheet of calculations prepared by the Borrower to determine Eligible Accounts and Eligible Inventory, such worksheets detailing the Accounts and Inventory excluded from Eligible Accounts and Eligible Inventory and the reason for such exclusion;

(iv)                              a reconciliation of the Borrower’s Accounts and Inventory between the amounts shown in the Borrower’s general ledger and financial statements and the reports delivered pursuant to clauses (i) and (ii) above; and

(v)                                 a reconciliation of the loan balance per the Borrower’s general ledger to the loan balance under this Agreement;

(h)                                 as soon as available but in any event within thirty (30) days of the end of each calendar month and at such other times as may be requested by the Agent, as of the month then ended, a schedule and aging of the Borrower’s accounts payable;

(i)                                     promptly upon the Agent’s request:

(i)                                     copies of invoices in connection with the invoices issued by the Borrower in connection with any Accounts, credit memos, shipping and delivery documents, and other information related thereto;

(ii)                                  copies of purchase orders, invoices, and shipping and delivery documents in connection with any Inventory or Equipment purchased by any Loan Party; and

(iii)                               a schedule detailing the balance of all intercompany accounts of the Loan Parties;

(j)                                    as soon as possible and in any event within thirty (30) days of filing thereof, copies of all tax returns filed by any Loan Party or the Managing General Partner with the U.S. Internal Revenue Service;

(k)                                 as soon as possible and in any event within two-hundred and seventy (270) days after the close of the Fiscal Year of the Borrower, a statement of the Unfunded Liabilities of each Single Employer Plan that is sponsored or maintained by Borrower or a Subsidiary, certified as correct by an actuary enrolled under ERISA, if applicable;

(l)                                     as soon as possible and in any event within ten (10) days after the Borrower knows that any Reportable Event has occurred with respect to any Plan that is sponsored or maintained by Borrower or a Subsidiary, a statement, signed by an Authorized Officer of Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto;

(m)                             as soon as possible and in any event within thirty (30) days of filing therewith with the PBGC, the U.S. Internal Revenue Service or any other governmental entity, a copy of each annual report or other filing with respect to any Plan that is sponsored or maintained by Borrower or a Subsidiary;

(n)                                 as soon as possible and in any event within ten (10) days after receipt by any Loan Party, a copy of (i) any notice or claim to the effect that any Loan Party is or may be liable to any Person as a result of the release by any Loan Party, or any other Person of any toxic or hazardous waste or substance into the environment, and (ii) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the any Loan Party;

(o)                                 within thirty (30) days of each March 31 and September 30, an updated Customer List, certified as true and correct by an Authorized Officer of the Borrower;

(p)                                 Reserved;

(q)                                 promptly upon the filing thereof, copies of all registration statements (other than registration statements on Form S-8 or any registration statement filed in connection with a DRIP) and annual, quarterly, monthly or other regular reports which any Loan Party files with the Securities and Exchange Commission;

(r)                                    on the first Business Day of the month of March and September, a certificate of good standing for each Loan Party from the appropriate governmental officer in its jurisdiction of incorporation, formation, or organization and upon Agent’s request, a certificate of authority to do business from the appropriate governmental officer in each foreign jurisdiction where the Borrower is qualified to do business; and

(s)                                   such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

Notwithstanding the foregoing, so long as Holdings is required to file periodic reports under Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended and in effect from time to time, the obligations in paragraphs (a), (b) and (q) of this Section 6.1 shall be deemed satisfied upon the filing (within the applicable time period set forth above) by Holdings’ of any report (including, without limitation on Form 10-K or 10-Q) with the Securities and Exchange Commission.

6.2.                            Use of Proceeds.

(a)                                 The Borrower will use the proceeds of the Credit Extensions (i) for working capital requirements of the Loan Parties and their Subsidiaries, (ii) for general corporate purposes (not otherwise prohibited by this Agreement) of the Loan Parties and their Subsidiaries, (iii) to fund a portion of the purchase price of any Permitted Acquisition, and (iv) to make distributions permitted by Section 6.16.

(b)                                 The Borrower will not, nor will it permit any Loan Party to, use any of the proceeds of the Credit Extensions to (i) purchase or carry any Margin Stock in violation of Regulation U, (ii) repay or refinance any Indebtedness of any Person incurred to buy or carry any Margin Stock, (iii) acquire any security in any transaction that is subject to Section 13 or Section 14 of the Securities Exchange Act of 1934 (and the regulations promulgated thereunder), or (iv) make any Acquisition (except as permitted by Section 6.2(a)(iii) above).

6.3.                            Notices.  Each Loan Party will give prompt notice in writing to the Agent and the Lenders of:

(a)                                 the occurrence of any Default or Unmatured Default;

(b)                                 any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect;

(c)                                  the assertion by the holder of any Capital Stock of any Loan Party or the holder of any Indebtedness of any Loan Party in excess of $500,000 that any default exists with respect thereto;

(d)                                 receipt of any written notice that any Loan Party is subject to any investigation by any governmental entity with respect to any potential or alleged violation of any applicable Environmental Law with respect to a claim of $500,000 or more, or of imposition of any Lien against any Property of any Loan Party for any liability with respect to damages arising from, or costs resulting from, any violation of any Environmental Laws;

(e)                                  receipt of any notice of litigation commenced or threatened against any Loan Party that (i) seeks damages in excess of $500,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets, (iv) alleges criminal misconduct by any Loan Party, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Laws with respect to a claims in excess of

$500,000, in the aggregate; or (vi) involves any product recall that could reasonably be expected to have a Material Adverse Effect;

(f)                                   any Lien (other than Permitted Liens) or claim made or asserted against any of the Collateral;

(g)                                  its decision to change, (i) such Loan Party’s name or type of entity, (ii) such Loan Party’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, and (iii) the location where any Collateral is held or maintained (other than with respect to movements of Collateral occurring in the ordinary course of business);

(h)                                 commencement of any proceedings contesting any tax, fee, assessment, or other governmental charge in excess of $500,000;

(i)                                     the opening of any new deposit account by any Loan Party with any bank or other financial institution (and Borrower shall comply with Section 6.14 hereof with respect thereto);

(j)                                    any loss, damage, or destruction to the Collateral in the amount of $1,000,000 or more, whether or not covered by insurance;

(k)                                 any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located (which shall be delivered within two (2) Business Days after receipt thereof);

(l)                                     all material amendments to real estate leases, together with a copy of each such amendment;

(m)                             immediately after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting the Borrower or any of its Subsidiaries in a manner;

(n)                                 evidence of payment of monthly lease or rental payments as to each leased or rented location for which a landlord or bailee waiver has not been obtained (which shall be delivered within three (3) Business Days after payment thereof);

(o)                                 the fact that such Loan Party has entered into a Rate Management Transaction or an amendment to a Rate Management Transaction, together with copies of all agreements evidencing such Rate Management Transactions or amendments thereto (which shall be delivered within two (2) Business Days);

(p)                                 the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in liability of the Borrowers and their Subsidiaries in an aggregate amount exceeding $750,000; and

(q)                                 any other matter as Agent may reasonably request.

6.4.                            Conduct of Business.  Each Loan Party will:

(a)                                 carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and upon the prior written consent of Agent in its sole discretion, reasonable extensions thereof;

(b)                                 do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted;

(c)                                  keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements delivered to the Agent on the Original Closing Date;

(d)                                 at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and

(e)                                  transact business only in such corporate and trade names as are set forth in Schedule 5.12 (as it may be amended and supplemented from time to time).

6.5.                            Taxes.  Each Loan Party will timely file complete and correct U.S. federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits, Property or Collateral, except those (i) which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP and (ii) for which no Lien has been asserted (except for a Permitted Lien pursuant to Section 6.22(a)(i)).

6.6.                            Payment of Indebtedness and Other Liabilities.  Each Loan Party will pay or discharge when due all Material Indebtedness (except as prohibited by any subordination agreement applicable thereto, in form and substance acceptable to Agent) permitted by Section 6.17 owed by such Loan Party and all other liabilities and obligations due to materialmen, mechanics, carriers, warehousemen, and landlords other than Permitted Liens, except that the Loan Parties may in good faith contest, by appropriate proceedings diligently pursued, any such obligations; provided that, (a) adequate reserves have been set aside for such liabilities in accordance with GAAP, (b) such liabilities would not result in aggregate liabilities contested in excess of $1,000,000, (c) no Lien shall be imposed to secure payment of such liabilities that is superior to the Agent’s Liens securing the Secured Obligations, (d) none of the Collateral becomes subject to forfeiture or loss as a result of the contest and (e) such Loan Party shall promptly pay or discharge such contested liabilities, if any, and shall deliver to the Agent evidence reasonably acceptable to the Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Loan Party or the conditions set forth in this proviso are no longer met.

6.7.                            Insurance.

(a)                                 Each Loan Party shall at all times maintain, with financially sound and reputable carriers having a Financial Strength rating of at least A- by A.M. Best Company, insurance against: (i) loss or damage by fire and loss in transit; (ii) theft, burglary, pilferage, larceny and embezzlement; (iii) business interruption; (iv) general liability and (v) and such other hazards, as is customary in the business of such Loan Party.  All such insurance shall be in amounts, cover such assets and be under policies acceptable to the Agent in its Permitted Discretion.  In the event any Collateral is located in any area that has been designated by the Federal Emergency Management Agency as a “Special Flood Hazard

Area”, the applicable Loan Party shall purchase and maintain flood insurance on such Collateral (including any personal Property which is located on any real Property leased by such Loan Party within a “Special Flood Hazard Area”).  The amount of all insurance required by this Section shall at a minimum comply with applicable law, including the Flood Disaster Protection Act of 1973, as amended.  All premiums on such insurance shall be paid when due by the applicable Loan Party, and, upon written request of the Agent, and copies of the policies shall be delivered to the Agent.  If any Loan Party fails to obtain any insurance as required by this Section, the Agent at the direction of the Required Lenders may obtain such insurance at the Borrower’ expense.

(b)                                 All insurance policies required under Section 6.7(a) shall name the Agent (for the benefit of the Agent and the Lenders) as an additional insured or as loss payee, as applicable, and shall provide that, or contain loss payable clauses or mortgagee clauses, in form and substance satisfactory to the Agent, which provide that:

(i)                                     all proceeds thereunder with respect to any Collateral shall be payable to the Agent;

(ii)                                  as to the interest of Agent (for itself and the other Lenders), no such insurance shall be affected by any act or neglect of the insured or owner of the Property described in such policy; and

(iii)                               such policy and loss payable clauses may be canceled, amended, or terminated only upon at least thirty (30) days prior written notice given to the Agent.

(c)                                  Notwithstanding the foregoing, (i) at any time that Availability is less than $20,000,000 or (ii) a Default has occurred and is continuing, any insurance or condemnation proceeds received by the Loan Parties shall be immediately forwarded to the Agent and the Agent may, at its option, apply any such proceeds to the reduction of the Obligations in accordance with Section 2.15(e); provided that, in the case of insurance proceeds pertaining to any Loan Party other than the Borrower, such insurance proceeds shall be applied to the Loans owing by the Borrower. The Agent may permit or require any Loan Party to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. Regardless of Availability, if such proceeds exceed $10,000,000, such Loan Party shall immediately furnish to the Lenders a Borrowing Base Certificate and supporting information in connection therewith.  Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds could not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $1,000,000 in the aggregate, upon the applicable Loan Party’s request, the Agent shall permit such Loan Party to replace, restore, repair or rebuild the property; provided that, if such Loan Party has not completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within ninety (90) days of such casualty, the Agent may apply such insurance proceeds to the Obligations in accordance with Section 2.15.  All insurance proceeds that are to be made available to the Borrower to replace, repair, restore or rebuild the Collateral shall be applied by the Agent to reduce the outstanding principal balance of the Revolving Loans (which application shall not result in a permanent reduction of the Commitment) and upon such application, the Agent shall establish a Reserve against the Borrowing Base in an amount equal to the amount of such proceeds so applied.  All insurance proceeds made available to any Loan Party that is not a Borrower to replace, repair, restore or rebuild Collateral shall be deposited in a cash collateral account.  In either case, thereafter, such funds shall be made available to the applicable Loan Party to provide funds to replace, repair, restore or rebuild the Collateral as follows:

(i)                                     Borrower shall request a Revolving Loan or the applicable Loan Party shall request a release from the cash collateral account be made in the amount needed;

(ii)                                  so long as the conditions set forth in Section 4.3 have been met, the Lenders shall make such Revolving Loan or Agent shall release funds from the cash collateral account; and

(iii)                               in the case of insurance proceeds applied against the Revolving Loan, the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Loan.

6.8.                            Compliance with Laws.  Each Loan Party will (a) comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws, and (b) will maintain in effect and enforce policies and procedures designed to ensure compliance by such Loan Party, each Affiliate thereof, and their respective directors, officers, employees and agents with Anti-Corruption Laws and Sanctions, in each case, to which it may be subject.

6.9.                            Maintenance of Properties and Intellectual Property Rights.  Each Loan Party will do all things necessary to (i) maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times and (ii) obtain and maintain in effect at all times all material franchises, governmental authorizations, Intellectual Property Rights, licenses and permits, which are necessary for it to own its Property or conduct its business as conducted on the Closing Date.

6.10.                     Inspection.

(a)                                 Each Loan Party will permit the Agent and the Lenders, by their respective employees, representatives and agents, from time to time upon two (2) Business Days’ prior notice (i) with respect to field examinations, audits and appraisals not more than once a year unless a Default of Unmatured Default exists and is continuing, and (ii) with respect to all other inspections contemplated by this Section 6.10(a), as frequently as Agent reasonably determines to be appropriate, to (A) inspect any of the Property, the Collateral, and the books and financial records of such Loan Party, (B) examine, audit and make extracts or copies of the books of accounts and other financial records of such Loan Party, (C) have access during normal business hours to its properties, facilities, the Collateral and its advisors, officers, directors and employees to discuss the affairs, finances and accounts of such Loan Party, and (D) review, evaluate and make test verifications and counts of the Accounts, Inventory and other Collateral of such Loan Party.  If a Default or an Unmatured Default has occurred and is continuing, each Loan Party shall provide such access to the Agent and to each Lender at all times and without advance notice.  Furthermore, so long as any Default has occurred and is continuing, each Loan Party shall provide the Agent and each Lender with access to its suppliers.  Each Loan Party shall promptly make available to the Agent and its counsel originals or copies of all books and records that the Agent may reasonably request. The Loan Parties acknowledge that from time to time the Agent may prepare and may distribute to the Lenders certain audit reports pertaining to the Loan Parties’ assets for internal use by the Agent and the Lenders from information furnished to it by or on behalf of the Loan Parties, after the Agent has exercised its rights of inspection pursuant to this Agreement.

(b)                                 The Borrower hereby acknowledges that (i) the Agent may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, Syndtrak or another similar electronic system (the “Platform”), and (ii) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees to make all Borrower Materials that the Borrower intends to be made available to Public Lenders clearly and conspicuously designated as “PUBLIC”. By designating Borrower Materials as “PUBLIC”, the Borrower authorizes such Borrower Materials to be made available to a portion of the Platform designated “Public Investor”, which is intended to contain only information that is either publicly available or not material information (though it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.11). Notwithstanding the foregoing, the Borrower shall not be under any obligation to mark any Borrower Materials “PUBLIC”. The Borrower agrees that (x) any Loan Documents, and (y) any financial statements and related documentation delivered pursuant to Section 6.1 will be deemed “public-side” Borrower Materials and may be made available to Public Lenders.

6.11.                     Appraisals.  (a) At any time that Availability is less than $70,000,000, not more than two (2) times per Fiscal Year, and (b) otherwise, not more than one (1) time per Fiscal Year, (in each case, unless a Default or Unmatured Default exists and is continuing), upon the request of Agent, the Loan Parties shall, at their sole expense, provide the Agent with Appraised Value Reports or updates thereof.

6.12.                     Communications with Accountants.  Each Loan Party executing this Agreement authorizes (a) the Agent and (b) so long as a Default has occurred and is continuing, each Lender, to communicate directly with its independent certified public accountants and authorizes and shall instruct those accountants and advisors to communicate to the Agent and each Lender information relating to any Loan Party with respect to the business, results of operations and financial condition of any Loan Party.

6.13.                     Collateral Access Agreements and Real Estate Purchases.  Each Loan Party shall use commercially reasonable efforts to obtain a Collateral Access Agreement, from the lessor of each leased property, mortgagee of owned property or bailee or consignee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall provide access rights, contain a waiver or subordination of all Liens or claims that the landlord, mortgagee, bailee or consignee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Agent. With respect to such locations or warehouse space leased or owned as of the Closing Date and thereafter, if the Agent has not received a Collateral Access Agreement as of the Closing Date (or, if later, as of the date such location is acquired or leased), Borrower’s Eligible Inventory at that location shall be subject to such Reserves as may be established by the Agent.  After the Closing Date, no real property or warehouse space shall be leased by any Loan Party and no Inventory shall be shipped to a processor or converter under arrangements established after the Closing Date, unless and until a satisfactory Collateral Access Agreement shall first have been obtained with respect to such location and if it has not been obtained, Borrower’s Eligible Inventory at that location shall be subject to the establishment of Reserves acceptable to the Agent.  Each Loan Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or third party warehouse where any Collateral is or may be located.  No Loan Party shall acquire any interest in real Property unless, with respect to any such  Property where any Collateral of the type that is included in the calculation of the Borrowing Base is located, such Loan Party obtains a satisfactory Collateral Access Agreement from any lessor or mortgagee (as applicable) with respect to such location prior to any such Collateral being moved to such location.

6.14.                     Deposit Account Control Agreements.  The Loan Parties shall provide, with respect to each deposit account, a Deposit Account Control Agreement duly executed on behalf of each financial institution holding a deposit account of a Loan Party as set forth in the Security Agreement.  Notwithstanding anything to the contrary in this Agreement, any control agreement (a “Blocked Account Agreement”) entered into among USA Compression Partners, Agent and JPMorgan Chase Bank, N.A. (in such capacity, the “Depository Bank”), or any other Loan Document, Agent, Depository Bank and Lenders each hereby consent, and Agent, Depository Bank, Lenders and the Borrower each hereby agree that so long as no Activation Event shall have occurred and is continuing, Borrower shall give the Depository Bank instructions in accordance with the Blocked Account Agreement to disburse funds on deposit in the account referenced therein as the Borrower may direct and access such account or the funds therein until such time as an Activation Event shall have occurred; provided that, Agent shall have the sole right to direct the disbursement of funds in  the account in accordance with the Blocked Account Agreement for any period during which an Activation Event has occurred and is continuing.  After the occurrence of an Activation Event, if Availability is greater than $20,000,000 for at least thirty (30) consecutive days, Agent shall give the Depository Bank instructions to disburse funds on deposit as the Borrower may direct and to allow the Borrower to access such account or the funds therein until such time as an Activation Event has again occurred.

6.15.                     Additional Collateral; Further Assurances.

6.15.1.

(a)                                 Subject to applicable law, each Loan Party shall, unless the Required Lenders otherwise consent, (i) cause each of its domestic Subsidiaries to become or remain a Loan Party and either a Guarantor or a Borrower under the Credit Agreement, as required by Agent and (ii) cause, on the date of creation (or such later date as the Agent may agree), each of its domestic Subsidiaries formed or acquired after the Closing Date in accordance with the terms of this Agreement to (A) (1) become a party to this Agreement by executing a Joinder Agreement if such Subsidiary is to become a Guarantor, and (2) guarantee payment and performance of the Guaranteed Obligations pursuant to the Guaranty if such Subsidiary is to become a Guarantor, or (B) become a party to this Agreement by executing, among other things, an amendment and/or joinder agreement in form and substance satisfactory to Agent if such Subsidiary is to become a Borrower.

(b)                                 Each Loan Party shall and upon the date of creation of any new domestic Subsidiary (or such later date as the Agent may agree), such Subsidiary shall (i) grant Liens to the Agent, for the benefit of the Agent and the Lenders, pursuant to such documents as the Agent may reasonably deem necessary and deliver such property, documents, and instruments as the Agent may request to perfect the Liens of the Agent in any Property of such Loan Party which constitutes Collateral, and (ii) in connection with the foregoing requirements, or either of them, deliver to the Agent all items of the type required by Sections 4.1(b), (c), (d), (f), (q) and (r) of the Original Credit Agreement (as applicable and including lien searches and the filing of financing statements).  Upon execution and delivery of such Loan Documents and other instruments, certificates, and agreements, each such Person shall automatically become a Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents.

6.15.2.           Each Loan Party will cause (on the date of creation of a new Subsidiary) (i) one-hundred percent (100%) of the issued and outstanding Capital Stock of each of its Domestic Subsidiaries and (ii) sixty-five percent (65%) (or such greater percentage that, due to a change in an applicable law after the date hereof, (1) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for U.S. federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s U.S. parent and (2) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and one-hundred percent (100%) of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2) in each Foreign Subsidiary directly owned by the Borrower or any Domestic Subsidiary to be subject at all times to a first priority, perfected Lien in favor of the Agent pursuant to the terms and conditions of the Loan Documents or other security documents as the Agent shall reasonably request.  If at any time all or any part of a Loan Party’s Capital Stock has been pledged to the Agent, that Loan Party shall not issue additional Capital Stock without Agent’s prior written consent.  Agent and Lenders acknowledge that as of the Closing Date, Borrower has not pledged and has not been required to pledge any of its Capital Stock to Agent.

6.15.3.           Without limiting the foregoing, each Loan Party shall, and shall cause each of the Borrower’s Subsidiaries which is required to become a Loan Party pursuant to the terms of this Agreement to, execute and deliver, or cause to be executed and delivered, to the Agent such documents and agreements, and shall take or cause to be taken such actions as the Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.

6.16.                     Dividends.

(a)                                 No Loan Party will declare or pay any dividends or make any distributions on its Capital Stock (other than dividends or distributions payable in its own common stock or membership units), pay any management fee to any Affiliate or redeem, repurchase or otherwise acquire or retire any of its Capital Stock at any time outstanding (collectively, “Restricted Payments”), except that any Subsidiary may declare and pay Restricted Payments to the Borrower or to a Wholly-Owned Subsidiary of the Borrower, provided that:

(i)                                     Holdings and the Borrower may make Tax Distributions;

(ii)                                  Holdings may repurchase any Capital Stock from officers, directors, current and former employees, or other consultants of Borrower and its Affiliates, so long as the consideration for such purchase is funded solely with the proceeds of recovery on key man insurance policies;

(iii)                               Borrower may declare and pay Restricted Payments to Holdings at the same time, in the same amount, to the same extent and on the same terms and conditions that Holdings may declare and pay Restricted Payments under clauses (i) and (ii) immediately above;

(iv)                              Restricted Payments made with the Designated Contribution Amount so long as (A) such amounts have not already been spent or used as a Specified Equity Contribution, (B) no Default or Unmatured Default has occurred and is continuing, (C) immediately prior to and after giving effect to any repurchase, Borrower shall have excess Availability of at least $20,000,000, (D) such amounts were not contributed to Borrower greater than eighteen (18) months from the actual date of withdrawal, and (E) Borrower shall have delivered a certificate to Agent evidencing its compliance with subsection (A), (B), (C), and (D) above in form and substance reasonably satisfactory to Agent;

(v)                                 Borrower and Holdings may declare and pay Restricted Payments in connection with a DRIP;

(vi)                              Borrower and Holdings may declare and pay Restricted Payments of reasonable and customary expenses to the Managing General Partner or any appropriate Subsidiary or Affiliate thereof, in each case, as contemplated or permitted by the Partnership Agreement, so long as no Default has occurred hereunder or would result therefrom; and

(vii)                           Borrower and Holdings may declare and pay Restricted Payments of Available Cash in accordance with the Partnership Agreement so long as (A) no Default has occurred or is continuing or would result therefrom, (B) immediately prior to and after giving effect to such Restricted Payment, the Loan Parties shall be in compliance, on a pro forma basis, with the financial covenants set forth in Section 6.29 and the Loan Parties shall have, on a pro forma basis and (C) immediately after giving effect to any such distribution of Available Cash, Borrower shall have Availability of at least $20,000,000.

(b)                                 No Loan Party shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the Loan Documents) that could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of the Borrower to the Borrower.

6.17.                     Indebtedness.  Neither Holdings, except with respect to subsections (a) and (e) below, nor Borrower, nor any of Borrower’s Subsidiaries, will create, incur or suffer to exist any Indebtedness, except:

(a)                                 the Obligations;

(b)                                 Indebtedness existing on the date hereof and described in Schedule 5.22;

(c)                                  subject to subsection (k) of this Section 6.17, purchase money Indebtedness incurred in connection with the purchase of any Equipment (other than Compression Units or Inventory); provided that, the amount of such purchase money Indebtedness shall be limited to an amount not in excess of the purchase price of such Equipment;

(d)                                 Indebtedness which represents an extension, refinancing, or renewal of any of the Indebtedness described in clauses (b) and (c) hereof; provided that, (i) the principal amount or interest rate of such Indebtedness is not increased, (ii) any Liens securing such Indebtedness are not extended to any additional Property of any Loan Party, (iii) no Loan Party that is not originally obligated with respect to repayment of such Indebtedness is required to become obligated with respect thereto, (iv) such extension, refinancing or renewal does not result in a shortening of the average weighted maturity of the Indebtedness so extended, refinanced or renewed, (v) the terms of any such extension, refinancing, or renewal are not less favorable to the obligor thereunder than the original terms of such Indebtedness, and (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Agent and the Lenders as those that were applicable to the refinanced, renewed, or extended Indebtedness;

(e)                                  Indebtedness owing by any Loan Party to any other Loan Party with respect to intercompany loans, provided further, that:

(i)                                     the applicable Loan Parties shall have executed on the Original Closing Date, a demand note (collectively, the “Intercompany Notes”) to evidence any such intercompany Indebtedness owing at any time by any Loan Party to another Loan Party, which Intercompany Notes shall be in form and substance reasonably satisfactory to the Agent and shall be pledged and delivered to the Agent pursuant to the Security Agreement as additional collateral security for the Secured Obligations;

(ii)                                  the Borrower shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to the Agent;

(iii)                               the obligations of the Borrower under any such Intercompany Notes shall be subordinated to the Obligations of the Borrower hereunder in a manner reasonably satisfactory to the Agent;

(iv)                              at the time any such intercompany loan or advance is made by the Borrower and after giving effect thereto, the Borrower shall be Solvent; and

(v)                                 no Default or Unmatured Default would occur and be continuing after giving effect to any such proposed intercompany loan.

(f)                                   Contingent Obligations (i) by endorsement of instruments for deposit or collection in the ordinary course of business, (ii) consisting of the Reimbursements Obligations, and (iii) consisting of the Guaranty and guarantees of Indebtedness incurred for the benefit of any other Loan Party if the primary obligation is expressly permitted elsewhere in this Section 6.17;

(g)                                  Subject to subsection (k) of this Section 6.17, Capitalized Lease Obligations;

(h)                                 [Reserved];

(i)                                     Indebtedness arising under Rate Management Transactions having an aggregate notional amount not exceeding fifty percent (50%) of the Aggregate Commitment; provided that, such Rate Management Transaction is not with an Affiliate of Borrower and is made on an arm’s-length basis;

(j)                                    Other secured or unsecured Indebtedness issued by a Loan Party or any of its Subsidiaries; provided that, (i) immediately prior to and after giving effect to the issuance of such Indebtedness, there would be no Default under this Agreement, (ii) such Indebtedness’ scheduled maturity is no earlier than twelve (12) months after the Facility Termination Date, (iii) such Indebtedness does not require any scheduled repayments, defeasance or redemption (or sinking fund therefor) of any principal amount thereof prior to maturity, (iv) the indenture or other agreement governing such Indebtedness shall not contain (A) maintenance financial covenants or (B) other terms and conditions that which taken as a whole are materially more restrictive on the Borrower or any of its Subsidiaries than then available market terms and conditions for comparable issuers and issuances and (v) if such Indebtedness is secured, any Liens securing such Indebtedness constitute Permitted Liens, and any refinancings, refundings, renewals or extensions thereof or this Facility; provided that, the terms of such refinancing, refunding, renewing, or extending Indebtedness satisfy the requirements of this Section 6.17(j).

(k)                                 Notwithstanding anything to the contrary in subsections (c) and (g) of this Section 6.17, the aggregate outstanding debt with respect to purchase money Indebtedness, as provided in subsection (c) of this Section 6.17 and Capitalized Lease Obligations

Indebtedness, as provided for pursuant to subsection (g) of this Section 6.17 shall not in the aggregate exceed $7,500,000 outstanding at any one time.

6.18.                     Line of Business.  No Loan Party shall engage in any business that is not a midstream services business or incidental, complementary, reasonably similar or otherwise reasonably related to those lines of business conducted by it on the date hereof or a reasonable extension, development or expansion thereof or ancillary thereto.

6.19.                     Merger.  No Loan Party will merge or consolidate with or into any other Person, except that (a) any Subsidiary of the Borrower may merge into the Borrower or a Wholly-Owned Subsidiary of the Borrower and (b) any Loan Party (other than the Borrower) may merge with any other Loan Party; provided, however, in no event may Holdings merge with another Loan Party unless Holdings is the survivor of such merger.

6.20.                     Sale of Assets.  No Loan Party will lease, sell or otherwise dispose of its Property (including any sale or disposal of Capital Stock of any Loan Party, but excluding any issuance by Holdings of its own Equity Interests) to any other Person, except:

(a)                                 sales of Inventory (excluding Compression Units) in the ordinary course of business and leases or rentals of Inventory (including Compression Units) in the ordinary course of business;

(b)                                 sales of Compression Units which comply with the terms and conditions in subparagraph (i) and (ii) and either subparagraph (iii) or subparagraph (iv) herein below:

(i)                                     for any sale of one or more Compression Units pursuant to a single transaction which results in a gross sales price in excess of $2,500,000, or for any sale of one or more Compression Units, individually or in the aggregate for any Fiscal Year, which results in an aggregate gross sales price in such Fiscal Year in excess of $5,000,000, the Net Cash Proceeds must be remitted by or on behalf of the applicable purchaser directly to the Agent for application to the Obligations as set forth herein;

(ii)                                  in respect of any proposed sale of Compression Units, the Borrower shall have delivered to Agent a certificate of the president and either the chief financial officer or the controller of the Borrower certifying that (i) the aggregate gross sales price for the Compression Units in any individual transaction, shall not be less than seventy-five percent (75%) of the Net Orderly Liquidation Value for such Compression Units as established by the Current Valuation Report, or such lesser amount as determined by Agent in its Permitted Discretion and (ii) such sale shall be made to a bona fide third party purchaser on an arm’s-length basis;

(iii)                               in respect of any proposed sale of Compression Units, no consent shall be required if Borrower shall have delivered to Agent a certificate of the president and either the chief financial officer or the controller of the Borrower certifying that the gross sales price for the proposed sale of Compression Units, together with the gross sales price of all prior sales of Compression Units since the Closing Date (less the aggregate amount paid by Borrower during such period in respect of replacement Compression Units) shall not exceed in the aggregate twenty-five percent (25%) of the total Net Orderly Liquidation Value established in the Current Valuation Report; and

(iv)                              in respect of any proposed sale of Compression Units, the Borrower shall obtain the consent of the Agent, which may be given or withheld in its Permitted Discretion, if the gross sale price for the proposed sale of Compression Units, together with the gross sale price of all prior sales of Compression Units since the Closing Date (less the aggregate amount paid by Borrower during such period in respect of replacement Compression Units), exceeds in the aggregate twenty-five percent (25%) of the total Net Orderly Liquidation Value established in the Current Valuation Report.

(c)                                  the sale or other disposition of Property that is obsolete or no longer useful in such Loan Party’s business;

(d)                                 other sales or dispositions of assets having a book value not exceeding $1,000,000 in the aggregate in any Fiscal Year;

(e)                                  subject to Section 6.24, leases, sales, or other dispositions of Property between or among Loan Parties;

(f)                                   by issuing dividends and distributions permitted pursuant to Section 6.16; and

(g)                                  the sale or other disposition of assets that are not included in the calculation of the Borrowing Base (other than assets that were previously included in the Borrowing Base and were subsequently excluded therefrom due to a failure to remain eligible, unless at the time of such sale or disposition, the Aggregate Credit Exposure does not exceed the Borrowing Base).

Any sale of assets permitted by this Section 6.20 other than sales pursuant to subsection (e) shall be free and clear of the Lenders’ liens and security interests in such assets, and, upon Borrower’s certification to Agent that a sale is permitted by the terms of this Section 6.20, the Agent, on behalf of itself and the other Lenders, shall deliver partial releases of the Agent’s liens and security interests in such assets to the Borrower concurrently with or promptly following, the consummation of such sale in compliance with the terms and conditions of this Section 6.20.  At any time that (i) Availability is less than $20,000,000, or (ii) a Default has occurred and is continuing, the Net Cash Proceeds of any sale or disposition permitted pursuant to this Section (other than pursuant to Sections 6.20(a), (b)(i), (d), (e), or (g)) received by any Loan Party shall be delivered to the Agent to the extent required by Section 2.15 and applied to the Obligations as set forth therein all without a permanent reduction in the Aggregate Commitment and without prejudice to the Borrower’s rights under Section 2.1.1(a)(i), subject to the terms of this Agreement, to borrow, repay and reborrow Revolving Loans at any time prior to the Facility Termination Date.

6.21.                     Investments and Acquisitions.  No Loan Party will (w) make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, (x) create any foreign Subsidiary, (y) become or remain a partner in any partnership or joint venture, or (z) make any Acquisition, except:

(a)                                 Cash Equivalent Investments, subject to control agreements in favor of the Agent for the benefit of the Lenders or otherwise subject to a perfected security interest in favor of the Agent for the benefit of the Lenders;

(b)                                 (i) Investments by USA Compression Partners in USAC Leasing, (ii) Investments by Holdings in USA Compression Partners, and (iii) Investments by Holdings or any of its Subsidiaries in any other Subsidiary of Holdings;

(c)                                  other Investments in existence on the Closing Date and described in Schedule 6.21;

(d)                                 Investments by Borrower or any of its Subsidiaries consisting of routine employee advances in the ordinary course of business, but not to exceed an outstanding amount, at any time, of $250,000;

(e)                                  subject to Sections 4.2(a) and 4.4 of the Security Agreement, Investments comprised of notes payable, or stock or other securities issued by Account Debtors to such Loan Party pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business, consistent with past practices;

(f)                                   Investments made with the Designated Contribution Amount not otherwise permitted under this Agreement, including the making of Capital Expenditures; and

(g)                                  Permitted Acquisitions; provided that, Agent shall have received a certificate of an Authorized Officer of Borrower certifying as to the satisfaction of the requirements set forth in the definition of “Permitted Acquisition”.

6.22.                     Liens.

(a)                                 No Loan Party will create, incur, or suffer to exist any Lien in, of, or on the Property of such Loan Party, except the following (collectively, “Permitted Liens”):

(i)                                     Liens for taxes, fees, assessments, or other governmental charges or levies on the Property of such Loan Party if such Liens (A) shall not at the time be delinquent, or (B) subject to the provisions of Section 6.6, do not secure obligations in excess of $1,000,000, are being contested in good faith and by appropriate proceedings diligently pursued, adequate reserves in accordance with GAAP have been set aside on the books of such Loan Party, and a stay of enforcement of such Lien is in effect;

(ii)                                  Liens imposed by law, such as carrier’s, warehousemen’s, and mechanic’s Liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than ten (10) days past due;

(iii)                               statutory Liens in favor of landlords of real Property leased by such Loan Party; provided that, such Loan Party is current with respect to payment of all rent and other amounts due to such landlord under any lease of such real Property;

(iv)                              Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation or to secure the performance of bids, tenders, or contracts (other than for the repayment of Indebtedness) or to secure indemnity, performance, or other similar bonds for the performance of bids, tenders, or contracts (other than for the repayment of Indebtedness) or to secure statutory obligations (other than liens arising under ERISA or Environmental Laws) or surety or appeal bonds, or to secure indemnity, performance, or other similar bonds, in each case, in the ordinary course of business;

(v)                                 utility easements, building restrictions, and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of such real Property or interfere with the use thereof in the business of such Loan Party;

(vi)                              Liens existing on the Closing Date and described in Schedule 6.22;

(vii)                           Liens resulting from any extension, refinancing, or renewal of the related Indebtedness as permitted pursuant to Section 6.17(d); provided that, the Liens evidenced thereby are not increased to cover any additional Property not originally covered thereby;

(viii)                        Liens securing purchase money Indebtedness of such Loan Party incurred in connection with the purchase of any Equipment other than Compression Units or Inventory and permitted pursuant to Section 6.17(c); provided that, such Liens attach only to the Property which was purchased with the proceeds of such purchase money Indebtedness;

(ix)                              Liens securing Indebtedness of such Loan Party other than the Indebtedness evidenced by the Obligations; provided that, such Liens shall not attach to any Property of such Loan Party that is of the type of Property included in the Borrowing Base or any of the proceeds, products, substitutions or replacements thereof; and

(x)                                 Liens in favor of the Agent granted pursuant to any Loan Document.

(b)                                 Notwithstanding the foregoing, none of the Liens permitted pursuant to this Section 6.22, other than (1) clauses (i) and (x) above, may at any time attach to any Accounts of any Loan Party, and (2) clauses (i) through (iii) and (x) above, may at any time attach to any Inventory of any Loan Party.

(c)                                  Other than as provided in the Loan Documents, no Loan Party will enter into or become subject to any negative pledge or other restriction on the right of such Loan Party to grant Liens to the Agent and the Lenders on any of its Property; provided that, any such negative pledge or other restriction entered into in connection with the creation of Indebtedness under Section 6.17(c) shall be limited to the Property securing such purchase money Indebtedness.

6.23.                     Change of Name or Location; Change of Fiscal Year.  No Loan Party shall (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change its chief executive office, principal place of business, mailing address, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral as set forth in the Security Agreement, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case, unless the Agent shall have received at least thirty (30) days prior written notice of such change and the Agent shall have acknowledged in writing that either (1) such change will not adversely affect the validity, perfection or priority of the Agent’s security interest in the Collateral, or (2) any reasonable action requested by the Agent in connection therewith has been completed or taken (including any action to continue the perfection of any Liens in favor of the Agent, on behalf of Lenders, in any Collateral); provided that, any new location shall be in the continental U.S.  No Loan Party shall change its Fiscal Year.

6.24.                     Affiliate Transactions.  Other than (i) Restricted Payments pursuant to Section 6.16, (ii) performance of the rights and obligations under the Partnership Agreement, DRIP and the LTIP to the extent not prohibited by the terms hereof, and (iii) as provided in Schedule 6.24, no Loan Party will enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer (including, without limitation, any payment or transfer with respect to any fees or expenses for management services) to, any Affiliate except upon fair and reasonable terms no less favorable to such Loan Party than such Loan Party would obtain in a comparable arm’s-length transaction.

6.25.                     Amendments to Agreements.  Except in connection with transactions not reasonably expected to have a material and adverse effect on the Agent or the Lenders or the interests of the Agent or the Lenders (i) none of the Loan Parties will or will allow the Managing General Partner, or its other partners to terminate or amend the organizational or governing documents of such Loan Party without the prior written consent of the Required Lenders, (ii) Borrower shall cause the Managing General Partner not to terminate or amend the organizational or governing documents of the Managing General Partner without the prior written consent of the Required Lenders, and (iii) no Loan Party will amend the Master Lease Agreement or allow the Master Lease Agreement to be amended without the prior written consent of Agent (such approval not to be unreasonably withheld, conditioned or delayed).  Notwithstanding the foregoing with respect to any amendment set forth above, the Loan Parties shall provide Agent with a fully executed copy thereof on the effective date of such amendment regardless of whether Agent’s consent is required to such amendment pursuant to Section 4.1 hereof.

6.26.                     Prepayment of Indebtedness; Subordinated Indebtedness.

(a)                                 No Loan Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity, other than (i) the Obligations; (ii) Indebtedness secured by a Permitted Lien if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Section 6.20; (iii) Indebtedness permitted by Section 6.17(d) upon any refinancing thereof in accordance therewith; (iv) Indebtedness permitted by Sections 6.17(e) and 6.17(j), so long as (A) no Default has occurred and is continuing or would result therefrom, (B) prior or to and after giving effect to such redemption, prepayment or defeasement, Borrower shall be in pro forma compliance with the financial covenants set forth herein, and (C) prior to and after giving effect to such redemption, prepayment or defeasement, Borrower shall have excess Availability of at least $20,000,000; and (v) Indebtedness in an aggregate amount not to exceed $2,000,000 in any Fiscal Year.

(b)                                 No Loan Party shall (i)  amend or modify the indenture, note or other agreement evidencing or governing any Subordinated Indebtedness or Indebtedness described in Section 6.17(j), in each case, in any manner that would adversely affect the rights of the Lenders under this Agreement or their ability to enforce the same, or (ii) directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Subordinated Indebtedness.

6.27.                     Financial Contracts.  No Loan Party shall enter into or remain liable upon any Financial Contract, except for Rate Management Transactions permitted by Section 6.17.

6.28.                     Purchase of Compressors.  No Loan Party shall purchase Compression Units or Heavy Component Inventory (other than to replace damaged, destroyed or inoperable Heavy Component Inventory), whether new or used, if Availability would be less than five percent (5%) of the Aggregate Credit Exposure, in each case, after giving effect to such purchase.

6.29.                     Financial Covenants.

6.29.1.           Interest Coverage Ratio.  Holdings and its Subsidiaries will not permit the Interest Coverage Ratio on a consolidated basis determined as of the last day of each Fiscal Quarter to be less than 2.5 to 1.0.

6.29.2.           Leverage Ratio.  Holdings and its Subsidiaries will not permit its Leverage Ratio on a consolidated basis, determined as of the last day of each Fiscal Quarter to be greater than the ratio set forth in the table below for the corresponding Fiscal Quarter; provided that, if a Specified Acquisition occurs during any fiscal quarter, Holdings may increase its applicable Leverage Ratio threshold set forth below by 0.5 for the six consecutive month period following the period in which such Specified Acquisition occurs.

Fiscal Quarter Ending	Leverage Ratio
On or after the Closing Date through June 30, 2015	5.50 to 1.0
September 30, 2015 and each Fiscal Quarter thereafter	5.00 to 1.0

6.29.3.           Equity Cure.  Notwithstanding anything to the contrary contained in this Agreement, for purposes of determining compliance with the financial covenants set forth in this Section 6.29 and not for any other purpose, cash equity contributions (which equity shall be common equity or otherwise in a form reasonably acceptable to the Agent) made by Riverstone Holdings to the Borrower after the beginning of the relevant Fiscal Quarter on or prior to the day that is ten (10) Business Days after the day on which financial statements are required to be delivered for such Fiscal Quarter pursuant to Section 6.1 will, at the request of the Borrower, be included in the calculation of EBITDA solely for the purposes of determining compliance with the Interest Coverage Ratio and Leverage Ratio at the end of such quarter and applicable subsequent periods which include such Fiscal Quarter (any such equity contribution so included in the calculation of EBITDA, a “Specified Equity Contribution”); provided that, (a) in each four consecutive Fiscal Quarter periods, there shall be at least two Fiscal Quarters in respect of which no Specified Equity Contribution is made, (b) there shall be no more than four Specified Equity Contributions prior to the Facility Termination Date, and (c) the amount of any Specified Equity Contribution shall be no greater than the amount required to cause the Borrower to be in pro forma compliance with the Interest Coverage Ratio and Leverage Ratio; provided that, notwithstanding the foregoing, until the cash from such Specified Equity Contribution is received by the Borrower, there shall be no additional Advances made and no additional Letters of Credit shall be issued under this Agreement.

6.30.                     Depository Banks.  Each Loan Party shall maintain the Agent as such Loan Party’s principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of its business.

6.31.                     [Reserved]

6.32.                     Sale of Accounts.  No Loan Party will, nor will any Loan Party permit its Subsidiary to, sell or otherwise dispose of any notes receivable or accounts receivable, with or without recourse; provided, however that a Loan Party and its Subsidiary may assign delinquent notes and accounts receivable for collection purposes on customary terms.

6.33.                     Master Service Agreement and Related Contracts.  Borrower shall not enter into any contract in the ordinary course of its business for the provision of compression services by Borrower to a customer in which a Compression Unit is utilized except for such contracts that (i) provide Agent with access and other rights satisfactory to it with respect to any Collateral subject to such contract, (ii) permit such contract to be assigned to Agent by Borrower subject to customary notice and/or consent requirements, (iii) do not permit such contract to be voluntarily terminated by the customer solely as a result of a change of control of the Borrower, and (iv) would not, either individually or in connection with other contracts of the Borrower, result in Holdings failing to qualify as a master limited partnership under Section 7704 of the Code, provided, that Borrower may enter into contracts in the ordinary course of its business for the provision of compression services by Borrower to a customer in which a Compression Unit not included in the Borrowing Base is utilized without complying with clauses (i), (ii) and (iii) of this Section 6.33 if, prior to the execution and delivery of such contract, Borrower has made commercially reasonable efforts to include provisions in such contract that would cause it to comply with clauses (i), (ii) and (iii) of this Section 6.33.

6.34.                     Delivery of Service Agreements and Related Contracts to Agent.  Borrower shall hold in trust for the Agent upon receipt and within five (5) Business Days after the execution thereof, or such later time as is acceptable to the Agent, deliver to the Agent all original contracts for the provision of compression services by Borrower to its customers in which Compression Units are utilized by Borrower.

6.35.                     Sanctions Laws and Regulations.  The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that each other Loan Party and each of their respective Affiliates and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (c) in any manner that would result in the violation of any Sanctions applicable to any Loan Party or their Affiliates.

ARTICLE VII

DEFAULTS

The occurrence of any one or more of the following events shall constitute a “Default” hereunder:

(a)                                 any representation or warranty made or deemed made by or on behalf of any Loan Party to any Lender or the Agent under or in connection with this Agreement, any other Loan Document, any Credit Extension, or any certificate or information delivered in connection with any of the foregoing shall be materially false on the date as of which made;

(b)                                 nonpayment, (i) when due (whether upon demand or otherwise), of any principal, or Reimbursement Obligation owing under any of the Loan Document, or (ii) within three (3) Business Days of when due (whether upon demand or otherwise), of any interest, fee or other obligation (except those set forth in clause (i) above owing under any of the Loan Documents;

(c)                                  the breach by any Loan Party of any of the terms or provisions of Section 6.2, 6.3(a), 6.4(b), 6.7, 6.16 through 6.23 or 6.25 through 6.32 (in the case of Sections 6.29.1 and 6.29.2, subject to Section 6.29.3);

(d)                                 the breach by any Loan Party (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of (i) Section 6.1, 6.3 (other than Section 6.3(a)), 6.4 through 6.15 or 6.24 of this Agreement which is not remedied within fifteen (15) days after the earlier of such breach or written notice from the Agent or any Lender, or (ii) any other Section of this Agreement which is not remedied within thirty (30) days after the earlier of such breach or written notice from the Agent or any Lender;

(e)                                  failure of any Loan Party to pay when due any Material Indebtedness or a default, breach or other event occurs under any term, provision or condition contained in any Material Indebtedness Agreement of any Loan Party, the effect of which default, event or condition is to cause, or to permit the holder(s) of such Material Indebtedness or the lender(s) under any Material Indebtedness Agreement to cause, such Material Indebtedness to become due prior to its stated maturity or any commitment to lend under any Material Indebtedness Agreement to be terminated prior to its stated expiration date; any Material Indebtedness of any Loan Party shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or any Loan Party shall not pay, or admit in writing its inability to pay, its debts generally as they become due;

(f)                                   any Loan Party or the Managing General Partner shall (i) have an order for relief entered with respect to it under the Bankruptcy Code as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any portion of its Property that constitutes a Substantial Portion, (iv) institute any proceeding seeking an order for relief under the Bankruptcy Code as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate, partnership or limited liability company action to authorize or effect any of the foregoing actions set forth in this subsection (f), or (vi) fail to contest in good faith any appointment or proceeding described in subsection (g) below;

(g)                                  a receiver, trustee, examiner, liquidator or similar official shall be appointed for any Loan Party or the Managing General Partner or any portion of its Property that constitutes a Substantial Portion, or a proceeding described in subsection (f)(iv) of Article VII shall be instituted against any Loan Party or the Managing General Partner and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days;

(h)                                 any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of any Loan Party which, when taken together with all other Property of any Loan Party so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion;

(i)                                     any loss, theft, damage or destruction of any item or items of Collateral or other property of any Loan Party occurs which could reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;

(j)                                    any Loan Party shall fail within thirty (30) days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $500,000 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued;

(k)                                 any Change in Control shall occur;

(l)                                     an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in liability of the Borrowers and their Subsidiaries in an aggregate amount exceeding $1,000,000 in any year or for all periods;

(m)                             [Reserved];

(n)                                 [Reserved];

(o)                                 any Loan Party shall (i) be the subject of any proceeding or investigation for a claim of $500,000 or more pertaining to the release by the any Loan Party or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Effect;

(p)                                 the occurrence of any “default”, as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided;

(q)                                 the Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of the Guaranty to which it is a party, or any Guarantor shall deny that it has any further liability under the Guaranty to which it is a party, or shall give notice to such effect;

(r)                                    any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any Collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or any Loan Party shall fail to comply with any of the terms or provisions of any Collateral Document;

(s)                                   any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms);

(t)                                    [Reserved];

(u)                                 the Borrower or any Subsidiary shall fail to pay when due any Operating Lease Obligation in excess of $500,000;

(v)                                 nonpayment by the Borrower or any Subsidiary of any Rate Management Obligation when due or the breach by the Borrower or any Subsidiary of any term, provision or condition contained in any Rate Management Transaction or any transaction of the type described in the definition of “Rate Management Transactions,” whether or not any Lender or Affiliate of a Lender is a party thereto;

(w)                               any Loan Party is criminally indicted or convicted under any law that may reasonably be expected to lead to a forfeiture of any Property of such Loan Party having a fair market value in excess of $500,000; or

(x)                                 Holdings shall engage in any business activity other than (i) business activities consistent with its character as a master limited partnership, (ii) ownership of the equity interests of the Borrower, (iii) the maintenance of its legal existence, (iv) the performance of the Loan Documents, (v) the issuance of notes to the extent permitted hereunder, (vi) any public offering of its common stock or other equity interests, (vii) the creation and maintenance of a DRIP and/or an LTIP, (viii) any transaction that Holdings is expressly permitted or contemplated to enter into or consummate under this Agreement, to the extent permitted by this Agreement, (ix) performance under the Partnership Agreement to the extent not prohibited hereunder, (x) participating in tax, accounting and other administrative matters, (xi) holding any cash or property received in connection with Restricted Payments made in accordance with this Agreement or contributions to its capital or in exchange for the issuance of equity interests, in each case, pending application thereof by Holdings or the making of Restricted Payments, (xii) providing indemnification to officers and directors and (xiii) any activities incidental to any of the foregoing.

ARTICLE VIII

REMEDIES; WAIVERS AND AMENDMENTS

8.1.                            Remedies.

(a)                                 If any Default occurs, the Agent may in its discretion (and at the written request of the Required Lenders, shall) (i) reduce the Aggregate Commitment or the Commitment, (ii) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs, (iii) declare all or any portion of the Obligations to be due and payable, whereupon such Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, (iv) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, the Agent may either (A) make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent an amount, in immediately available funds (which funds shall be held in the Facility LC Collateral Account), equal to one-hundred five percent (105%) of the Collateral Shortfall Amount, or (B) deliver a Supporting Letter of Credit as required by Section 2.1.2(l), whichever the Agent may specify in its sole discretion, (v) increase the rate of interest applicable to the Loans and the LC Fees as set forth in this Agreement, and (vi) exercise any rights and remedies provided to the Agent or any Lender under the Loan Documents or at law or equity, including all remedies provided under the UCC.

(b)                                 If any Default described in subsections (f) or (g) of Article VII occurs with respect to any Loan Party, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs shall automatically terminate and all Obligations shall immediately become due and payable without any election or action on the part of the Agent, the LC Issuer or any Lender and the Loan Parties will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the

Agent an amount equal to one-hundred five percent (105%) of the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

(c)                                  If, within thirty (30) days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuer to issue Facility LCs hereunder as a result of any Default (other than any Default as described in subsections (f) or (g) of Article VII with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

(d)                                 If at any time while any Default is continuing, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent an amount equal to one-hundred five percent (105%) of the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account. The Borrower hereby pledges, assigns, and grants to the Agent, on behalf of and for the benefit of the Agent, the Lenders, and the LC Issuer, a security interest in all of the Borrower’ right, title, and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations.

(e)                                  At any time while any Default is continuing, the Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the LC Issuer under the Loan Documents.

(f)                                   At any time while any Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account.  After all of the Secured Obligations have been indefeasibly paid in full in cash and the Aggregate Commitment has been irrevocably terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.

8.2.                            Waivers by Loan Parties.  Except as otherwise provided for in this Agreement or by applicable law, each Loan Party waives: (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by the Agent on which any Loan Party may in any way be liable, and hereby ratifies and confirms whatever the Agent may do in this regard, (b) all rights to notice and a hearing prior to the Agent’s taking possession or control of, or to the Agent’s replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing the Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

8.3.                              Amendments.

(a)                                  Subject to the provisions of this Section 8.3, no amendment, waiver or modification of any other provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Loan Party therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Loan Parties and then, in each such case, any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)                                 Notwithstanding subsection (a) above, no such amendment, waiver or other modification (i) [Intentionally Omitted], or (ii) with respect to this Agreement shall, without the consent of all of the Lenders:

(i)                                     extend the final maturity of any Loan to a date after the Facility Termination Date;

(ii)                                  (A) postpone any regularly scheduled payment of principal of any Loan or reduce, or (B) forgive all or any portion of the principal amount of any Loan or any Reimbursement Obligation;

(iii)                               reduce the rate or extend the time of payment of interest or fees payable to the Lenders pursuant to any Loan Document (except that any amendment or modification of defined terms used in the financial ratios in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (iii);

(iv)                              amend the definition of Required Lenders;

(v)                                 extend the Facility Termination Date;

(vi)                              increase the amount of the Aggregate Commitment (other than pursuant to Section 2.1.1(ii)) or the Commitment of any Lender hereunder (other than pursuant to Section 12.3);

(vii)                           increase the advance rates set forth in the definition of Borrowing Base;

(viii)                        [Reserved];

(ix)                                amend this Section 8.3 or Section 10.15;

(x)                                   release any guarantor from the Guaranteed Obligations, except as otherwise permitted herein or in the other Loan Documents; or

(xi)                                except as provided in Section 10.15 or any Collateral Document, release all or substantially all of the Collateral.

(c)                                  No amendment of any provision of this Agreement relating to the Agent or to the Non-Ratable Loans or the Protective Advances shall be effective without the written consent of the Agent.  No amendment of any provision relating to the LC Issuer shall be effective without the written consent of the LC Issuer.  No amendment of any provision relating to the Swingline Lender shall be effective without the written consent of the Swingline Lender.  The Agent may (i) amend the Commitment Schedule to reflect assignments entered into pursuant to Section 12.3, and (ii) waive payment of the fee required under Section 12.3(c).

(d)                                 If, in connection with any proposed amendment, waiver or consent (a “Proposed Change”) requiring the consent of all Lenders, the consent of the Required Lenders is obtained, but the consent of other Lenders is not obtained (any such Lender whose consent is not obtained being referred to herein as a “Non-Consenting Lender”), then, so long as the Agent is not a Non-Consenting Lender, the Borrower may elect to replace such Non-Consenting Lender as a Lender party to this Agreement; provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Non-Consenting Lender pursuant to an Assignment Agreement and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (ii) the Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 3.1, 3.2 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

8.4.                              Preservation of Rights.  No delay or omission of the Lenders, the LC Issuer or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence.  Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.3, and then only to the extent in such writing specifically set forth.  All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent, the LC Issuer and the Lenders until the Obligations have been paid in full.

ARTICLE IX

GENERAL PROVISIONS

9.1.                              Survival of Representations.  All representations and warranties of the Loan Parties contained in this Agreement and the other Loan Documents shall survive the execution and delivery of the Loan Documents and the making of the Credit Extensions herein contemplated.

9.2.                              Governmental Regulation.  Anything contained in this Agreement to the contrary notwithstanding, neither the LC Issuer nor any Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

9.3.                              Headings.  Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

9.4.                              Entire Agreement.  The Loan Documents embody the entire agreement and understanding among the Loan Parties, the Agent, the LC Issuer and the Lenders and supersede all prior agreements and understandings among the Loan Parties, the Agent and the Lenders relating to the subject matter thereof other than those contained in the Fee Letter, all of which shall survive and remain in full force and effect during the term of this Agreement.  THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

9.5.                              Several Obligations; Benefits of this Agreement.  The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other lender (except to the extent to which the Agent is authorized to act as administrative agent for the Lenders hereunder).  The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.  This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns; provided however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

9.6.                              Expenses; Indemnification.

(a)                                  Expenses.  The Borrower shall reimburse the Agent and the Arranger for any costs, internal charges and out-of-pocket expenses (including attorneys’ fees and time charges of attorneys for the Agent) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, distribution (including, without limitation, via the internet or through a service such as Intralinks), review, amendment, modification, and administration of the Loan Documents.  The Borrower also agrees to reimburse the Agent, the Arranger, the LC Issuer and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys’ fees and time charges of attorneys for the Agent, the Arranger, the LC Issuer and the Lenders, which attorneys may be employees of the Agent, the Arranger, the LC Issuer or the Lenders) paid or incurred by the Agent, the Arranger, the LC Issuer or any Lender in connection with the collection and enforcement of the Loan Documents (including in connection with restructuring the Loans so long as the Lenders shall not have collectively more than one legal counsel in addition to the Agent’s legal counsel).  Expenses being reimbursed by the Borrower under this Section include, without limitation, costs and expenses incurred in connection with:

(i)                                     appraisals of all or any portion of the Collateral, including each parcel of real Property or interest in real Property described in any Collateral Document, which appraisals shall be in conformity with the applicable requirements of any law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, including, without limitation, the provisions of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, reformed or otherwise modified from time to time, and any rules promulgated to implement such provisions (including travel, lodging, meals and other out of pocket expenses); provided, however, that as long as no Default or Unmatured Default exists and is continuing, and subject to Section 6.11 hereto, no more than one (1) such appraisal per year shall be at the expense of the Borrower;

(ii)                                  field examinations and audits and the preparation of Reports at the Agent’s then customary charge (such charge is currently $1,000 per day (or portion thereof) for each Person retained or employed by the Agent with respect to each field examination or audit), plus travel, lodging, meals and other out of pocket expenses; provided, however, that as long as no Default or Unmatured Default exists and is continuing, no more than one (1) such field examination per year shall be performed;

(iii)                               any amendment, modification, supplement, consent, waiver or other documents prepared with respect to any Loan Document and the transactions contemplated thereby;

(iv)                              lien and title searches and title insurance;

(v)                                 taxes, fees and other charges for recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent’s Liens (including costs and expenses paid or incurred by the Agent in connection with the consummation of the Agreement);

(vi)                              sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take;

(vii)                           any litigation, contest, dispute, proceeding or action (whether instituted by Agent, the LC Issuer, any Lender, any Loan Party or any other Person and whether as to party, witness or otherwise) in any way relating to the Collateral, the Loan Documents or the transactions contemplated thereby; and

(viii)                        costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Funding Account and lock boxes, and costs and expenses of preserving and protecting the Collateral.

The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrower.  All of the foregoing may be deducted from the Funding Account or any other deposit account of Borrower maintained with Agent, as further described in Section 2.18(b).

(b)                                 Indemnification.  The Borrower hereby further agrees to indemnify the Agent, the Arranger, the LC Issuer each Lender, their respective Affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger, the LC Issuer any Lender or any Affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification.  The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement.  WITHOUT LIMITATION OF THE FOREGOING, IT IS THE INTENTION OF THE BORROWER AND THE BORROWER AGREES THAT THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO LOSSES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, LIABILITIES AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL EXPENSES OF LITIGATION OR PREPARATION THEREFOR), WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER)

INDEMNIFIED PARTY REGARDLESS OF WHETHER THE CLAIM WAS ASSERTED BY ANY LOAN PARTY OR ANY OTHER THIRD-PARTY.

9.7.                              Numbers of Documents.  All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

9.8.                              Accounting.  Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP in a manner consistent with that used in preparing the financial statements referred to in Section 5.5.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and the Borrower, the Agent or the Required Lenders shall so request the Agent, the Lenders and the Loan Parties shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and the Borrower shall provide to the Agent and the Lenders reconciliation statements showing the difference in such calculation, together with the delivery of quarterly and annual financial statements required hereunder.

9.9.                              Severability of Provisions.  Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

9.10.                        Nonliability of Lenders.  The relationship between any Loan Party on the one hand and the Lenders, the LC Issuer and the Agent on the other hand shall be solely that of debtor and creditor.  Neither the Agent, the Arranger, the LC Issuer nor any Lender shall have any fiduciary responsibilities to any Loan Party.  Neither the Agent, the Arranger, the LC Issuer nor any Lender undertakes any responsibility to any Loan Party to review or inform such Loan Party of any matter in connection with any phase of any Loan Party’s business or operations.  The Loan Parties agree that neither the Agent, the Arranger, the LC Issuer nor any Lender shall have liability to any Loan Party (whether sounding in tort, contract or otherwise) for losses suffered by any Loan Party in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought.  Neither the Agent, the Arranger, the LC Issuer nor any Lender shall have any liability with respect to, and each Loan Party hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by any Loan Party in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

9.11.                        Confidentiality

.  Each Lender agrees to hold any confidential information which it may receive from any Loan Party in connection with this Agreement in confidence, except for disclosure (a) to its Affiliates and to other Lenders and their respective Affiliates and agents who are told of the confidential nature of the information and agree to keep such information confidential, (b) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (c) to regulatory officials, (d) to any Person as requested pursuant to or as required by law, regulation, or legal process, (e) to any Person in connection with any legal proceeding to which such Lender is a party, (f) to such Lender’s direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, (g) permitted by Section 12.4 and (h) to rating agencies if requested or required by such agencies in connection with a rating relating to the Credit Extensions hereunder. Without limiting Section 9.4, the

Borrower agrees that the terms of this Section 9.11 shall set forth the entire agreement between the Borrower and each Lender (including the Agent) with respect to any confidential information previously or hereafter received by such Lender in connection with this Agreement, and this Section 9.11 shall supersede any and all prior confidentiality agreements entered into by such Lender with respect to such confidential information. Notwithstanding anything herein to the contrary, confidential information shall not include, and each party to any of the Loan Documents and their respective Affiliates (and the respective partners, directors, officers, employees, advisors, representatives and other agents of each of the foregoing and their Affiliates) may disclose to any and all Persons, without limitation of any kind, (i) any information with respect to the U.S. federal and state income tax treatment of the transactions contemplated hereby and any facts that may be relevant to understanding such tax treatment, which facts shall not include for this purpose the names of the parties or any other Person named herein, or information that would permit identification of the parties or such other Persons, or any pricing terms or other nonpublic business or financial information that is unrelated to such tax treatment or facts, and (ii) all materials of any kind (including opinions or other tax analyses) relating to such tax treatment or facts that are provided to any of the Persons referred to above, and it is hereby confirmed that each of the Persons referred to above has been authorized to make such disclosures since the commencement of discussions regarding the transactions contemplated hereby.

EACH LENDER ACKNOWLEDGES THAT INFORMATION FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER, AND ITS AFFILIATES AND  THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWERS OR THE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES.  ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

9.12.                        Nonreliance.  Each Lender hereby represents that it is not relying on or looking to any Margin Stock for the repayment of the Credit Extensions provided for herein.

9.13.                        Disclosure.  Each Loan Party and each Lender hereby acknowledges and agrees that JPMorgan Chase Bank, N.A. and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.

9.14.                        Patriot Act Notice.  IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.  Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the names and addresses of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.  To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product.  What this means for the Borrower:  When the Borrower opens an account, if the Borrower is an individual, the Agent and the Lenders will ask for the Borrower’s name, residential address, date of birth, and other information that will allow Agent and the Lenders to identify the Borrower, and, if the Borrower is not an individual, the Agent and the Lenders will ask for the Borrower’s name, employer identification number, business address, and other information that will allow the Agent and the Lenders to identify the Borrower.  The Agent and the Lenders may also ask, if the Borrower is an individual, to see the Borrower’s driver’s license or other identifying documents, and, if the Borrower is not an individual, to see the Borrower’s legal organizational documents or other identifying documents.

ARTICLE X

THE AGENT

10.1.                        Appointment; Nature of Relationship.  JPMorgan Chase Bank, N.A. is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the “Agent”) hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents.  The Agent agrees to act as such contractual representative upon the express conditions contained in this Article X.  Notwithstanding the use of the defined term “Agent,” it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents.  In its capacity as the Lenders’ contractual representative, the Agent (a) does not hereby assume any fiduciary duties to any of the Lenders, (b) is a “representative” of the Lenders within the meaning of the term “secured party” as defined in the Texas Uniform Commercial Code, and (c) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents.  Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.  The provisions of this Article are solely for the benefit of the Agent and the Lenders (including the Swingline Lender and the LC Issuer), and the Loan Parties shall not have rights as a third party beneficiary of any of such provisions.

10.2.                        Powers.  The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto.  The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

10.3.                        General Immunity.  Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

10.4.                        No Responsibility for Credit Extensions, Recitals, etc.  Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made by any Person other than Agent in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f)

the value, sufficiency, creation, perfection or priority of any Lien in any Collateral; or (g) the financial condition of any Loan Party, any Guarantor or any Affiliate of any Loan Party.

10.5.                        Action on Instructions of the Lenders.  The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.  The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders.  The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

10.6.                        Employment of Agents and Counsel.  The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by the Agent or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.  The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent’s duties hereunder and under any other Loan Document.

10.7.                        Reliance on Documents; Counsel.  The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, electronic mail message, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.  For purposes of determining compliance with the conditions specified in Sections 4.1 and 4.3, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Agent shall have received notice from such Lender prior to the applicable date specifying its objection thereto.

10.8.                        Agent’s Reimbursement and Indemnification.  The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (a) for any amounts not reimbursed by the Borrower for which the Agent other than Rate Management Obligations and Banking Services Obligations is entitled to reimbursement by the Borrower under the Loan Documents, (b) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents; provided that, (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.5(d) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof.  The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

10.9.                        Notice of Default.  The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a “notice of default.”  In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders; provided, that, the Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to the Agent’s gross negligence or willful misconduct.

10.10.                  Rights as a Lender.  In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Credit Extensions as any Lender and may exercise the same as though it were not the Agent, and the term “Lender” or “Lenders” shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity.  The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with any Loan Party in which such Loan Party is not restricted hereby from engaging with any other Person, all as if JPMorgan Chase Bank, N.A. were not the Agent and without any duty to account therefor to the Lenders. JPMorgan Chase Bank, N.A. and its Affiliates may accept fees and other consideration from any Loan Party for services in connection with this Agreement or otherwise without having to account for the same to the Lenders. The Agent in its individual capacity, is not obligated to remain a Lender.

10.11.                  Lender Credit Decision.  Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Loan Parties and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents.  Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.  Except for any notice, report, document, credit information or other information expressly required to be furnished to the Lenders by the Agent or Arranger hereunder, neither the Agent nor the Arranger shall have any duty or responsibility (either initially or on a continuing basis) to provide any Lender with any notice, report, document, credit information or other information concerning the affairs, financial condition or business of the Borrower or any of its Affiliates that may come into the possession of the Agent or Arranger (whether or not in their respective capacity as Agent or Arranger) or any of their Affiliates.

10.12.                  Successor Agent.  The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five (45) days after the retiring Agent gives notice of its intention to resign.  The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders.  Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent.  If no successor Agent shall have been so appointed by the Required Lenders within thirty (30) days after the resigning Agent’s giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent.  Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder.  If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders.  No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment.  Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000.  Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent.  Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents.  After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.  In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term “Prime Rate” as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

10.13.                  Delegation to Affiliates.  The Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates.  Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

10.14.                  Execution of Loan Documents.  The Lenders hereby empower and authorize the Agent, on behalf of the Agent and the Lenders, to execute and deliver to the Loan Parties the Loan Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents.  Each Lender agrees that any action taken by the Agent or the Required Lenders or (to the extent required hereunder, all Lenders) in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Agent or the Required Lenders or (to the extent required hereunder, all Lenders) of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.  The Lenders acknowledge that all of the Obligations hereunder constitute one debt, secured pari passu by all of the Collateral.

10.15.                  Collateral Matters.

(a)                                  The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Liens granted to the Agent by the Loan Parties on any Collateral (i) upon the termination of the Aggregate Commitment, payment and satisfaction in full in cash of all Obligations (other than LC Obligations), and the cash collateralization of all LC Obligations in a manner satisfactory to each affected Lender, (ii) constituting Property being sold or disposed of if the Loan Party disposing of such Property certifies to the Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting Property in which no Loan Party has at any time during the term of this Agreement owned any interest, (iv) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, (v) owned by or leased to an Loan Party which is subject to a purchase money security interest or which is the subject of a Capitalized Lease, in either case, entered into by such Loan Party pursuant to Section 6.17(c) or Section 6.17(g), or (vi) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Agent and the Lenders pursuant to Section 8.1.  Upon request by the Agent at any time, the Lenders will confirm in writing the Agent’s authority to release any Liens upon particular types or items of Collateral pursuant to this Section 10.15.  Except as provided in the preceding sentence, the Agent will not release any Liens on Collateral without the prior written authorization of the Required Lenders; provided that, the Agent may in its discretion, release its Liens on Collateral valued in the aggregate not in excess of $2,500,000 during any calendar year without the prior written authorization of the Lenders.

(b)                                 Upon receipt by the Agent of any authorization required pursuant to Section 10.15(a) from the Required Lenders of the Agent’s authority to release any Liens upon particular types or items of Collateral, and upon at least five (5) Business Days prior written request by the Loan Parties, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of its Liens upon such Collateral; provided that, (i) the Agent shall not be required to execute any such document on terms which, in the Agent’s opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(c)                                  The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected, or insured or has been encumbered, or that the Liens granted to the Agent therein have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent’s own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

(d)                                 Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession.  Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent’s request therefor shall deliver such Collateral to the Agent or otherwise deal with such Collateral in accordance with the Agent’s instructions.

Each Lender hereby agrees as follows: (a) such Lender is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each Report prepared by or on behalf of the Agent; (b) such Lender expressly agrees and acknowledges that neither JPMorgan Chase Bank, N.A. nor the Agent (i) makes any representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein, or (ii) shall be liable for any information contained in any Report; (c) such Lender expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent, JPMorgan Chase Bank, N.A., or any other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that JPMorgan Chase Bank, N.A. undertakes no obligation to update, correct or supplement the Reports; (d) such Lender agrees to keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party and not to distribute any Report to any other Person except as otherwise permitted pursuant to this Agreement; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, such Lender agrees (i) that neither JPMorgan Chase Bank, N.A. nor the Agent shall be liable to such Lender or any other Person receiving a copy of the Report for any inaccuracy or omission contained in or relating to a Report, (ii) to conduct its own due diligence investigation and make credit decisions with respect to the Loan Parties based on such documents as such Lender deems appropriate without any reliance on the Reports or on the Agent or JPMorgan Chase Bank, N.A., (iii) to hold the Agent and any such other Person preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any Credit Extensions that the indemnifying Lender has made or may make to the Loan Parties, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, any  Obligations and (iv) to pay and protect, and indemnify, defend, and hold the Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees) incurred by the Agent and any such other Person preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

10.16.                  Co-Agents, Documentation Agent, Syndication Agent, etc..  Neither any of the Lenders identified in this Agreement as a “co-agent” nor the Documentation Agent or the Syndication Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.  Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender.  Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Agent in Section 10.11.

ARTICLE XI

SETOFF; RATABLE PAYMENTS

11.1.                        Setoff.  In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Loan Party becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Secured Obligations owing to such Lender, whether or not the Secured Obligations, or any part thereof, shall then be due.

11.2.                        Ratable Payments.  If any Lender, whether by setoff or otherwise, has payment made to it upon its Credit Exposure (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Credit Exposure.  If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Secured Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to respective Pro Rata Share of the Aggregate Credit Exposure.  In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

ARTICLE XII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

12.1.                        Successors and Assigns.  The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Loan Parties and the Lenders and their respective successors and assigns permitted hereby, except that (a) the Loan Parties shall not have the right to assign their rights or obligations under the Loan Documents without the prior written consent of each Lender, (b) any assignment by any Lender must be made in compliance with Section 12.3, and (c) any transfer by Participation must be made in compliance with Section 12.2.  Any attempted assignment or transfer by any party not made in compliance with this Section 12.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section 12.2.  The parties to this Agreement acknowledge that clause (b) of this Section 12.1 relates only to absolute assignments and this Section 12.1 does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank, or (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3.  The Agent may treat the Person which made any Credit Extension or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Credit Extension or which holds any Note to direct payments relating to such Credit Extension or Note to another Person.  Any assignee of the rights to any Credit Extension or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents.  Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Credit Extension (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Credit Extension.

12.2.                        Participations.

(a)                                  Permitted Participants; Effect.  Any Lender may at any time sell to one or more banks or other entities (“Participants”) other than an Ineligible Institution participating interests in any Credit Exposure of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents.  In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.

(b)                                 Voting Rights.  Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 8.3 or of any other Loan Document.

(c)                                  Benefit of Certain Provisions.  Each Loan Party agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents; provided that, each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant.  The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.  The Borrower further agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3; provided that, (i) a Participant shall not be entitled to receive any greater payment under Section 3.1, 3.2 or 3.5 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrower, and (ii) any Participant not incorporated under the laws of the U.S. or any state thereof agrees to comply with the provisions of Section 3.5 to the same extent as if it were a Lender.

12.3.                        Assignments.

(a)                                  Permitted Assignments.  Any Lender may at any time assign to one or more banks or other entities (“Purchasers”) other than an Ineligible Institution all or any part of its rights and obligations under the Loan Documents.  Such assignment shall be substantially in the form of Exhibit G (an “Assignment Agreement”).  Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate of a Lender or an Approved Fund shall either be in an amount equal to the entire applicable Commitment and Credit Extensions of the assigning Lender or  (unless each of the Borrower and the Agent otherwise consents) be in an aggregate amount not less than $5,000,000.  The amount of the assignment shall be based on the Commitment or outstanding Credit Extensions (if the Commitment has been terminated) subject to the assignment, determined as of the date of such assignment or as of the “Trade Date,” if the “Trade Date” is specified in the assignment.

(b)                                 Consents.  The consent of the Borrower (which shall not be unreasonably withheld or delayed and Borrower shall be deemed to have consented unless it shall object by written notice to the Agent within thirty (30) Business Days after having received notice thereof ) shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund; provided that, the consent of the Borrower shall not be required if a Default has occurred and is continuing.  The consent of the Agent shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund.  The consent of the LC Issuer and Swingline Lender shall be required prior to an assignment of a Commitment becoming effective unless the Purchaser is a Lender with a Commitment.  Any consent required under this Section 12.3(b) shall not be unreasonably withheld or delayed.

(c)                                  Effect; Effective Date.  Upon (i) delivery to the Agent of a duly executed Assignment Agreement, together with any consents required by Sections 12.3(a) and 12.3(b), and (ii) payment of a $3,500 fee to the Agent for processing such assignment (unless such fee is waived by the Agent), such Assignment Agreement shall become effective on the effective date specified by the Agent in such Assignment Agreement.  The Assignment Agreement shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Credit Exposure under the applicable Assignment Agreement constitutes “plan assets” as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA.  On and after the effective date of such Assignment Agreement, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Commitment and Credit Exposure assigned to such Purchaser without any further consent or action by the Borrower, the Lenders or the Agent.  In the case of an Assignment Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the applicable agreement.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.2.  Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3(c), the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

(d)                                 Register.  The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the U.S. a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Credit Extensions owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

12.4.                        Dissemination of Information.  Each Loan Party authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided that, each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

12.5.                        Tax Treatment.  If any interest in any Loan Document is transferred to any Transferee which is not incorporated under the laws of the U.S. or any state thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5.

12.6.                        Assignment by LC Issuer.  Notwithstanding anything contained herein, if at any time JPMorgan Chase Bank, N.A. assigns all of its Commitment and Revolving Loans pursuant to Section 12.3, JPMorgan Chase Bank, N.A. may, upon thirty (30) days’ notice to the Borrower and the Lenders, resign as LC Issuer.  In the event of any such resignation as LC Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor LC Issuer (other than Merrill Lynch Capital and Goldman Sachs or any of their Affiliates) hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of JPMorgan Chase Bank, N.A. as LC Issuer.  If JPMorgan Chase Bank, N.A. resigns as LC Issuer, it shall retain all the rights and obligations of the LC Issuer hereunder with respect to the Facility LCs outstanding as of the effective date of its resignation as LC Issuer and all LC Obligations with respect thereto (including the right to require the Lenders to make Revolving Loans or fund risk participations in outstanding Reimbursement Obligations pursuant to Section 2.1.2(d)).

12.7.                        Assignment by Swingline Lender.  Notwithstanding anything contained herein, if at any time JPMorgan Chase Bank, N.A. assigns all of its Commitment and Revolving Loans pursuant to Section 12.3, JPMorgan Chase Bank, N.A. may, upon thirty (30) days’ notice to the Borrower and the Lenders, resign as Swingline Lender.  In the event of any such resignation as Swingline Lender, the Borrower shall be entitled to appoint from among the Lenders a successor Swingline Lender (other than Merrill Lynch Capital) hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of JPMorgan Chase Bank, N.A. as Swingline Lender.  If JPMorgan Chase Bank, N.A. resigns as Swingline Lender, it shall retain all the rights and obligations of the Swingline Lender hereunder with respect to the Swingline Loans outstanding as of the effective date of its resignation as Swingline Lender and all Swingline Loans with respect thereto (including the right to require the Lenders to make Revolving Loans or fund risk participations in outstanding Reimbursement Obligations pursuant to Section 2.1.3).

ARTICLE XIII

NOTICES

13.1.                        Notices; Effectiveness; Electronic Communication.

(a)                                  Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

(i)                                     if to any Loan Party, at its address or telecopier number set forth on the signature page hereof;

(ii)                                  if to the Agent, at its address or telecopier number set forth on the signature page hereof;

(iii)                               if to the LC Issuer, at its address or telecopier number set forth on the signature page hereof;

(iv)                              if to the Swingline Lender, at its address or telecopier number set forth on the signature page hereof;

(v)                                 if to a Lender, to it at its address or telecopier number set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)                                 Electronic Communications.  Notices and other communications to the Lenders and the LC Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Agent or as otherwise determined by the Agent; provided that, the foregoing shall not apply to notices to any Lender or the LC Issuer pursuant to Article II if such Lender or the LC Issuer, as applicable, has notified the Agent that it is incapable of receiving notices under such Article by electronic communication.  The Agent or any Loan Party may, in its respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it or as it otherwise determines; provided that such determination or approval may be limited to particular notices or communications. Notwithstanding the foregoing, in every instance, the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.1(e) to the Agent.

Unless the Agent otherwise prescribes, (x) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (y) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (x) of notification that such notice or communication is available and identifying the website address therefor.

13.2.                        Change of Address, Etc.  Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

ARTICLE XIV

COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.  This Agreement shall be effective when it has been executed by the Loan Parties, the Agent, the LC Issuer and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

ARTICLE XV

GUARANTY

15.1.                        Guaranty.  Each Guarantor hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, absolutely and unconditionally guarantees to the Lenders the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all costs and expenses including, without limitation, all court costs and attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Agent, the LC Issuer and the Lenders in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, the Borrower, any Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively the “Guaranteed Obligations”), provided however, that that the definition of “Guaranteed Obligations” shall not create any guarantee by any Guarantor of (or grant of security interest by any Guarantor to support, as applicable) any Excluded Rate Management Obligations of such Guarantor for purposes of determining any obligations of any Guarantor). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal.

15.2.                        Guaranty of Payment.  This Guaranty is a guaranty of payment and not of collection. Each Guarantor waives any right to require the Agent, the LC Issuer or any Lender to sue the Borrower, any Guarantor, any other guarantor, or any other person obligated for all or any part of the Guaranteed Obligations, or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

15.3.                        No Discharge or Diminishment of Guaranty.

(a)                                  Except as otherwise provided for herein and to the extent provided for herein, the obligations of each Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including:

(i)                                     any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise;

(ii)                                  any change in the corporate existence, structure or ownership of the Borrower or any other guarantor of or other person liable for any of the Guaranteed Obligations;

(iii)                               any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, any Guarantor, or any other guarantor of or other person liable for any of the Guaranteed Obligations, or their assets or any resulting release or discharge of any obligation of the Borrower, any Guarantor, or any other guarantor of or other person liable for any of the Guaranteed Obligations; or

(iv)                              the existence of any claim, setoff or other rights which any Guarantor may have at any time against the Borrower, any Guarantor, any other guarantor of the Guaranteed Obligations, the Agent, the LC Issuer, any Lender, or any other person, whether in connection herewith or in any unrelated transactions.

(b)                                 The obligations of each Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by the Borrower, any Guarantor or any other guarantor of or other person liable for any of the Guaranteed Obligations, of the Guaranteed Obligations or any part thereof.

(c)                                  Further, the obligations of any Guarantor hereunder are not discharged or impaired or otherwise affected by:

(i)                                     the failure of the Agent, the LC Issuer or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations;

(ii)                                  any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations;

(iii)                               any release, non-perfection, or invalidity of any indirect or direct security for the obligations of the Borrower for all or any part of the Guaranteed Obligations or any obligations of any other guarantor of or other person liable for any of the Guaranteed Obligations;

(iv)                              any action or failure to act by the Agent, the LC Issuer or any Lender with respect to any collateral securing any part of the Guaranteed Obligations;

(v)                                 any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations).

15.4.                        Defenses Waived.  To the fullest extent permitted by applicable law, each Guarantor hereby waives any defense based on or arising out of any defense of the Borrower or any Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of the Borrower or any Guarantor, other than the indefeasible payment in full in cash of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against the Borrower, any Guarantor, any other guarantor of any of the Guaranteed Obligations, or any other person.  The Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with the Borrower, any Guarantor, any other guarantor or any other person liable on any part of the Guaranteed Obligations or exercise any other right or remedy available to it against the Borrower, any Guarantor, any other guarantor or any other person liable on any of the Guaranteed Obligations, without affecting or impairing in any way the liability of such Guarantor under this Guaranty except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash.  To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against the Borrower, any other guarantor or any other person liable on any of the Guaranteed Obligations, as the case may be, or any security.

15.5.                        Rights of Subrogation.  No Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against the Borrower, any Guarantor, any person liable on the Guaranteed Obligations, or any collateral, until the Loan Parties and the Guarantors have fully performed all their obligations to the Agent, the LC Issuer and the Lender.

15.6.                        Reinstatement; Stay of Acceleration.  If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or otherwise, each Guarantor’s obligations under this Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Agent, the LC Issuer and the Lenders are in possession of this Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Guarantors forthwith on demand by the Lender.

15.7.                        Information.  Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Guarantor assumes and incurs under this Guaranty, and agrees that neither the Agent, the LC Issuer nor any Lender shall have any duty to advise any Guarantor of information known to it regarding those circumstances or risks.

15.8.                        Termination.  The Lenders may continue to make loans or extend credit to the Borrower based on this Guaranty until five (5) days after it receives written notice of termination from any Guarantor.  Notwithstanding receipt of any such notice, each Guarantor will continue to be liable to the Lender for any Guaranteed Obligations created, assumed or committed to prior to the fifth day after receipt of the notice, and all subsequent renewals, extensions, modifications and amendments with respect to, or substitutions for, all or any part of that Guaranteed Obligations.

15.9.                        Taxes.  All payments of the Guaranteed Obligations will be made by each Guarantor free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Guarantor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Agent, Lender or LC Issuer (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such

Guarantor shall make such deductions and (iii) such Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

15.10.                  Severability.  The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantors or the Lenders, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor’s “Maximum Liability”.  This Section with respect to the Maximum Liability of each Guarantor is intended solely to preserve the rights of the Lenders to the maximum extent not subject to avoidance under applicable law, and no Guarantor nor any other person or entity shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Guarantor hereunder shall not be rendered voidable under applicable law. Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Guarantor without impairing this Guaranty or affecting the rights and remedies of the Lenders hereunder; provided that, nothing in this sentence shall be construed to increase any Guarantor’s obligations hereunder beyond its Maximum Liability.

15.11.                  Contribution.  In the event any Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Guaranty, each other Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Pro Rata Share” of such payment or payments made, or losses suffered, by such Paying Guarantor.  For purposes of this Article XV, each Non-Paying Guarantor’s “Pro Rata Share” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrower after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Guarantor, the aggregate amount of all monies received by such Guarantors from the Borrower after the date hereof (whether by loan, capital infusion or by other means).  Nothing in this provision shall affect any Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Guarantor’s Maximum Liability).  Each of the Guarantors covenants and agrees that its right to receive any contribution under this Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in full in cash of the Guaranteed Obligations.  This provision is for the benefit of both the Agent, the LC Issuer, the Lenders and the Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

15.12.                  Lending Installations.  The Guaranteed Obligations may be booked at any Lending Installation.  All terms of this Guaranty apply to and may be enforced by or on behalf of any Lending Installation.

15.13.                  Liability Cumulative.  The liability of each Loan Party as a Guarantor under this Article XV is in addition to and shall be cumulative with all liabilities of each Loan Party to the Agent, the LC Issuer and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations of liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

15.14.              KeepwellEach Qualified ECP Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Article XV in respect of a Rate Management Obligation owing to one or more Lenders or their respective Affiliates (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 15.14 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 15.14 or otherwise under this Article XV voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  Except as otherwise provided herein, the obligations of each Qualified ECP Guarantor under this Section 15.14 shall remain in full force and effect until the termination of all Rate Management Obligation owing to one or more Lenders or their respective Affiliates.  Each Qualified ECP Guarantor intends that this Section 15.14 constitute, and this Section 15.14 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE XVI

CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

16.1.                     CHOICE OF LAW.  THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF TEXAS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

16.2.                     CONSENT TO JURISDICTION.  EACH LOAN PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR TEXAS STATE COURT SITTING IN DALLAS, TEXAS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND EACH LOAN PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, THE LC ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION.  ANY JUDICIAL PROCEEDING BY ANY LOAN PARTY AGAINST THE AGENT, THE LC ISSUER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTION WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN DALLAS, TEXAS.

16.3.                     WAIVER OF JURY TRIAL.  EACH LOAN PARTY, THE AGENT, THE LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

ARTICLE XVII

MISCELLANEOUS

17.1.                     AMENDMENT AND RESTATEMENT.  This Agreement is an amendment and restatement of the Original Credit Agreement.  All obligations under the Original Credit Agreement and all Liens securing payment of obligations under the Original Credit Agreement shall in all respects be continuing and this Agreement shall not be deemed to evidence or result in a novation or repayment and re-borrowing of such obligations. This Agreement shall supersede the Original Credit Agreement.  From and after the Closing Date, this Agreement shall govern the terms of the obligations under the Original Credit Agreement.

17.2.                     RELEASE.  EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE “OBLIGATIONS” OR ANY KNOWN DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM AGENT OR LENDERS.  EACH LOAN PARTY HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES AGENT AND EACH LENDER, THEIR RESPECTIVE PREDECESSORS, OFFICERS, DIRECTORS, EMPLOYEES, AGENT, SUCCESSORS AND ASSIGNS, FROM ALL CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER KNOWN AS OF THE DATE HEREOF TO THE EXTENT RELATING TO THE “OBLIGATIONS”, THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED THEREBY WHETHER FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT AND RESTATEMENT IS EXECUTED, WHICH SUCH LOAN PARTY MAY NOW HAVE AGAINST AGENT AND ANY LENDER, THEIR PREDECESSORS, OFFICERS, DIRECTORS, EMPLOYEES, AGENT, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY LOANS, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THIS CREDIT AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT AND RESTATEMENT OF THE ORIGINAL CREDIT AGREEMENT.

ARTICLE XVIII

JOINT AND SEVERAL LIABILITY

18.1.                     Cross-Guaranty.  Each Borrower hereby agrees that such Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Agent and Lenders and its successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Lenders by each other Borrower.  Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Article XVIII shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Article XVIII shall be absolute and unconditional, irrespective of, and unaffected by,

(a)                                 the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which the Borrower is or may become a party;

(b)                                 the absence of any action to enforce this Agreement (including this Article XVIII) or any other Loan Document or the waiver or consent by Agent or any Lender with respect to any of the provisions thereof;

(c)                                  the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Agent or any Lender in respect thereof (including the release of any such security);

(d)                                 the insolvency of the Borrower; or

(e)                                  any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

18.2.                     Waivers By Borrower.

(a)                                 Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Agent or any Lender to marshal assets or to proceed in respect of the Obligations guaranteed hereunder against any other Borrower, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower.

(b)                                 To the maximum extent permitted by law, the Borrower, in its capacity as a surety as a result of joint and several obligations hereunder, hereby waives and agrees not to assert or take advantage of: (i) the unenforceability or invalidity of any security or guaranty or the lack of perfection or continuing perfection, or failure of priority of any security for the Obligations; (ii) any and all rights and defenses arising out of an election of remedies by Agent or any Lender; (iii) any defense based upon any failure to disclose to such Borrower any information concerning the financial condition of any other Borrower or any other Person or any other circumstances bearing on the ability of any other Borrower or any other Person to pay and perform all obligations due under this Agreement or any of the other Loan Documents; (iv) any failure of Agent or any Lender to comply with applicable laws in connection with the sale or disposition of security, including, without limitation, any failure by the Agent or any Lender to conduct a commercially reasonable sale or other disposition of such security; (v) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal, or that reduces a surety’s or guarantor’s obligations in proportion to the principal’s obligation; (vi) any use of cash collateral under Section 363 of the Bankruptcy Code; (vii) any defense based upon an election by Agent or any Lender, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code or any successor statute; (viii) any defense based upon any borrowing or any grant of a security interest under Section 364 of the Bankruptcy Code; (ix) any right of subrogation, any right to enforce any remedy which Agent or any Lender may have against any other Borrower or any other Person and any right to participate in, or benefit from, any security now or hereafter held by Agent or any Lender for the Obligations, until the full and indefeasible payment of the Obligations in cash and the termination of the Commitments; (x) presentment, demand, protest and notice of any kind, including notice of acceptance of this Agreement and of the existence, creation or incurring of new or additional Obligations; (xi) the benefit of any statute of limitations affecting the liability of any other Borrower or other Person, enforcement of this Agreement or any other Loan Documents, the liability of the Borrower hereunder or the enforcement hereof; (xii) relief from any applicable valuation or appraisement laws; (xiii) any other action by Agent or any Lender, whether authorized by this Agreement or otherwise, or any omission by Agent or any Lender or other failure of Agent or any Lender to pursue, or delay in pursuing, any other remedy in its power; and (xiv) any and all claims and/or rights of counterclaim, recoupment, setoff or offset.  Each Borrower agrees that the payment and performance of all Obligations or any part thereof or other act which tolls any statute of limitations applicable to this Agreement or the other Loan Documents shall similarly operate to toll the statute of limitations applicable to such Borrower’s liability hereunder.

(c)                                  It is agreed among the Borrower, Agent, and each Lender that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Article XVIII and such waivers, Agent and Lenders would decline to enter into this Agreement.

18.3.                     Benefit of Guaranty.  Each Borrower agrees that the provisions of this Article XVIII are for the benefit of Agent and Lenders and their successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and Agent or any Lender, the obligations of such other Borrower under the Loan Documents.

18.4.                     Waiver of Subrogation, Etc.  Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 18.7, the Borrower hereby expressly and irrevocably waives any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the full and indefeasible payment in cash of the Obligations and the termination of the Commitments.  Each Borrower acknowledges and agrees that this waiver is intended to benefit Agent and Lenders and shall not limit or otherwise affect such Borrower’s liability hereunder or the enforceability of this Article XVIII, and that Agent, Lenders, and their successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 18.4.

18.5.                     Election of Remedies.  If Agent or any Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Agent or such Lender a Lien upon any Collateral, whether owned by the Borrower or by any other Person, either by judicial foreclosure or by non judicial sale or enforcement, Agent or such Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Article XVIII.  If, in the exercise of any of its rights and remedies, Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against the Borrower or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, the Borrower hereby consents to such action by Agent or such Lender and waives any claim based upon such action, even if such action by Agent or such Lender shall result in a full or partial loss of any rights of subrogation that each Loan Party might otherwise have had but for such action by Agent or such Lender.  Any election of remedies that results in the denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against the Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations.  In the event Agent or any Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Agent or such Lender but shall be credited against the Obligations.  The amount of the successful bid at any such sale, whether Agent, any Lender, or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Article XVIII, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent or such Lender might otherwise be entitled but for such bidding at any such sale.

18.6.                     Limitation.  Notwithstanding any provision herein contained to the contrary, the Borrower’s liability under this Article XVIII (which liability is in any event in addition to amounts for which such Borrower is primarily liable under this Agreement) shall be limited to an amount not to exceed as of any date of determination the greater of:

(a)                                 the net amount of all Loans advanced to any other Borrower under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of,  such Borrower; and

(b)                                 the amount that could be claimed by Agent and Lenders from such Borrower under this Article XVIII without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower’s right of contribution and indemnification from each other Borrower under Section 18.7.

18.7.                     Contribution With Respect To Guaranty Obligations.

(a)                                 To the extent that the Borrower shall make a payment under this Article XVIII of all or any of the Obligations (other than Loans made to that Borrower for which it is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if the Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of Borrower as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(b)                                 As of any date of determination, the “Allocable Amount” of the Borrower shall be equal to the maximum amount of the claim that could then be recovered from such Borrower under this Article XVIII without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

(c)                                  This Section 18.7 is intended only to supplement the relative rights of Borrower and nothing set forth in this Section 18.7 is intended to or shall impair the obligations of Borrower, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 18.1. Nothing contained in this Section 18.7 shall limit the liability of the Borrower to pay the Loans made directly or indirectly to that Borrower and accrued interest, fees and expenses with respect thereto for which such Borrower shall be primarily liable.

(d)                                 The parties hereto acknowledge that the rights of contribution and indemnification hereunder or that may otherwise exist shall constitute assets of the Borrower to which such contribution and indemnification is owing.

(e)                                  The rights of the contribution and indemnification hereunder or that may otherwise exist shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the Commitments.

18.8.                     Liability Cumulative.  The liability of Borrower under this Article XVIII is in addition to and shall be cumulative with all liabilities of the Borrower to Agent and Lenders under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

18.9.                     Structure of Credit Facility.  Each Loan Party states and acknowledges that:  (i) pursuant to this Agreement, the Loan Parties desire to utilize their borrowing potential on a consolidated basis to the same extent possible if they were merged into a single corporate entity and that this Agreement reflects the establishment of credit facilities which would not otherwise be available to such Loan Party if each Loan Party were not jointly and severally liable for payment of any and all principal, interest, fees and other amounts now or hereafter payable under any of the Loan Documents; (ii) it has determined that it will benefit specifically and materially from the advances of credit contemplated by this Agreement; (iii) it is both a condition precedent to the obligations of Agent and the Lenders hereunder and a desire of each Loan Party that each Loan Party make the agreements set forth in this Article XVIII; and (iv) the Loan Parties have requested and bargained for the structure and terms of and security for the advances contemplated by this Agreement.  Each Loan Party agrees and acknowledges that the present structure of the credit facilities detailed in this Agreement is based in part upon the financial and other information presently known to Agent and the Lenders regarding each Loan Party, the corporate structure of the Loan Parties, and the present financial condition of each Loan Party.  Each Loan Party hereby agrees that Agent shall have the right, in its good faith credit judgment, to require that any or all of the following changes be made to these credit facilities:  (x) restrict loans and advances between and among the Loan Parties, (y) establish separate loan accounts for each Loan Party or for certain Loan Parties, and (z) establish such other procedures as shall be reasonably deemed by Agent to be useful in tracking where advances are made under this Agreement and the source of payments received by Agent on such advances.

[Signature pages follow.]

IN WITNESS WHEREOF, the Guarantor, Borrower, the Lenders, the LC Issuer and the Agent have executed this Agreement as of the date first above written.

GUARANTOR:

USA COMPRESSION PARTNERS, LP,
a Delaware limited partnership

By:	USA Compression GP, LLC,
its General Partner

By:	/s/Eric D. Long
Name:	Eric D. Long
Title:	President and Chief Executive Officer

USA OPCO 2, LLC,
a Texas limited liability company

By:	USA Compression Partners, LP,
its sole member

By:	USA Compression GP, LLC,
its General Partner

By:	/s/Eric D. Long
Name:	Eric D. Long
Title:	President and Chief Executive Officer

USA LEASING 2, LLC,
a Texas limited liability company

By:	USA OpCo 2, LLC,
its sole member

By:	USA Compression Partners, LP,
its sole member

By:	USA Compression GP, LLC,
its General Partner

By:	/s/Eric D. Long
Name:	Eric D. Long
Title:	President and Chief Executive Officer

[Signature Page to Fifth Amended and Restated Credit Agreement]

BORROWER:

USA COMPRESSION PARTNERS, LLC,

a Delaware limited liability company

By:	/s/Eric D. Long
Name:	Eric D. Long
Title:	President and Chief Executive Officer

USAC LEASING, LLC,
a Delaware limited liability company

By:	/s/Eric D. Long
Name:	Eric D. Long
Title:	President and Chief Executive Officer

NOTICE ADDRESS FOR GUARANTOR AND BORROWER:

c/o Eric D. Long
Chief Executive Officer
USA Compression Partners, LLC
301 Congress Avenue, Suite 450
Austin, Texas 78701
Telephone: (512) 473-2662
Fax: (512) 473-2616

With a copy to:

c/o Andrew Ward
Managing Director
Riverstone Holdings, LLC
712 Fifth Avenue, 51st Floor
New York, New York 10019
Telephone: (212) 993-0076
Fax: (212) 993-0077

[Signature Page to Fifth Amended and Restated Credit Agreement]

LENDERS:

JPMORGAN CHASE BANK, N.A.,
as Agent, Lender, LC Issuer and Swingline Lender

By:	/s/ J. Devin Mock
Name:	J. Devin Mock
Title:	Authorized Officer

NOTICE ADDRESS FOR AGENT, LC ISSUER AND SWINGLINE LENDER

c/o Portfolio Manager
Chase Business Credit
JPMorgan Chase Bank
2200 Ross Avenue, 9th Floor
Mail Code: TX1-2921
Dallas, Texas 75201
Telephone: (214) 965-2373
Fax: (214) 965-2594

[Signature Page to Fifth Amended and Restated Credit Agreement]

BARCLAYS BANK, PLC
as a Lender

By:	/s/ Noam Azachi
Name:	Noam Azachi
Title:	Vice President

[Signature Page to Fifth Amended and Restated Credit Agreement]

Capital One Business Credit Corp.,
as a Lender

By:	/s/ Ron Walker
Name:	Ron Walker
Title:	Senior Vice President

[Signature Page to Fifth Amended and Restated Credit Agreement]

Comerica Bank
as a Lender

By:	/s/ Bradley Kuhn
Name:	Bradley Kuhn
Title:	Officer

[Signature Page to Fifth Amended and Restated Credit Agreement]

Goldman Sachs Bank, USA
as a Lender

By:	/s/ Mark Walton
Name:	Mark Walton
Title:	Authorized Signatory

[Signature Page to Fifth Amended and Restated Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Jeffrey Marchetti
Name:	Jeffrey Marchetti
Title:	Assistant Vice President

[Signature Page to Fifth Amended and Restated Credit Agreement]

RAYMOND JAMES BANK, N.A.,
as a Lender

By:	/s/ Alexander L. Rody
Name:	Alexander L. Rody
Title:	Senior Vice President

[Signature Page to Fifth Amended and Restated Credit Agreement]

RB INTERNATIONAL FINANCE (USA) LLC,
as a Lender

By:	/s/ John A. Valiska
Name:	John A. Valiska
Title:	First Vice President

By:	/s/ Brad Woodhouse
Name:	Brad Woodhouse
Title:	Vice President

[Signature Page to Fifth Amended and Restated Credit Agreement]

Regions Bank,
as a Lender

By:	/s/ Dennis M. Hansen
Name:	Dennis M. Hansen
Title:	Senior Vice President

[Signature Page to Fifth Amended and Restated Credit Agreement]

Royal Bank of Canda,
as a Lender

By:	/s/ Kristan Spivey
Name:	Kristan Spivey
Title:	Authorized Signatory

[Signature Page to Fifth Amended and Restated Credit Agreement]

SIEMENS FINANCIAL SERVICES, INC.,
as a Lender

By:	/s/ John Finore
Name:	John Finore
Title:	Vice President

By:	/s/ Andrew Beneduce
Name:	Andrew Beneduce
Title:	Collateral Specialist

[Signature Page to Fifth Amended and Restated Credit Agreement]

SUNTRUST BANK,
as a Lender

By:	/s/ Christopher N. Jensen
Name:	Christopher N. Jensen
Title:	Assistant Vice President

[Signature Page to Fifth Amended and Restated Credit Agreement]

The Bank of Nova Scotia,
as a Lender

By:	/s/ Justin Perdue
Name:	Justin Perdue
Title:	Director

[Signature Page to Fifth Amended and Restated Credit Agreement]

UBS AG, STAMFORD BRANCH,
as a Lender

By:	/s/ Lana Gifas
Name:	Lana Gifas
Title:	Director

By:	/s/ Jennifer Anderson
Name:	Jennifer Anderson
Title:	Associate Director

[Signature Page to Fifth Amended and Restated Credit Agreement]

Union Bank, N.A.,
as a Lender

By:	/s/ Albert R. Joseph
Name:	Albert R. Joseph
Title:	Vice President

[Signature Page to Fifth Amended and Restated Credit Agreement]

Wells Fargo Bank, N.A.,
as a Lender

By:	/s/ T. Alan Smith
Name:	T. Alan Smith
Title:	Managing Director

[Signature Page to Fifth Amended and Restated Credit Agreement]

EXHIBIT A

EURODOLLAR BORROWING NOTICE

Date:                                     , 20

To:                             JPMorgan Chase Bank, N.A., as Agent for the Lenders

This Borrowing Notice is furnished pursuant to Section 2.1.1(b)(i) of that certain Fifth Amended and Restated Credit Agreement (as may be amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), dated as of December 13, 2013, among USA COMPRESSION PARTNERS, LP, a Delaware limited partnership (“Holdings”), USAC OPCO 2, LLC, a Texas limited liability company (“USAC OpCo 2”), USAC LEASING 2, LLC,  a Texas limited liability company (“USAC Leasing 2” and together with Holdings and USAC OpCo 2, collectively, the “Guarantors”), USA COMPRESSION PARTNERS, LLC, a Delaware limited liability company (“USA Compression Partners”) and USAC LEASING, LLC, a Delaware limited liability company (“USAC Leasing” and together with USA Compression Partners, collectively, the “Borrowers”), the Lenders party thereto from time to time, JPMORGAN CHASE BANK, N.A., a national banking association, as an LC Issuer and as Agent (as each term is defined therein), WELLS FARGO BANK, N.A., as Documentation Agent (as defined therein), and REGIONS BANK, as Syndication Agent (as defined therein).  Unless otherwise defined herein, capitalized terms used in this Borrowing Notice have the meanings ascribed thereto in the Credit Agreement.

The Borrower hereby notifies the Agent of its request of the following Eurodollar Advance:

1.                                      Borrowing Date of Eurodollar Advance (must be a Business Day):

2.                                      Aggregate Amount of the Eurodollar Advance: $

3.                                      Duration of Interest Period:

One Month

Two Months

Three Months

Six Months

The Borrower hereby represents that, as of the date of this Borrowing Notice:

(a)                                 There exists no Default or Unmatured Default and no Default or Unmatured Default shall result from this Credit Extension.

(b)                                 The representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects, except to the extent (i) any such representation or warranty is stated to relate solely to an earlier date or (ii) any such representation or warranty is subject to a materiality qualifier, in which case, it is true and correct in all respects.

Exhibit A - i

USA COMPRESSION PARTNERS, LLC,
a Delaware limited liability company

By:
Name:
Title:

USAC LEASING, LLC,
a Delaware limited liability company

By:
Name:
Title:

Exhibit A - ii

EXHIBIT B

CONVERSION/CONTINUATION NOTICE

Date:                                    , 20

To:                             JPMorgan Chase Bank, N.A., as Agent for the Lenders

This Conversion/Continuation Notice is furnished pursuant to Section 2.7 of that certain Fifth Amended and Restated Credit Agreement (as may be amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), dated as of December 13, 2013, among USA COMPRESSION PARTNERS, LP, a Delaware limited partnership (“Holdings”), USAC OPCO 2, LLC, a Texas limited liability company (“USAC OpCo 2”), USAC LEASING 2, LLC,  a Texas limited liability company (“USAC Leasing 2” and together with Holdings and USAC OpCo 2, collectively, the “Guarantors”), USA COMPRESSION PARTNERS, LLC, a Delaware limited liability company (“USA Compression Partners”) and USAC LEASING, LLC, a Delaware limited liability company (“USAC Leasing” and together with USA Compression Partners, collectively, the “Borrowers”), the Lenders party thereto from time to time, JPMORGAN CHASE BANK, N.A., a national banking association, as an LC Issuer and as Agent (as each term is defined therein), WELLS FARGO BANK, N.A., as Documentation Agent (as defined therein), and REGIONS BANK, as Syndication Agent (as defined therein).  Unless otherwise defined herein, capitalized terms used in this Borrowing Notice have the meanings ascribed thereto in the Credit Agreement.

The Borrower hereby notifies the Agent of its request to [SELECT ONE]:

1.                                      convert the Floating Rate Advance in the amount of $                   into a Eurodollar Advance with an Interest Period duration of:

                          month(s)

2.                                      continue the Eurodollar Advance described below:

(a)                                 Date of Continuation (must be a Business Day):

(b)                                 Aggregate Amount of Advance: $

(c)                                  The duration of the Interest Period applicable thereto:

                            month(s)

The Borrower hereby represents that, as of the date of this Conversion/Continuation Notice:

(a)                                 There exists no Default or Unmatured Default and no Default or Unmatured Default shall result from this Credit Extension.

(b)                                 The representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects, except to the extent (i) any such representation or warranty is stated to relate solely to an earlier date or (ii) any such representation or warranty is subject to a materiality qualifier, in which case, it is true and correct in all respects.

Exhibit B 1

USA COMPRESSION PARTNERS, LLC,
a Delaware limited liability company

By:
Name:
Title:

USAC LEASING, LLC,
a Delaware limited liability company

By:
Name:
Title:

Exhibit B 2

EXHIBIT C

REVOLVING NOTE

[Date]

USA COMPRESSION PARTNERS, LLC, a Delaware limited liability company (“USA Compression Partners”) and USAC LEASING, LLC, a Delaware limited liability company (“USAC Leasing” and together with USA Compression Partners, collectively, the “Borrower”), jointly and severally promise to pay to the order of [                                            ] (the “Lender”) the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of JPMorgan Chase Bank, N.A. (“Agent”), as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement.  The Borrower shall pay the principal of and accrued and unpaid interest on the Revolving Loans and Reimbursement Obligations in full on the Facility Termination Date

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Fifth Amended and Restated Credit Agreement, dated as of December 13, 2013 (which, as it may be amended or modified and in effect from time to time, is herein called the “Agreement”), among the Borrower, the other Loan Parties, Lender and each of the other Lenders party thereto, the LC Issuer and the Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated.  This Note is secured pursuant to the Collateral Documents, as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof.  Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

Borrower hereby expressly waives any presentment, demand, protest, notice of protest, notice of intent to accelerate, notice of acceleration or notice of any kind except as expressly provided in the Agreement.

USA COMPRESSION PARTNERS, LLC,
a Delaware limited liability company

By:
Name:
Title:

USAC LEASING, LLC,
a Delaware limited liability company

By:
Name:
Title:

Exhibit C- 1

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
TO
NOTE OF                                    ,
DATED:

Date	Principal Amount of Loan	Maturity of Interest Period	Principal Amount Paid	Unpaid Balance

Exhibit C- 2

EXHIBIT D

FORM OF OPINION

[See Attached]

Exhibit D- 1

EXHIBIT E

COMPLIANCE CERTIFICATE

To:                             The Lenders parties to the Fifth Amended and Restated Credit Agreement Described Below

This Compliance Certificate is furnished pursuant to that certain Fifth Amended and Restated Credit Agreement (as may be amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), dated as of December 13, 2013, among USA COMPRESSION PARTNERS, LP, a Delaware limited partnership (“Holdings”), USAC OPCO 2, LLC, a Texas limited liability company (“USAC OpCo 2”), USAC LEASING 2, LLC,  a Texas limited liability company (“USAC Leasing 2” and together with Holdings and USAC OpCo 2, collectively, the “Guarantors”), USA COMPRESSION PARTNERS, LLC, a Delaware limited liability company (“USA Compression Partners”) and USAC LEASING, LLC, a Delaware limited liability company (“USAC Leasing” and together with USA Compression Partners, collectively, the “Borrowers”), the Lenders party thereto from time to time, JPMORGAN CHASE BANK, N.A., a national banking association, as an LC Issuer and as Agent (as each term is defined therein), WELLS FARGO BANK, N.A., as Documentation Agent (as defined therein), and REGIONS BANK, as Syndication Agent (as defined therein).  Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.                                      I am the duly elected                            of the Borrower;

2.                                      I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

3.                                      The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below;

4.                                      I hereby certify that no Loan Party has changed (i) its name, (ii) its chief executive office, (iii) principal place of business, (iv) the type of entity it is, or (v) its state of incorporation or organization without having given the Agent the notice required by Section 6.23;

5.                                      Schedule I attached hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Credit Agreement, including, without limitation, the Leverage Ratio, all of which data and computations are true, complete and correct;

6.                                      Schedule II hereto sets forth the determination of the interest rates to be paid for Credit Extensions and the commitment fee rates commencing on the fifth day following the delivery hereof; and

7.                                      Schedule III attached hereto sets forth the various reports and deliveries which are required at this time under the Credit Agreement and the other Loan Documents and the status of compliance.

Exhibit E- 1

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I *[and Schedule II]* hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this          day of                             ,           .

USA COMPRESSION PARTNERS, LLC,
a Delaware limited liability company

By:
Name:
Title:

USAC LEASING, LLC,
a Delaware limited liability company

By:
Name:
Title:

Exhibit E- 2

SCHEDULE I TO COMPLIANCE CERTIFICATE

Compliance as of                   ,          with
Provisions of      and     of
the Agreement

Exhibit E- 3

SCHEDULE II TO COMPLIANCE CERTIFICATE

Borrower’s Applicable Margin Calculation

Exhibit E- 4

SCHEDULE III TO COMPLIANCE CERTIFICATE

Reports and Deliveries Currently Due

Exhibit E- 5

EXHIBIT F

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of                     ,         , 20    , is entered into between                                                                 , a                                    (the “New Subsidiary”) and JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent (the “Agent”) under that certain Fifth Amended and Restated Credit Agreement (as may be amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), dated as of December 13, 2013, among USA COMPRESSION PARTNERS, LP, a Delaware limited partnership (“Holdings”), USAC OPCO 2, LLC, a Texas limited liability company (“USAC OpCo 2”), USAC LEASING 2, LLC,  a Texas limited liability company (“USAC Leasing 2” and together with Holdings and USAC OpCo 2, collectively, the “Guarantors”), USA COMPRESSION PARTNERS, LLC, a Delaware limited liability company (“USA Compression Partners”) and USAC LEASING, LLC, a Delaware limited liability company (“USAC Leasing” and together with USA Compression Partners, collectively, the “Borrowers”), the Lenders party thereto from time to time, Agent, WELLS FARGO BANK, N.A., as Documentation Agent (as defined therein), and REGIONS BANK, as Syndication Agent (as defined therein).  All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

The New Subsidiary and the Agent, for the benefit of the Lenders, hereby agree as follows:

1.                                      The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Loan Party under the Credit Agreement and a “Guarantor” for all purposes of the Credit Agreement and shall have all of the obligations of a Loan Party and a Guarantor thereunder as if it had executed the Credit Agreement.  The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the representations and warranties of the Loan Parties set forth in Article V of the Credit Agreement, (b) all of the covenants set forth in Article VI of the Credit Agreement and (c) all of the guaranty obligations set forth in Article XV of the Credit Agreement.  Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary, subject to the limitations set forth in Section 15.10 of the Credit Agreement, hereby guarantees, jointly and severally with the other Guarantors, to the Agent and the Lenders, as provided in Article XV of the Credit Agreement, the prompt payment and performance of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof and agrees that if any of the Guaranteed Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the New Subsidiary will, jointly and severally together with the other Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

2.                                      If required, the New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering such Collateral Documents (and such other documents and instruments) as requested by the Agent in accordance with the Credit Agreement.

3.                                      The address of the New Subsidiary for purposes of Article XIII of the Credit Agreement is as follows:

4.                                      The New Subsidiary hereby waives acceptance by the Agent and the Lenders of the guaranty by the New Subsidiary upon the execution of this Agreement by the New Subsidiary.

Exhibit F- 1

5.                                      This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

6.                                      THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

By:
Name:
Title:

Acknowledged and accepted:

JPMORGAN CHASE BANK, N.A.,
as Agent

By:
Name:
Title:

Exhibit F- 2

EXHIBIT G

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between *[Insert name of Assignor]* (the “Assignor”) and *[Insert name of Assignee]* (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Fifth Amended and Restated Credit Agreement, identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including without limitation any letters of credit, guaranties and swingline loans included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	*[and is an Affiliate/Approved
Fund of identify Lender](1)*

3.	Borrower(s):

4.	Agent:	JPMorgan Chase Bank, N.A., as the agent under the Credit Agreement.

5.	Credit Agreement:

The $850,000,000 Fifth Amended and Restated Credit Agreement, dated as of December 13, 2013, among USAC Compression Partners, LP, a Delaware limited partnership (“Holdings”), USAC OpCo2, LLC, a Texas limited liability company (“USAC OpCo 2”), USAC Leasing 2, LLC, a Texas limited liability company (“USAC Leasing 2” and together with Holdings and USAC OpCo 2, collectively, the “Guarantors”), USA Compression Partners, LLC, a Delaware limited liability company (“USA Compression Partners”) and USAC Leasing, LLC, a Delaware limited liability company (“USAC Leasing” and together with USA Compression Partners, collectively, the “Borrower”), the other Loan Parties, the Lenders party thereto, Agent, and the other agents party thereto

(1) Select as applicable.

Exhibit G- 1

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/ Credit Exposure for all Lenders	Amount of Commitment/ Credit Exposure Assigned	Percentage Assigned of Commitment/ Credit Exposure
[Commitment]	$	$		%

7.	Trade Date:

Effective Date:                                         , 20     [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE AGENT.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE:

[NAME OF ASSIGNEE]

By:
Name:
Title:

Consented to and Accepted:

JPMorgan Chase Bank, N.A.,
as Agent and LC Issuer

By:
Name:
Title:

[BORROWER]

By:
Name:
Title:

[NAME OF OTHER RELEVANT PARTY]

By:
Name:
Title:

Exhibit G- 2

ANNEX 1
TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.  Representations and Warranties.

1.1   Assignor.  The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby.  Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectibility, or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document, (v) inspecting any of the property, books or records of the Borrower, or any guarantor, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

1.2.  Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in Schedule 1 to this Assignment and Assumption, (iv) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are “plan assets” as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be “plan assets” under ERISA, (v) it has received a copy of  the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, and (vi) attached as Schedule 1 to this Assignment and Assumption is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.  Payments.  The Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee.  From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

Annex 1- 1

3.  General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Texas.

*              *              *              *

Annex 1- 2

ADMINISTRATIVE QUESTIONNAIRE

(Schedule to be supplied by Closing Unit or Trading Documentation Unit)

(For Forms call                          at                         )

Annex 1- 3

US AND NON-US TAX INFORMATION REPORTING REQUIREMENTS

(Schedule to be supplied by Closing Unit or Trading Documentation Unit)

(For Forms call                          at                         )

Annex 1- 4

EXHIBIT H

BORROWING BASE

Exhibit H- 1

EXHIBIT I

FORM OF TOTAL COMMITMENT INCREASE CERTIFICATE

[          ], 20[    ]

To:                             JPMorgan Chase Bank, NA
as Agent

The Borrower, the Agent and certain Lenders (as each term is defined below) have heretofore entered into that certain Fifth Amended and Restated Credit Agreement (as may be amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), dated as of December 13, 2013, among USA COMPRESSION PARTNERS, LP, a Delaware limited partnership (“Holdings”), USAC OPCO 2, LLC, a Texas limited liability company (“USAC OpCo 2”), USAC LEASING 2, LLC,  a Texas limited liability company (“USAC Leasing 2” and together with Holdings and USAC OpCo 2, collectively, the “Guarantors”), USA COMPRESSION PARTNERS, LLC, a Delaware limited liability company (“USA Compression Partners”) and USAC LEASING, LLC, a Delaware limited liability company (“USAC Leasing” and together with USA Compression Partners, collectively, the “Borrowers”), the Lenders party thereto from time to time, JPMORGAN CHASE BANK, N.A., a national banking association, as an LC Issuer and as Agent (as each term is defined therein), WELLS FARGO BANK, N.A., as Documentation Agent (as defined therein), and REGIONS BANK, as Syndication Agent (as defined therein).  Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Credit Agreement.

This Commitment Increase Certificate is being delivered pursuant to Section 2.1.1 of the Credit Agreement.

Please be advised that the undersigned has agreed to increase its Commitment under the Credit Agreement effective [          ], 201[    ] from $[          ] to $[          ] and (b) that it shall continue to be a party in all respect to the Credit Agreement and the other Loan Documents.

Very truly yours,

[ ]

By:
Name:
Title:

Exhibit I- 1

Accepted and Agreed:

JPMorgan Chase Bank, N.A.,
as Agent

By:
Name:
Title:

Accepted and Agreed:

[ ]

By:
Name:
Title:

Exhibit I- 2

EXHIBIT J

FORM OF ADDITIONAL LENDER CERTIFICATE

[         ], 20[     ]

To:                             JPMorgan Chase Bank, NA,
As Agent

The Borrower, the Agent and certain Lenders (as each term is defined below) have heretofore entered into that certain Fifth Amended and Restated Credit Agreement (as may be amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), dated as of December 13, 2013, among USA COMPRESSION PARTNERS, LP, a Delaware limited partnership (“Holdings”), USAC OPCO 2, LLC, a Texas limited liability company (“USAC OpCo 2”), USAC LEASING 2, LLC,  a Texas limited liability company (“USAC Leasing 2” and together with Holdings and USAC OpCo 2, collectively, the “Guarantors”), USA COMPRESSION PARTNERS, LLC, a Delaware limited liability company (“USA Compression Partners”) and USAC LEASING, LLC, a Delaware limited liability company (“USAC Leasing” and together with USA Compression Partners, collectively, the “Borrowers”), the Lenders party thereto from time to time, JPMORGAN CHASE BANK, N.A., a national banking association, as an LC Issuer and as Agent (as each term is defined therein), WELLS FARGO BANK, N.A., as Documentation Agent (as defined therein), and REGIONS BANK, as Syndication Agent (as defined therein).  Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Credit Agreement.

The Additional Lender Certificate is being delivered pursuant to Section 2.1.1 of the Credit Agreement

Please be advised that the undersigned has agreed (a) to become a Lender under the Credit Agreement effective [        ], 20[    ] with a Commitment of $[         ] and (b) that it shall be a party in all respect to the Credit Agreement and the other Loan Documents.

This Additional Lender Certificate is being delivered to the Agent together with (i) if the Additional Lender is organized under the laws of a jurisdiction other than the United States (or a state thereof or the District of Columbia), such documentation as may be reasonably requested by the Agent, duly completed and executed by the Additional Lender, and (ii) an Administrative Questionnaire in the form supplied by the Agent, duly completed by the Additional Lender.

Very truly yours,

[ ]

By:
Name:
Title:

SCHEDULE A

COMMITMENT SCHEDULE

Lender	Commitment
JPMORGAN CHASE BANK, N.A.	$115,000,000
REGIONS BANK	$90,000,000
WELLS FARGO BANK, N.A.	$90,000,000
BARCLAYS BANK PLC	$65,000,000
ROYAL BANK OF CANADA	$65,000,000
THE BANK OF NOVA SCOTIA	$65,000,000
UBS AG, STAMFORD BRANCH	$65,000,000
UNION BANK, N.A.	$60,000,000
PNC BANK NATIONAL ASSOCIATION	$50,000,000
SUNTRUST ROBINSON HUMPHREY	$50,000,000
COMERICA BANK	$35,000,000
CAPITAL ONE BUSINESS CREDIT CORP.	$25,000,000
SIEMENS FINANCIAL SERVICES, INC	$25,000,000
RAYMOND JAMES BANK, N.A.	$20,000,000
RB INTERNATIONAL FINANCE USA, LLC	$20,000,000
GOLDMAN SACHS BANK USA	$10,000,000
TOTAL	$850,000,000

SCHEDULE B

PRICING SCHEDULE

	Applicable Margin
Leverage Ratio (annualized trailing three months)	Revolver Eurodollar Margin	Revolver ABR Margin
> 5.00 to 1.0	2.25%	0.00%
< 5.00 to 1.0 but > 4.00 to 1.0	2.00%	0.00%
< 4.00 to 1.0 but > 3.00 to 1.0	1.75%	0.00%
< 3.00 to 1.0	1.50%	0.00%

“Financials” means the annual or quarterly financial statements of the Borrower delivered pursuant to Section 6.1 of this Agreement.

The applicable margins shall be determined in accordance with the foregoing table based on the Borrower’s most recent Financials commencing with the Financials for the period ending March 31, 2014, provided, that prior to the delivery of such Financials, the Revolving Eurodollar Margin shall be 2.00% and the Revolver ABR Margin shall be 0.00%.  Adjustments, if any, to the applicable margins shall be effective five (5) Business Days after the Agent has received the applicable Financials.  If the Borrower fails to deliver the Financials to the Agent at the time required pursuant to this Credit Agreement, then the applicable margins shall be the highest applicable margins set forth in the foregoing table until five (5) days after such Financials are so delivered.  Without limitation of any other provision of this Agreement or any other remedy available to Agent or Lenders hereunder, to the extent that any financial statements or any information contained in any Compliance Certificate delivered hereunder shall be incorrect in any manner and Borrower shall deliver to Agent or the Lenders corrected financial statements or other corrected information in a Compliance Certificate (or otherwise), Agent may recalculate the Applicable Margin based upon such corrected financial statements or such other corrected information, and, upon written notice thereof to Borrower, the Loans shall bear interest based upon such recalculated Applicable Margin retroactively from the date of delivery of the erroneous financial statements or other erroneous information in question.

Schedule 1

Description of Specified IPO Transactions

Immediately Before the Closing of the Original Credit Agreement:

•                  Holdings approved its Amended and Restated Partnership Agreement, including the issuance of the incentive distributions rights contemplated thereby.

•                  Pursuant to the Amended and Restated Limited Partnership Agreement of Holdings, the board of directors of the Managing General Partner authorized the following to occur immediately prior to, but contingent upon, the initial public offering:

•                  Managing General Partner’s general partner interest in Holdings automatically split into general partner units; and

•                  Riverstone Holdings’ limited partnership interest in Holdings automatically split into (a) common units representing limited partner interests (“Common Units”) in Holdings and (b) subordinated units representing subordinated limited partner interests (“Subordinated Units”).

•                  Holdings received net proceeds from the issuance and sale of common units to the public.

At the Closing of the Original Credit Agreement:

•                  The public, through the underwriters, contributed cash (net of the underwriters’ discount), in exchange for Common Units in Holdings;

•                  Riverstone Holdings contributed Common Units to Managing General Partner as a capital contribution (the “Top-Up Units”);

•                  Managing General Partner contributed the Top-Up Units to Holdings in exchange for general partner units in Holdings

•                  Holdings (a) paid transaction expenses, and (b) contributed cash to USA Compression Partners as a capital contribution.

•                  USA Compression Partners used the funds received in the prior step to repay a portion of the obligations outstanding under the Original Credit Agreement.

After the Closing of the Original Credit Agreement:

•                  All current employees at USA Compression Partners were moved to a subsidiary of the Managing General Partner.

Schedule 5.8

Litigation and Contingent Obligations

None.

Schedule 5.9

Capitalization and Subsidiaries

USA Compression Partners, LP, a Delaware limited partnership

Capitalization:

4,998,928 Common Units and 14,048,588 Subordinated Units owned by USA Compression Holdings, LLC. 7,558,274 Common Units owned by Argonaut Private Equity, L.L.C. and certain related parties. 11,003,623 Common Units owned by public investors. 100% of general partnership interests owned by USA Compression GP, LLC (formerly R/C IV USA Compression Partners GP, LLC).

Office:	Austin, Texas

Organization:	Federal EIN: 75-2771546
Delaware Filing No.: 4992962

Subsidiaries:

USA Compression Partners, LLC, a Delaware limited liability company

Capitalization:	100% of membership interests owned beneficially and of record by USA Compression Partners, LP

Office:	Austin, Texas
Previously, Dallas, Texas

Organization:	Federal EIN: 26-3932764
Delaware Filing No.: 4610999

USAC Leasing, LLC, a Delaware limited liability company

Capitalization:	100% of membership interests owned beneficially and of record by USA Compression Partners, LLC

Office:	Austin, Texas

Organization:	Federal EIN: 26-3447808
Delaware Filing No.: 4604415

USA OpCo 2, LLC, a Texas limited liability company

Capitalization:	100% of membership interests owned beneficially and of record by USA Compression Partners, LP

Office:	Austin, Texas

Organization:	Federal EIN: 46-3505858
Texas Filing No.: 801839110

USAC Leasing 2, LLC, a Texas limited liability company

Capitalization:	100% of membership interests owned beneficially and of record by USA OpCo 2, LLC

Office:	Austin, Texas

Organization:	Federal EIN: 90-1012891
Texas Filing No.: 801839107

Schedule 5.12

Names; Prior Transactions

USA Compression Partners, LP:

Other Names:

USA Compression Holdings, LP

Prior Transactions:

On or about June 7, 2011, USA Compression Partners, LP changed its name from USA Compression Holdings, LP and was converted from a Texas limited partnership to a Delaware limited partnership.

USA Compression Partners, LLC:

Other Names:

None.

Prior Transactions:

None.

USAC Leasing, LLC:

Other Names:

None.

Prior Transactions:

None.

USAC OpCo 2, LLC:

Other Names:

None.

Prior Transactions:

None.

USAC Leasing 2, LLC:

Other Names:

None.

Prior Transactions:

None.

Schedule 5.14

Material Agreements

None.

Schedule 5.16

Ownership of Properties

None.

Schedule 5.22

Indebtedness

None.

Schedule 5.23

Affiliate Transactions

None.

Schedule 5.24

Real Property Owned

None.

Leases

Real Estate Lease:

1.              Office Lease dated October 22, 2009, by and between MCP 100 Congress, LLC (as successor in interest to Metropolitan Life Insurance Company) (Landlord) and USA Compression Partners, LLC (Tenant) covering the premises located at 100 Congress Avenue, Stes. 400, 450, 455 and 1550, Austin, TX 78701, as amended.

2.              Lease Agreement dated June 1, 2000, by and between Jeffrey G. Kaier and Tracy S. Kaier (Landlord) and USA Compression Partners, LP (Tenant) covering the premises located at 6 Four Coins Drive, Canonsburg, PA 15317, as amended.

3.              Sublease dated as of December 1, 2012, by and between USA Compression Partners, LLC (Landlord) and Contract Land Staff, LLC (Tenant) covering a portion of the premises located at 6 Four Coins Drive, Canonsburg, PA 15317.

4.              Lease Agreement dated December 1, 2009, by and between KBC Enterprises (Landlord) and USA Compression Partners, LLC (Tenant) covering the premises located 773 Cummings Street, Abingdon, VA 24210, as amended.

5.              Office Lease dated August 1, 2000, by and between Paradigm Realty Advisors, LLC (Landlord) and USA Compression Partners, LLC (Tenant) covering the premises located at 5801 East 41st Street, Suite 505, Tulsa, OK 74135, as amended.

6.              Lease Agreement dated December 1, 2009, by and between Baker Contracting Farms (Landlord) and USA Compression Partners, LLC (Tenant) covering the premises located at 804 Messenger Lane, Moore, OK.

7.              Lease Agreement dated July 31, 2009, by and between Ellie Enterprises, L.L.C. (Landlord) and USA Compression Partners, LLC (Tenant) covering the premises located at 10240 Hectorville Rd., Mounds, OK.

8.              Lease Agreement dated September 30, 2009, by and between Walt’s Body Shop, Inc. (Landlord) and USA Compression Partners, LLC (Tenant) covering the premises located at 1126 Route 6, Wellsboro, PA 16901, as amended.

9.              Commercial Lease dated April 1, 2010, by and between Brad Parker (Landlord) and USA Compression Partners, LLC (Tenant) covering the premises located at 120 Cartwright Park Road #100 and #101, Weatherford, TX 76088, as amended.

10.       Lease Agreement dated October 2, 2008, by and between SunnySide Properties (Landlord) and USA Compression Partners, LLC (Tenant) covering the premises located at 1830 Smith Township State Road #20, Slovan, PA 15078, as amended.

11.       Property Rental Agreement dated as of February 6, 2012, by and between Starbrick Associated Properties LLC (Landlord) and USA Compression Partners, LLC (Tenant) covering the premises located at 21722 Route 6, Lower Level East, Warren, Pennsylvania 16365.

12.       Lease Agreement dated April 28, 2010, by and between S & D Developments (Landlord) and USA Compression Partners, LLC (Tenant) covering the premises located at 2125 E. Walnut, Paris, AR.

13.       Rental Agreement dated as of July 16, 2008, by and between Eastern Manufacturing Incorporated (Landlord) and USA Compression Partners, LLC (Tenant) covering rent yard storage space  located at 100 East South Prairie, Haskell, Oklahoma 74436.

14.       Commercial Lease Agreement dated as of March 1, 2012, between JWL & JBL Properties, LLC (Landlord) and USA Compression Partners, LLC (Tenant) covering the premises located at 6524 Teamwork Trail, Suite 105, Corpus Christi, Texas, as amended.

15.       Lease Agreement dated as of April 30, 2012, between Arvest (Landlord) and USA Compression Partners, LLC (Tenant) covering the premises located at 3rd Floor, 5000 Rogers Ave., Fort Smith, Arkansas 72903.

16.       Commercial Lease Agreement dated as of May 14, 2012, by and between Wendell H. Stone Company, Inc. (Landlord) and USA Compression Partners, LLC (Tenant) covering the premises located at 400 Alpha Dr., Canonsburg, Pennsylvania 15317.

17.       Commercial Renewal Lease, dated as of June 10, 2011, by and between Hollingback, Inc. (Landlord) and  S&R Compression LLC (Tenant) covering the premises located at 401 Highway 270 East, Alderson, OK 74501.*

18.       Commercial Lease, dated November 18, 2008, by and between Brian Smith (Landlord) and  USA Compression Partners, LLC (Tenant) covering the premises located at 88 Clark Lane, Bourbounville, KY 40906.

19.       Commercial Lease Agreement, dated March 2012, by and between H&J Properties (Landlord) and  USA Compression Partners, LLC (Tenant) covering the premises located at 1189 Highway 65 North, Greenbrier, AR 72058.

20.       Self Service Storage Lease Agreement, dated December 1, 2011, by and between Antora Mini Storage (Landlord) and USA Compression Partners, LLC (Tenant) covering premises P.O. Box 1524, Decatur, Texas 76234.

21.       Lease Agreement, dated as of April 23, 2013, by and between Chris J. Mahan (Landlord) and USA Compression Partners, LLC (Tenant) covering the premises located at 403-A South White Street, Brookville, PA, 15825.

22.       Lease Agreement, dated as of May 1, 2013, by and between Betty L. Chambers (Owner) and  USA Compression Partners, LLC (Tenant) covering the premises located at 8 Express Lane, McAlester, Oklahoma.

23.       Lease Agreement , dated as of December 31, 2012, by and between  R. Anderson  & Son Excavating (Landlord) and  USA Compression Partners, LLC (Tenant) covering the premises located at HC 79 Box 43 Jacksonburg, West Virginia.

24.       Lease Contract, dated as of August 7, 2012, by and between TM Market Street, LLC (Landlord) and USA Compression Partners, LLC (Tenant) covering the premises located at Suite 6200 on the Second Floor of North Commons Building 6 at 9595 Six Pines Drive, The Woodlands, Texas.

25.       Commercial Lease Agreement, dated November 14, 2012, by and between  Sharppack Meadowridge, LLC (Landlord) and  S&R Compression LLC (Tenant) covering the premises located at 113 Meadowridge, Elk City, LA 73044.*

26.       Online Office Agreement, dated as of April 24, 2012, by and between Regus Management Group, LLC (Landlord) and S&R Compression LLC (Tenant) covering the premises located at The Woodlands Market Street, 9595 Six Pines Drive Suite 8210, Woodlands, TX. *

27.       Commercial Lease Agreement, dated February 24, 2010, by and between  Summit Machinery Co. (Landlord) and  S&R Compression LLC (Tenant) covering the premises located at 1193 Hwy 65 North.*

*                 Lease assumed in connection with acquisition of assets from S&R Compression LLC. As of closing date, assets acquired from S&R Compression LLC are not included in the Borrowing Base.

Public Warehouses or other storage locations:

1.              8’ x 20’ mobile storage container located at 5215 Rock Ridge Road, Cygnet, Ohio 43413

2.              D&G Self Storage, Units #15, #17 and #18, 444 W. Commerce, Fairfield, TX 75840

3.              Edinburg Storage Center, Unit #L-8, 1514 N. Closner, Edinburg, TX 78539

4.              Double B RV and Boat Storage, 1002 Highland Road - Spc #D20, Cleburne, TX  76033

5.              Cheyenne Self-Storage, 316 N 12th Street, Unit #77, Cheyenne, OK 73628

6.              I-20 Store-All, Inc., #13 Pittman Street Unit #81C and 150D, Longview, TX  75607

7.              MKW Self-Storage, 1110 W. Viggie Units 23 and 24, Hebbronville, TX  78361

8.              Moore & C Lock & Storage, # 2038 Good Springs Rd. Units #21 and 22, Heber Springs, AR

9.              Pena’s Quality Self-Storage, 3000 S US Hwy. 83 Spc 1, 2 and 4, Zapata, TX  78076

10.       S & S Storage LLC, 4813 Oklahoma Ave. Spc #C-118, C89 and F-195, Woodward, OK  73801

11.       Scotty’s Storage Trailer Rentals, Inc., 18 Rim Rock Rd., Russellville, AR 72802

12.       Statewide Storage Rentals dba America’s Self Storage, 2903 South Street, Nacogdoches, TX  75964

13.       Stor & Lok, 1107 Mobeetie, Wheeler, TX 79096

14.       Storage Solutions, 1704 O.W.K. Drive, Laredo, TX  78043-97

15.       K and C Hare LLC, 9th Street, Weleetka, OK  74880

16.       Bossier Village Lane LLC, 1907 Alfred #B, Bossier City, LA 71112

17.       Westbrook Properties, LLC, 8317 S.W. 3rd , Oklahoma City, OK 73128*

18.       Budget Storage, PO Box 487 Wynnewood, OK  73098*

19.       Dock and Lock Storage, 158 West Elm Street, Fairfax, OK 74637*

20.       Owen’s Mini Storage,  3235 US Hwy 277 Carrizo Springs, TX 78834*

21.       Downtown Storage, 310 ½ College  Alva, OK 73717*

22.       A&B Storage, 404 N. 1st Street, Canadian, TX 79014*

*                 Location assumed in connection with acquisition of assets from S&R Compression LLC. As of closing date, assets acquired from S&R Compression LLC are not included in the Borrowing Base.

Schedule 5.25

Intellectual Property Rights

PATENTS

None.

PATENT APPLICATIONS

None.

TRADEMARKS

Trademark	Registration Date	Registration Number
CompresSmart®	January 15, 2002	2,529,144

TRADEMARK APPLICATIONS

None.

COPYRIGHTS

None.

COPYRIGHT APPLICATIONS

None.

INTELLECTUAL PROPERTY LICENSES

Name of Agreement	Date of Agreement	Parties to Agreement
M2M compression unit monitoring license (trial program)	May 2012	M2M and USA Compression Partners, LLC

Schedule 5.26

Insurance

Posted separately with Lenders.

Schedule 5.32

Labor Matters

None.

Schedule 6.21

Other Investments

None.

Schedule 6.22

Liens

None.

Schedule 6.24

Affiliated Transactions

None.